UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PVH Corp.
(Name of Registrant as Specified In Its Charter)

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PVH

PROXY STATEMENT

Notice of 2026 Annual Meeting of Stockholders

PVH+ Plan
Build Calvin Klein and TOMMY HILFIGER into their full potential and make PVH one of the highest performing brand groups in our sector.
GROWTH DRIVERS
1 Win with the best product	2 Win with the best consumer engagement	3 Win in the digitally-led marketplace	4 Develop a demand- and data-driven operating model	5 Drive efficiencies and invest in growth
REGIONAL GROWTH OPPORTUNITIES

ENGAGE, EMPOWER & ENERGIZE OUR TEAMS
Our Work	Our People	Our Culture

Notice of 2026
Annual Meeting of Stockholders

The meeting will be held: Thursday, June 18, 2026 8:45 am (EDT) Online via live webcast Registered holders at: www.proxydocs.com/pvh Beneficial holders at: www.proxydocs.com/brokers/pvh

Purpose

1 Vote on the election of ten nominees for director to serve a one-year term

2 Vote on an advisory resolution to approve our executive compensation

3 Vote to approve amendments to our Stock Incentive Plan to increase the number of shares available for issuance under the Plan and modify the method of counting shares underlying full value awards for the purpose of the limits on awards that may be granted under the Plan

4 Vote to ratify the appointment of auditors to serve for the current fiscal year

We also will transact any other business that properly comes before the meeting.

Who can attend

•   Holders of record as of April 20, 2026, of PVH Corp. common stock or their proxies

•   Beneficial owners

•   Invited guests of PVH

Who can vote

Stockholders of record at the close of business on April 20, 2026.

How to attend

Our Annual Meeting will be conducted exclusively online via live webcast. Stockholders will be able to attend, vote and submit questions via the Internet by participating in the live webcast.

The webcast will begin promptly at 8:45 a.m. EDT on June 18, 2026. Online check-in will be available beginning at 8:30 a.m. EDT. You should allow ample time for the online check-in procedures.

Holders of record can participate in the virtual meeting by using the control number shown on their Notice Regarding the Availability of Proxy Materials or proxy card. If you hold your PVH shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your bank, broker or other nominee if you wish to participate in or vote at the Annual Meeting.

Stockholders will be able to view the stockholder list during the 10 days prior to the Annual Meeting and may submit questions before the Annual Meeting by sending an email to CorporateSecretary@pvh.com. For additional information, please see “General Information About the Annual Meeting” on page 100.

By Order of the Board of Directors,

Mark D. Fischer
Secretary
New York, New York
May 8, 2026

How to vote Your vote is important Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance to ensure they are counted.
By internet In advance of meeting www.proxydocs.com/pvh During the meeting Attend the meeting virtually and cast your vote electronically
By phone In the U.S. or Canada dial toll-free 1-866-883-3382
By mail Cast your ballot, sign your proxy card, and send in our prepaid envelope

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 18, 2026:

Our Annual Report to Stockholders for our fiscal year ended February 1, 2026, the Proxy Statement, and all other proxy materials are available at www.proxydocs.com/pvh.

PVH Corp. 2026 Proxy Statement / 1

Dear Fellow Stockholders

Stefan Larsson

Stefan Larsson, Chief Executive Officer

May 8, 2026

Dear Fellow Stockholders,

In 2025, we made meaningful progress on our multi-year journey to build Calvin and TOMMY into their full potential, and position PVH as one of the highest performing brand groups in our sector. While we still have work to do, I’m excited about the opportunities ahead.

Despite an uneven consumer and macroeconomic environment, we delivered a strong finish to the year, driven by the continued disciplined execution of our PVH+ Plan. We returned to revenue growth for the year, as planned, and delivered a non-GAAP operating margin of 8.8%*, including a negative 80 basis point impact from gross tariffs.

We generated over 200 basis points of annualized cost savings, and we further strengthened our supply chain, ending the year in a good inventory position and positioning us well for Spring 2026.

We also returned over $560 million of capital through stock repurchases, underscoring our belief in our long-term value creation potential.

At the core of our performance is the strength of our two iconic global brands. Throughout the year, we further sharpened our focus on product, marketing and marketplace execution, driving consumer engagement and cultural relevance into commercial success. For Calvin Klein, innovation in underwear and denim — supported by powerful global campaigns with superstars Bad Bunny and ROSALÍA — drove growth in these core franchises. Calvin also returned to the runway in 2025, creating a strong brand halo, and we opened new flagship stores in Tokyo and New York City.

For TOMMY HILFIGER, we brought the brand’s classic American Cool DNA to life through impactful cultural moments, including F1® The Movie, a new partnership with Cadillac Formula 1® and our first football partnership with Liverpool Football Club, driving strong consumer engagement globally. We also further improved our e-commerce experience, opened new stores globally, and in wholesale we unveiled our new shop-in-shop concept at the iconic Galeries Lafayette in Paris.

In the Americas, we delivered mid-single-digit top-line growth, driven by our wholesale channel and strength in our e-commerce business; in Asia, we delivered sequential improvements in our top-line performance each quarter over the course of the year; and in Europe, we delivered sequentially improving order books each season in wholesale, returning to growth beginning with our Fall ‘25 season.

2  /  PVH Corp. 2026 Proxy Statement

I would like to take a moment to reflect on the progress we’ve made through our multi-year PVH+ Plan journey. Since 2022, we have navigated a series of external headwinds and we have delivered significant operational progress across all five critical areas of the PVH+ Plan:

• Winning with our hero products and key growth categories;

• Driving strong consumer engagement with a full-funnel 360 approach;

• Strengthening our distribution in the marketplace, by deepening our partnerships with key wholesale partners and expanding our DTC business;

• Building a global, more demand-driven operating model; and

• Driving operational efficiencies to power our investments in growth and marketing.

We divested non-core businesses, focusing 100% of our attention behind Calvin and TOMMY and, on an underlying basis, we have grown those brands at a low-single-digit CAGR in constant currency since 2021.

Across our regions, we increased our Americas profitability to double digits, excluding tariffs; drove higher quality of sales through our initiative in Europe; and in APAC, we drove a mid-single-digit growth CAGR in constant currency over the period. We also announced a new collaboration with OpenAI to accelerate our goal of becoming a more data and demand-driven company.

What is most exciting about the journey ahead of us is the strength we have built with our consumers, especially with some of the most important consumer segments in the market. Our most recent consumer research confirms that Calvin and TOMMY are two of the most recognized and loved brands globally — particularly with Gen Z and younger Millennial consumers — and have clear product authority in some of the biggest and growing categories in the market. This is a result of our multi-year work to ignite Calvin and TOMMY’s brand DNA and make them even more relevant for today.

We are entering 2026 with positive momentum and remain focused on driving sustainable, profitable growth. While the macro environment remains uneven, our strategy is clear: to build on the strong foundation we have created to unlock the full potential of Calvin Klein and TOMMY HILFIGER and deliver long-term value to our stockholders.

Thank you for your partnership on this journey.

Sincerely,

Stefan Larsson, Chief Executive Officer

*  Reconciliations to GAAP amounts appear on Exhibit A

DEAR FELLOW STOCKHOLDERS / PVH Corp. 2026 Proxy Statement / 3

4 / PVH Corp. 2026 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. Disclosures in this Proxy Statement generally pertain to matters related to our 2025 fiscal year, which began on February 3, 2025, and ended on February 1, 2026.

References herein to “2025” and other years refer to fiscal years, which are designated by the calendar year in which they begin.

The Notice Regarding the Availability of Proxy Materials and the Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about May 8, 2026.

The meeting will be held:

Thursday,
June 18, 2026

8:45 a.m. (EDT)

Online via live webcast at:
Registered Holders at:
www.proxydocs.com/pvh

Beneficial holders at:
www.proxydocs.com/brokers/pvh

Record Date

April 20, 2026

Voting

•    Stockholders as of the record date are entitled to vote.

•    Each share of our common stock is entitled to one vote.

Admission

Attendance at the meeting will be limited to holders of record of our common stock as of the record date or their proxies, beneficial owners and invited guests of PVH. For additional information on how to attend the virtual meeting, please see “General Information About the Annual Meeting” on page 100.

Voting Matters and Board Recommendation
Voting Matters		Board’s recommendation	For more information
Proposal 1	Election of Directors	FOR each Director Nominee	Page 12
Proposal 2	Advisory vote on executive compensation	FOR	Page 37
Proposal 3	Approval of the amendments to our Stock Incentive Plan	FOR	Page 85
Proposal 4	Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2026	FOR	Page 94
What to look for We continue to focus on good governance and strive for transparency. This Proxy Statement discusses several significant 2025 actions. Among other things:

•   We maintained the components of our incentive compensation program that we put in place in 2023. At that time, we changed some of the metrics used in our awards and discontinued a prior practice of using earnings metrics in both annual and long-term awards. Specifically, we use

–  earnings before interest and taxes (“EBIT”) and revenue growth as the performance measures for our annual bonus awards; and

–  total stockholder return (“TSR”) and return on invested capital (“ROIC”) as the performance measures for our performance share unit (“PSU”) awards.

•   Our stockholders overwhelmingly approved the compensation of our Named Executive Officers (“NEOs”) at our 2025 Annual Meeting, with over 96% of the votes cast in favor of the advisory proposal.

•   We made no changes to the base salaries of any of our non-interim executive officers.

•   We discontinued the use of stock options in the compensation packages for our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). The value previously used for stock option awards was added to the restricted stock unit (“RSU”) awards these executives received. We believe this new mix enhances the resiliency of these compensation packages during the current uncertain and volatile times. The use of stock options is a minority practice among our compensation peer group, and in the broader market, and the elimination of them as a part of these executives’ compensation packages aligns all NEOs under the same long-term incentive (“LTI”) mix.

•   We recently amended our By-Laws to lower the threshold required for stockholders to call a special meeting from a majority to 25% of our outstanding shares, which is consistent with peer companies.

•   We continued to live our values; practice good governance; attract, develop and retain strong talent; and act as good corporate citizens.

PVH Corp. 2026 Proxy Statement  /  5

Director Election (page 12)

The following table introduces the current directors, all of whom are standing for re-election. Directors are elected annually by a majority of votes cast. At the Annual Meeting, proxies cannot be voted for more than ten nominees.

All directors are independent, except Mr. Larsson.

Director nominee	Age	Director Since (Tenure)	Other public company boards	Principal Occupation	% Board & committee meetings attended	Current Committee Memberships
						A&RM	C	NG&MD	CR
Jesper Andersen	55	2024 (1)	0	Executive Vice President and Chief Financial Officer, Lego Group	100%	●
Ajay Bhalla	60	2022 (4)	0	Former President, Cyber & Intelligence, Mastercard Incorporated	93%	●
Michael M. Calbert	63	2022 (4)	1	Former Chairman of the Board, Dollar General Corporation	100%		●	●
Brent Callinicos	60	2014 (12)	0	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.	100%	●			●
George Cheeks	61	2021 (5)	0	Chair of TV Media, Paramount	94%		●		●
Kate Gulliver	44	2024 (2)	0	Chief Financial Officer and Chief Administrative Officer, Wayfair Inc.	93%	●
Stefan Larsson	51	2021 (5)	0	Chief Executive Officer, PVH Corp.	100%
G. Penny McIntyre	64	2015 (11)	0	Former Chief Executive Officer, Sunrise Senior Living, LLC	100%				●
Amy McPherson	64	2017 (9)	1	Retired President and Former Managing Director, Europe, Marriott International, Inc.; Principal investor and consultant, Kids Know Best	100%	●		●
Amanda Sourry (Judith Amanda Sourry Knox)	62	2016 (9)	1	Former President, Unilever North America	100%		●	●
Number of meetings in 2025					*	10	7	4	4

Committee Key:

A&RM      Audit & Risk Management

C               Compensation

NG&MD   Nominating, Governance & Management Development

CR            Corporate Responsibility

● Committee Chair

*  The Board of Directors held five meetings during 2025.

6  /  PVH Corp. 2026 Proxy Statement  /  Proxy Summary

Demographics of Our Director Nominees

Director Nominee Skills

Our director nominees have a broad and diverse set of experience, qualifications, attributes and skills that are vital to the success of our business.

Operating Experience	Number of Directors
Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer (or performing similar functions)	7
Business Unit Chief Executive Officer, President, Chief Operating Officer or similar leadership position	7
Financial Expertise	6
Industry Experience
Consumer Products or Services	10
Digital/E-commerce	9
Technology/Cyber Risk/Information Security	5
Regulatory/Corporate Governance	6
International Experience	9
Risk Management	5
Sales/Marketing/Public Relations	8
Strategic Planning/Development	10
Human Capital Management	6

Proxy Summary  /  PVH Corp. 2026 Proxy Statement  /  7

2025 Business Highlights (page 38)

In 2025, we made important progress on our multi-year journey to build Calvin Klein and TOMMY HILFIGER into their full potential. In the context of an uneven consumer and macro-economic environment, we remained focused on what was within our control, and delivered on our revenue commitment, returning to revenue growth for the year.

We strategically leaned into product innovation and drove powerful consumer engagement for both Calvin Klein and TOMMY HILFIGER, bringing our two global iconic brands to life by focusing on each brand’s iconic DNA and making it current for today. We launched cut-through marketing campaigns that connect with culture and our consumers globally and have established partnerships with marquee sports teams, music superstars, actors and influencers that strengthen our brand expression and engage our consumers.

Our performance in 2025 was driven by our team’s relentless execution of the PVH+ Plan across regions. In Europe, Middle East and Africa (“EMEA”) we delivered sequentially improving wholesale order books each season, returning to growth beginning with our Fall 2025 season. In the Americas, we continued to outperform in our digital channels throughout the year, and in Asia Pacific (“APAC”), our top-line performance improved each quarter.

Our achievements on each of the five key growth drivers of the PVH+ Plan in 2025 power our brand-building consumer flywheel, where strong products lead to consumer engagement and brand desirability, which in turn leads to strong marketplace execution.

Key highlights include:

•   Win with the best product — We continued to bring newness to the biggest product categories, including Calvin Klein underwear (with our innovations in Icon Cotton Stretch & Icon Cotton Modal) and denim and TOMMY HILFIGER sweaters and polos.

•   Win with the best consumer engagement — Our brands came to life through full-funnel marketing that connects culture with our consumers, amplified by mega talent, across culturally relevant moments, including Calvin Klein’s partnership with music superstars Bad Bunny and ROSALÍA, to TOMMY HILFIGER’s global partnerships with Liverpool Football Club and the Cadillac Formula 1® team.

•   Win in the digitally-led marketplace — We strengthened and elevated the brand experience across social platforms, e-commerce and stores, and deepened our relationships with our key wholesale partners.

•   Develop a demand- and data-driven operating model — We continued to build out our demand- and data-driven supply chain, focusing on higher availability of important core products and increased stock freshness.

•   Drive efficiencies and invest in growth — We relentlessly focused on driving efficiencies, maintaining cost discipline and simplifying how we work globally to unlock over 200 basis points of annualized savings, while continuing to invest in growth initiatives and marketing campaigns.

In 2025, we achieved revenue growth across both brands, drove sequential quarter to quarter improvements in gross margin comparisons despite the negative impact of increased tariffs, and ended the year with healthy inventory levels. We also delivered on our commitment under the PVH+ Plan to return excess cash to stockholders, repurchasing 7.7 million shares for $561 million.

Revenue		The revenue results by segment were:

$9.0B

compared to $8.7 billion in 2024, a 3% increase. The revenue results by brand reflect:

•   Tommy Hilfiger revenue increased 4% compared to 2024 (increased less than 1%* on a constant currency basis)

•   Calvin Klein revenue increased 3% compared to 2024 (increased less than 1%* on a constant currency basis)

	EMEA	Americas	APAC	Licensing
	• EMEA revenue increased 5% compared to 2024 (decreased 1%* on a constant currency basis)	• Americas revenue increased 6% compared to 2024	• APAC revenue decreased 4% compared to 2024 (decreased 4%* on a constant currency basis)	• Licensing revenue decreased 2% compared to 2024

*   Reconciliations to GAAP amounts appear on Exhibit A.

8  /  PVH Corp. 2026 Proxy Statement  /  Proxy Summary

The following shows our performance against our compensation peer group for the one- and three-year periods ended 2025 based on revenue growth, EBIT growth, and overall ranking, as well as based on TSR.

1   Compensation Peer Group Revenue and Non-GAAP EBIT source was company filings as provided by FactSet Research Systems, Inc. (“FactSet”)

2   Individual list of Russell 3000 companies for TSR

3   Overall percentile rank excludes TSR vs. Russell 3000

Executive Compensation Highlights (page 43)

Our compensation program is designed to pay-for-performance. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase long-term stockholder value — and should reward them based on their success in attaining these objectives. In 2025, our pay-for-performance compensation program continued to align executive compensation with our strategic priorities and balanced short-term financial results with long-term shareholder value creation.

The financial measures for annual bonuses were total PVH EBIT and revenue, and, for NEOs who lead business units, EBIT and revenue for their respective business units. These measures were unchanged from 2024.

We also maintained from 2024 the performance measures for our PSUs using ROIC and relative TSR. As a result, PSUs continue to be evenly weighted between three-year average ROIC goals and three-year relative TSR goals as compared to a custom, industry-appropriate comparator group of companies consistent with our practices since 2021 (the “custom comparator group”). The custom comparator group was unchanged from 2024.

Each type of performance-based incentive award (PSUs and annual bonuses) continues to be subject to different performance measures, avoiding a duplicative impact on rewards based on the same performance measure. We believe that the financial measures of our reward programs strengthen our pay-for-performance approach and incentivize our executive officers for company performance.

All our executive officers participate in our incentive compensation programs, receiving 50% of their incentive award in PSUs and 50% in time-based RSUs, with the exception of Ms. Stone who receives 100% of her incentive award in RSUs as explained on page 52. We believe this approach drives alignment of strategic priorities and drives focus and consistency on performance.

There were no significant changes to the design of our compensation program in 2025 as compared to 2024 other than discontinuing the grant of stock options to our CEO and CFO, as discussed on page 40. The majority of the compensation packages for our Chief Executive Officer and other executive officers continued to remain aligned to PVH’s performance and consist of short-term and long-term incentive awards with payouts subject to the achievement of specific financial and strategic targets, and equity awards (RSUs and PSUs) continued to be linked to increasing shareholder value over time.

Proxy Summary  /  PVH Corp. 2026 Proxy Statement  /  9

Say-on-Pay

Our stockholders overwhelmingly approved the compensation of our NEOs at our 2025 Annual Meeting, with over 96% of the votes cast in favor of the advisory proposal. We are pleased that our stockholders have consistently supported our executive compensation program since we began holding say-on-pay votes in 2011 and consider this support in evaluating the effectiveness of our executive compensation program. As shown in the adjoining table, the percentage of votes cast in favor of our advisory proposals over the last five years has never fallen below 92%.

Compensation Mix

As shown below, the distribution of our executive’s full-year target compensation is significantly weighed towards performance-based long- and short-term, variable elements.

CEO
9% Base Salary
19% Bonus
PSUs 36%
RSUs 36%
91%
Performance Based

Other NEO[1]

PSUs 27%
23% Base Salary
77%
Performance Based
RSUs 27%
23% Bonus

1   Ms. Stone’s compensation package was established in respect to her role of Executive Vice President, Global Financial Planning and Analysis and prior to her serving as Interim Chief Financial Officer. As a result, her compensation package was not designed in the same way as the other NEOs and is not included in the graph above.

Governance Highlights (page 18)

PVH is committed to excellence in corporate governance and corporate responsibility, as evidenced by the policies and practices summarized below.

Independence

•   All of our directors are independent except for our CEO

•   Independent directors meet regularly in executive session

•   All members of the Board’s standing committees are independent

Accountability

•   Directors are elected annually by a majority vote (in uncontested elections)

•   We hold an annual stockholder advisory vote to approve NEO compensation

•   Incentive compensation for executives is subject to our Clawback Policy

Alignment With Stockholder Interests

•   Our executive compensation program emphasizes pay for performance

•   Executive officers, other members of our Executive Leadership Team and directors are subject to robust stock ownership guidelines

•   Directors and officers are prohibited from hedging and pledging our common stock

Board Practices

•   We have an independent Chair

•   Our Corporate Governance Guidelines are publicly available and reviewed annually

•   We have a rigorous annual Board, committee and individual director self-evaluation process

•   We have an ongoing refreshment process in place for the Board

10  /  PVH Corp. 2026 Proxy Statement  /  Proxy Summary

Governance

•   We are committed to the development of our associates and recognize that they are our greatest asset and key to our continued success

•   We continuously review governance practices and consider adopting additional best practice principles

•   We embrace clear, understandable and detailed financial reporting and corporate disclosure

•   Our Code of Business Conduct and Ethics, our Code of Ethics for our Chief Executive Officer and Senior Financial Officers, and the charters for all of our Board committees are available on our website

Corporate Responsibility

•   We are committed to delivering against our corporate responsibility commitments, and provide substantial information about our practices and policies on our website and in our annual Corporate Responsibility Report

•   We first adopted our A Shared Commitment code of conduct for suppliers and business partners in 1991, and have since expanded its scope and adapted its goals to embody our commitment to the workers who manufacture our products, their communities and the environment

2025 Governance Actions

We are continuing our pursuit of excellence in governance matters and of our commitment to corporate responsibility.

•   We have an on-going Board refreshment program, with a focus on the directors having a range of experiences and skills. As a result of this effort, four directors have joined our Board over the last four years. Coupled with director retirements and resignations, this has reduced the average tenure of our director nominees over the last five years from 8.8 years to 6.2 years.

•   We published our 17th annual Corporate Responsibility Report in 2025.

•   We recently amended our By-Laws to lower the threshold required for stockholders to call a special meeting from a majority to 25% of our outstanding shares, which is consistent with peer companies.

Proxy Summary  /  PVH Corp. 2026 Proxy Statement  /  11

Proposal 1:
Election of Directors

The PVH Board of Directors currently consists of ten directors, all of whom are nominees at the Annual Meeting. All nominees elected as directors at the Annual Meeting will serve for a term of one year or until their successors are elected and qualified. The Board of Directors is not currently aware of any reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of the ten nominees introduced below.

Proxies received in response to this solicitation will be voted FOR the election of all ten nominees unless the stockholder specifies otherwise.

The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast at an annual meeting. Our Corporate Governance Guidelines provide that a director seeking re-election who does not receive a majority vote from stockholders must offer a letter of resignation. The Nominating, Governance & Management Development Committee will make a recommendation to the full Board on whether to accept or reject any such resignation, or whether other action should be taken.

The Board must act on the Nominating, Governance & Management Development Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date election results are certified. The Committee and the Board may consider any factors and information they deem appropriate and relevant in making their respective decisions. The director who has tendered a resignation cannot participate in formal discussions about whether to accept that resignation.

12 / PVH Corp. 2026 Proxy Statement

Nominees for Election

Jesper Andersen	Executive Vice President and Chief Financial Officer, LEGO Group
Independent Age: 55 Director Since 2024 Committee • Audit & Risk Management	Experience

•   Executive Vice President and Chief Financial Officer of LEGO Group (a global toy company)
since October 2020

•   Chief Financial Officer at Upfield from 2018 to 2020

•   Chief Financial Officer at Beiersdorf from 2015 to 2018

•   Various finance leadership roles at Colgate-Palmolive in Europe, Asia and North America from
1994 to 2015

Expertise	Other public company boards

Mr. Andersen is a seasoned global leader with experience driving sustainable, brand-accretive growth at one of the most iconic, high-performing consumer brands in the world. He has strong financial acumen, omnichannel experience and a data-driven approach from over 25 years of global leadership experience.

• None
Ajay Bhalla	Former President, Cyber & Intelligence, Mastercard Incorporated
Independent Age: 60 Director Since 2022 Committee • Audit & Risk Management	Experience

•   President, Cyber & Intelligence, of Mastercard (a global technology company in the payments industry) and a member of Mastercard’s Executive Leadership Team and its Management Committee from 2018 to April 2024

•   President of Mastercard’s Enterprise Security Solutions business from 2014 to 2018

Expertise	Other public company boards

Mr. Bhalla has extensive experience in digital commerce and cybersecurity. His work has driven the development of technologies and solutions to help Mastercard provide safe, secure and frictionless interactions for consumers and its customers and partners around the world, helping to advance trust and inclusion in the digital ecosystem. This includes helping lead Mastercard’s pioneering work in the deployment of artificial intelligence (“AI”), digital and crypto currencies, digital identity solutions, and cybersecurity across the global payments industry. Mr. Bhalla also has experience in mergers and acquisitions, expanding customer segments and operating footprint, and risk and audit management. Additionally, he was involved in supporting Mastercard’s environmental, social and governance commitments.

• None

Proposal 1: Election of Directors / PVH Corp. 2026 Proxy Statement / 13

Michael M. Calbert	Former Chairman of the Board, Dollar General Corporation
Independent Age: 63 Director Since 2022 Chair Since June 2022 Committees • Compensation • Nominating, Governance & Management Development	Experience

•   Chairman of the Board, Dollar General Corporation (a discount retailer) from 2016 to February 2026

•   Member of the private equity firm KKR & Co. L.P., where he led the retail industry team from 2000 until his retirement in 2014

•   Chief Financial Officer of Randall’s Food Markets from 1997 to 1999

•   Certified public accountant with Arthur Andersen Worldwide from 1985 to 1994

Expertise	Other public company boards

Mr. Calbert is experienced with corporate finance and strategic business planning activities. As the former head of KKR’s global retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His former service on various private and public company boards in the retail industry, as well as his current service on the board of another public retail company, further strengthens his knowledge and experience. Mr. Calbert also has a significant financial and accounting background.

• Dollar General Corporation (since 2016) • AutoZone, Inc. (2019 to 2021) • Executive Network Partnering Corporation (2020 to 2022)
Brent Callinicos	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.
Independent Age: 60 Director Since 2014 Committees • Audit & Risk Management (Chair) • Corporate Responsibility	Experience

•   Chief Operating and Chief Financial Officer of Virgin Hyperloop One (an autonomous transportation company) from January 2017 to March 2018

•   Advisor at Uber Technologies, Inc. (an on-demand car service company) from 2015 to 2016

•   Chief Financial Officer at Uber from 2013 to 2015

•   Vice President, Treasurer and Chief Accounting Officer of Google Inc. (a global technology leader now known as Alphabet Inc.) from 2012 to 2013

•   Vice President and Treasurer of Google from 2007 to 2012

Expertise	Other public company boards

Mr. Callinicos has extensive experience working in treasury, financial and accounting roles in public companies and working with public company boards. He has been a senior executive at four companies and has served in several board advisory roles. He has substantial experience with corporate responsibility initiatives, including having run Green Energy Investing at Google.

• Baidu, Inc. (2015 to February 2025) • Rubicon Technologies, Inc. (2015 to February 2026; was a reporting company from 2022 to January 2025)

14 / PVH Corp. 2026 Proxy Statement / Proposal 1: Election of Directors

George Cheeks	Chair of TV Media, Paramount
Independent Age: 61 Director Since 2021 Committees • Compensation • Corporate Responsibility	Experience

•   Chair of TV Media of Paramount, a Skydance Corporation (a global media, streaming and entertainment company), the parent company of CBS, since August 2025

•   Co-Chief Executive Officer of Paramount from May 2024 to August 2025

•   President and Chief Executive Officer of CBS Entertainment Group (a news, entertainment and sports media company and studio) from 2020 to August 2025

•   Chief Content Officer, News and Sports, Paramount+ from 2021 to August 2025

•   Vice Chairman of NBCUniversal Content Studios from 2019 to 2020

•   Co-Chairman of NBC Entertainment from 2018 to 2019

•   Co-President of Universal Cable Productions and President of Late Night Programming at NBC Entertainment from 2017 to 2018

•   President of Business Operations and Late Night Programming at NBC Entertainment from 2014 to 2017

•   Executive Vice President of Business Operations at NBCUniversal from 2012 to 2014

Expertise	Other public company boards

Through his more than 25 years of experience in the media and entertainment industry, Mr. Cheeks has demonstrated a deep understanding of how an iconic brand grows with its audience in the context of changing distribution, culture, lifestyles and preferences. He has served in several senior executive positions with responsibility for creative, business and operational matters.

• None
Kate Gulliver	Chief Financial Officer and Chief Administrative Officer, Wayfair Inc.
Independent Age: 44 Director Since 2024 Committee • Audit & Risk Management	Experience

•   Chief Financial Officer and Chief Administrative Officer of Wayfair (one of the world’s largest online destinations for the home) since November 2022

•   Incoming Chief Financial Officer at Wayfair from May 2022 to November 2022

•   Chief People Officer at Wayfair from May 2016 to May 2022

•   Previously managed Wayfair’s Investor Relations team

Expertise	Other public company boards

Ms. Gulliver is a proven leader who has a consumer-centric, data-driven approach. She has held multiple leadership roles in finance, human relations and investor relations at a top ecommerce business and has diverse experience scaling a fast-growing digital business.

• None

Proposal 1: Election of Directors / PVH Corp. 2026 Proxy Statement / 15

Stefan Larsson	Chief Executive Officer, PVH Corp.
Age: 51 Director Since 2021	Experience

•   PVH Corp.’s Chief Executive Officer since 2021. Prior to his current role he served as President of PVH from 2019 through 2021.

•   President, Chief Executive Officer and Director of Ralph Lauren Corp. from 2015 to 2017, where he successfully refocused the company on what made it iconic, improved its performance, and set the path for future growth.

•   Global President of Old Navy (a division of Gap Inc.) from 2012 to 2015, where he helped deliver 12 consecutive quarters of profitable growth and positioned the brand among the top preferred brands among millennials in America.

•   For nearly 15 years, held multiple key leadership roles on the team responsible for growing H&M, with revenues increasing from approximately $3 billion to approximately $17 billion and operations expanding from 12 to 44 countries.

Expertise	Other public company boards

Mr. Larsson has a proven record of leadership and global experience in driving transformation and brand building in an increasingly dynamic and ever-changing consumer landscape. He is highly regarded for his strategic focus and operational track record. As PVH’s Chief Executive Officer, he provides insight to the Board on our business and management team, and drives the PVH+ Plan, his multi-year strategy for PVH’s next chapter of growth.

• None
G. Penny McIntyre	Former Chief Executive Officer, Sunrise Senior Living, LLC
Independent Age: 64 Director Since 2015 Committee • Corporate Responsibility (Chair)	Experience

•   Chief Executive Officer of Sunrise Senior Living, LLC (a provider of senior living services) from November 2013 to May 2014

•   President of the Consumer Group of Newell Brands from 2011 to 2012

•   Group President of Newell Brands’ Office Products Group from 2009 to 2012

•   Senior Vice President, General Manager, Functional Beverages (overseeing still beverages, such as water, tea and coffee) at The Coca-Cola Company, after holding a series of marketing positions of escalating responsibility, including Group Marketing Director, Europe, Asia and Middle East

Expertise	Other public company boards

Ms. McIntyre has extensive general management experience gained through operating consumer packaged goods businesses in multiple channels across multiple geographies. She has led sales, marketing and operations teams in Europe, Africa, Japan and the U.S. She has a background in consumer insights, brand building and digital commerce gained through her employment with Coca-Cola, Newell Brands and SC Johnson Wax.

• None

16 / PVH Corp. 2026 Proxy Statement / Proposal 1: Election of Directors

Amy McPherson	Retired President and Former Managing Director, Europe, Marriott International, Inc.; Principal investor and consultant, Kids Know Best
Independent Age: 64 Director Since 2017 Committees • Audit & Risk Management • Nominating, Governance & Management Development (Chair)	Experience

•   Principal investor and consultant to Kids Know Best, a kids-focused media business

•   President and Managing Director, Europe at Marriott (a global lodging company) from
2009 to 2019

•   Joined Marriott in 1986 and served in roles of increasing responsibility, including Executive Vice President of Global Sales and Marketing, Senior Vice President of Business Transformation and Integration, and Vice President of Finance and Business Development

Expertise	Other public company boards

Ms. McPherson has considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott, the world’s largest hotel company. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott’s global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.

• Royal Caribbean Cruises Ltd. (since 2020)
Amanda Sourry	Former President, Unilever North America
Independent Age: 62 Director Since 2016 Committees • Compensation (Chair) • Nominating, Governance & Management Development	Experience

•   President of Unilever North America (a personal care, foods, refreshment, and home care consumer products company) from 2018 to 2020

•   Head of Global Customer Development at Unilever from 2018 to 2019

•   President, Global Foods Category at Unilever plc from 2015 to 2017

•   Executive Vice President, Global Haircare at Unilever from 2014 to 2015

•   Executive Vice President of Unilever U.K. and Ireland from 2010 to 2014

Expertise	Other public company boards

Ms. Sourry has extensive global marketing and business experience in consumer products and customer development, including overseeing Unilever’s digital efforts. She has held roles in the U.S. and throughout Europe and served in global product positions. Ms. Sourry was actively involved in Unilever’s global talent and sustainability initiatives.

• The Kroger Co. (since 2021)

Proposal 1: Election of Directors / PVH Corp. 2026 Proxy Statement / 17

Corporate Governance

Independence

The Board of Directors has evaluated the independence of each of the directors and nominees for director in relation to the rules of the New York Stock Exchange (“NYSE”). The independence inquiry included the additional criteria for service on the Audit & Risk Management Committee and the Compensation Committee for the directors who are members of those committees. The Board determined that Mr. Larsson, our CEO, is not independent, and that each of our other current directors is independent.

In making these independence determinations, the Board of Directors considers whether a director has or had a relationship with PVH that would disqualify the individual from being considered independent under applicable regulations, that would require disclosure under applicable regulations, or that might otherwise be deemed material to the director, the director’s family or PVH, including whether there are any employment or consulting arrangements between any such individual and a third party that provides services to us. None of the directors, other than Mr. Larsson, has a material relationship with PVH, either directly or as a partner, stockholder or officer of an organization that has a relationship with PVH, nor does any other director have a direct or indirect material interest in any transaction involving PVH.

No family relationship exists between any director or executive officer of PVH and any other director or executive officer.

Leadership Structure of the Board

The Board believes that no single leadership model is necessarily best for PVH. Historically, the Board had a combined Chair and CEO with an independent presiding director. In 2022, in connection with the retirement of our former CEO as Chair, we reconsidered our Board leadership structure in light of our then new CEO and the evolving Board membership that resulted from our board refreshment program. As a result of that review, we made the decision to have an independent, non-executive Chair. The Board believes that having an independent director serve as Chair is the most effective leadership structure for the Board right now as it allows Mr. Larsson to focus on his responsibilities as Chief Executive Officer, including the execution of the PVH+ Plan.

Michael Calbert has served as Chair since June 2022. Mr. Calbert’s background as a public company director with extensive Chair experience, along with his deep expertise in the retail and consumer sectors, makes him qualified for the Chair role.

The duties of the Chair include:

•  Leading all meetings of the Board, including executive sessions of the independent directors;

•  Serving as the liaison between the non-management directors and the Chief Executive Officer;

•  Guiding the annual review of the Chief Executive Officer’s performance and compensation;

•  Serving as a sounding board for, and providing advice and guidance to, the Chief Executive Officer;

•  Discussing with management or approving non-routine information sent to the Board;

•  Ensuring implementation of Board requests on standing and timely agenda items;

•  Reviewing and approving meeting agendas;

•  Ensuring there is sufficient time for discussion of all agenda items;

•  Driving the Board refreshment program;

•  Calling meetings of the independent directors, if appropriate; and

•  Participating in, or consulting on, communications with stockholders, when appropriate.

We do not anticipate a situation in the foreseeable future where we would recombine the roles of Chair and CEO. Our Corporate Governance Guidelines provide that, if the Chief Executive Officer (or another associate) serves as Chair, or the Chair otherwise is not independent, the Nominating, Governance & Management Development Committee must nominate, and the independent directors must elect, an independent director to serve as presiding director. Any independent director serving as presiding director will have duties similar to those described for the Chair.

In addition to having an independent Chair (or presiding director, when applicable), the Board has adopted a number of governance practices to ensure effective independent oversight. Among these practices, which are set forth in our Corporate Governance Guidelines, are a requirement that the members of all key Board committees meet the independence requirements prescribed by the NYSE, and a policy that the Board will hold executive sessions of the independent directors at least four times each year.

18  /  PVH Corp. 2026 Proxy Statement

Risk Oversight

The Board of Directors oversees the management of risk related to the operation of our business. As part of its oversight, the Board receives periodic reports (generally annually) from members of senior management on various aspects of risk, including our enterprise risk management program, business continuity planning, and cybersecurity.

Our Board Committees oversee the management of risks that fall within their respective areas of responsibility, as described below.

The Audit & Risk Management Committee has principal Board-level responsibility for reviewing and assessing the company's significant risks (such as business, financial and financial reporting, cybersecurity, technology and data privacy risk) and management's program to assess, monitor and manage such exposures. In addition, this committee monitors the operation of our enterprise risk management program. It also meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.

The Compensation Committee considers, as part of its oversight of our executive compensation program, whether the incentive awards it administers are properly aligned with long-term stockholder value creation, corporate objectives, and our Code of Business Conduct and Ethics. It develops policies, such as our Clawback Policy, to mitigate potential risks, and annually performs an analysis of incentive compensation arrangements throughout the company to ensure they do not create excessive or unwanted risk.

The Nominating, Governance & Management Development Committee oversees risks related to governance issues. It administers an active succession planning process for the Chief Executive Officer, including to reduce risk in the event our Chief Executive Officer needs to be replaced on an emergency basis, and considers the implications when directors change their principal employment or seek new directorships to ensure there are no conflicts of interest or loss of skill set.

The Corporate Responsibility Committee is responsible for advising the Board and management with respect to potential risk to PVH's reputation and our role as a socially responsible organization. It monitors human rights, work conditions and environmental programs administered by our global Corporate Responsibility team, mainly with respect to the operations of suppliers and factories in our supply chain.

In performing their functions, each committee has full access to management, as well as the authority to engage advisors. Committee chairs report on their committees’ activities, including agenda items relating to risk, at each Board meeting following a committee meeting, and can raise risk issues with the full Board at that time. The Board and each of its committees also meets with, receives reports from, and works with management to navigate our company and businesses through the impacts of macroeconomic events as we seek to mitigate the effects through business, operational, financial and human capital management initiatives.

CORPORATE GOVERNANCE / PVH Corp. 2026 Proxy Statement / 19

Management is charged with managing risk. Management communicates routinely with the Board and Board committees on the significant risks that it has identified and how they are being managed. It provides the following reports and information to the Board’s committees.

To the Audit & Risk Management Committee

•   an annual enterprise risk management report that identifies our most significant operating risks and the mitigating factors that temper those risks, based on the results of an annual, in-depth exercise in which a broad spectrum of associates and executives from key areas and all regions work with an outside expert to identify relevant areas of risks and mitigating factors;

•   quarterly reports on the status of our network security framework, the status of information security initiatives and any new security incidents, and strategies implemented to address those risks;

•   reports at all meetings (other than the quarterly calls to review earnings releases and periodic reports) on our cybersecurity and data privacy efforts, including an annual in-depth review of strategy and initiatives for the coming year, presented by our Chief Information Security Officer (“CISO”);

•   reports at most meetings on risks and developments relating to our IT systems upgrades;

•   updates regarding changes in applicable accounting and financial reporting rules, as well as detailed presentations on significant accounting and financial reporting decisions made in connection with a press release or periodic report;

•   annual presentations from the global leads of our Compliance and Privacy teams (who report to our General Counsel) on the status and strategies of our global programs, significant caselaw and regulatory developments and reports, recent and planned training, and whistleblower hotline activity;

•   reports on claims of fraud and auditing and accounting irregularities, as well as legal claims with potentially material impact, when they arise; and

•   presentations on insurance and other areas of risk and risk management.

To the Compensation Committee • an annual risk assessment that analyzes the risks represented by each component of the compensation program, as well as mitigating factors.
To the Nominating, Governance & Management Development Committee

•   the results of the rigorous annual evaluation program of individual directors, the Board and Board committees in order to determine if they are performing effectively and in the best interests of PVH and our stockholders; and

•   developments in governance practices in the areas of stockholder rights and board structure and governance, which are considered as part of the committee’s annual review of our policies and charter documents.

To the Corporate Responsibility Committee

•   our response to climate and environmental risk, including cross-sector collaboration on global solutions and relevant policies, and evolving business practices, such as reducing waste, prioritizing environmentally preferred raw materials, and investing in renewable energy; and

• updates on significant corporate responsibility-related events and activities impacting the industry, including human rights risks.

20 / PVH Corp. 2026 Proxy Statement / CORPORATE GOVERNANCE

Cybersecurity and Data Privacy

Cybersecurity and Data Privacy are priority matters as part of our management of risks. Our principal objectives are to protect our information technology equipment, networks, systems, and data (associate, consumer, customer and other business partners) globally, as well as our intellectual property and confidential business information.

In support of these objectives, our Information Security Group (“ISG”), a function that spans our organization, has designed a strategy using the National Institute of Standards & Technology (“NIST”) Cybersecurity Framework version 2.0 to mitigate cybersecurity risks that could result in the unauthorized access to and disruption of systems, as well as unauthorized access to and acquisition and manipulation of data. In addition, ISG regularly meets with its business partners on cyber risk education and mitigation through communication of our projects and standards. Our CISO, who reports to our Chief Technology and Information Officer, is responsible for implementing the cybersecurity strategy.

We have a cybersecurity incident response plan and dedicated teams to respond to incidents. Cross-functional teams assess priority and severity, and external experts, including legal counsel, may be consulted. Our cybersecurity teams respond to incidents based on severity levels and improve our plans through regular table top exercises, penetration tests and simulations.

ISG has implemented and continues to improve comprehensive cybersecurity standards, security tools, associate training programs, and security breach procedures to build a best-in-class program. An annual training program for all associates includes an online cybersecurity training course designed to educate associates on how to protect sensitive information and on best practices. To measure the effectiveness of this program, we deliver monthly phishing exercises and provide additional training to any associate who has demonstrated low levels of phishing awareness by failing testing. We also offer role-based training for regulatory compliance, and work with external partners to develop and deliver training to identify and mitigate cybersecurity risks.

In addition, we conduct cybersecurity assessments with independent firms and annual evaluations for compliance with PCI-DSS (Payment Card Industry — Data Security Standards), and benchmark maturity assessments aligned with the NIST Cybersecurity Framework.

Our Internal Audit Department evaluates our information security program and various information security and cybersecurity audits that are performed annually, as well as through internal controls testing under Section 404 of the Sarbanes-Oxley Act.

The Audit & Risk Management Committee, with the support of management, engages an independent cybersecurity firm to provide advisory services and annual training and awareness to the Board. This provides the Board with an independent outside perspective on our cybersecurity program and keeps them abreast of cybersecurity trends affecting the industry.

CORPORATE GOVERNANCE / PVH Corp. 2026 Proxy Statement / 21

Board, Committee and Director Evaluations

The Board believes it is important to address its role, the presentation topics at its meetings, and its capabilities and effectiveness on a regular basis. Board, director and committee evaluations — and discussions about the results of those evaluations — are integral to this process. The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process.

1. Questionnaires designed and distributed

The Nominating, Governance & Management Development Committee uses comprehensive questionnaires covering the Board and each committee. The Board questionnaire includes rated and open-ended questions about the individual performance of each director (in regard to commitment, participation, preparedness and contributions) and the willingness of directors to act independently and to constructively challenge management on strategy, decisions and performance. The Board and committee questionnaires also contain questions relevant to management on topics such as support of and responsiveness to the Board, availability of management outside of meetings, the content of presentations, the appropriateness of agenda items, and the sufficiency and timeliness of information provided to the Board in advance of or between meetings. Directors also complete individual self-assessments. The form and content of all our questionnaires are reviewed annually and revised as necessary.

2. Responses collected

All directors are required to complete these questionnaires and the self-assessment. The questionnaires for each committee are also completed by executives and outside advisors who regularly attend the relevant committee’s meetings. In addition, members of management provide feedback on the performance of the Board and individual directors.

3. Results reviewed

The results of the Board questionnaires and individual self-assessments, along with management’s feedback, are initially reviewed by the Nominating, Governance & Management Development Committee to determine the key issues to be presented to the full Board, the manner of that presentation, and any issues to be addressed with individual directors. The aggregated results for the Board, along with comments (without attribution), are provided to every director, and the input regarding individual committees is provided to the committee members. The independent directors hold a meeting annually to discuss the results of and comments received on the Board questionnaires and to develop and implement plans for improvement. Similarly, the members of each committee consider their survey results and comments at a regular meeting.

4. Feedback delivered

The Chair (or if the Chair is not an independent director, the presiding director) or the Chair of the Nominating, Governance & Management Development Committee speaks to individual directors about personal performance issues raised and provides suggestions for improving performance or addressing particular needs. The Chair (or presiding director) also meets individually with each of the other independent directors on an annual basis to discuss their performance based on the Chair’s (or presiding director’s) own observations, management feedback, and discussion at meetings of the Nominating, Governance & Management Development Committee. In addition, relevant findings are communicated to management if there is a need for solutions to improve the effectiveness of the Board and Board meetings. Finally, based on the results of this evaluation process, the Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations on particular topics.

The Nominating, Governance & Management Development Committee intends to retain an outside consultant to assist with an assessment of the Board and the directors after it completes the current phase of the refreshment process.

22 / PVH Corp. 2026 Proxy Statement / CORPORATE GOVERNANCE

Board Refreshment

Evaluating current Board composition

The Nominating, Governance & Management Development Committee follows a formal, ongoing process for director succession and is actively engaged in a refreshment process to ensure we have the appropriate breadth and depth of experience on the Board to effectively perform the Board’s responsibilities. The addition of four new independent directors in the last four years, and the fact that only four nominees have a tenure of nine to 12 years, demonstrates the success of this process.

The refreshment process has several goals:

•   identify qualities and skills needed for service on our Board;

•   identify the qualities and skills each current director possesses;

•   assess how the current directors deploy their qualities and skills for the benefit of PVH;

•   determine whether any additional skill sets or other attributes are necessary to fill gaps in the current Board;

• establish a succession strategy and execute against that strategy, including planning well in advance of mandatory retirements; and • perform on-boarding and transitioning for new directors.

The Nominating, Governance & Management Development Committee uses a skills matrix to assess the strengths and needs of the Board in relation to our current business strategy, expected future strategic needs, and the current state of our industry. The matrix incorporates areas of operating and industry experience that Committee members have determined should be represented on our Board, as well as skills that governance and self-regulatory organizations and our investors consider when evaluating boards of directors. Using directors’ self-assessments and assessments from the other directors and management, the Committee populates the matrix, showing the extent to which each current director has the desired qualities and skills.

The Nominating, Governance & Management Development Committee regularly reviews the skills matrix, along with individual director demographics, tenure and committee memberships, and considers our total Board composition and demographics compared to our peers and evolving governance practices, to determine whether we need to add directors with specific qualities or skills. As part of the Board’s refreshment process, the Committee reviewed the skills matrix and decided to expand the desired skills and experience in 2024 to ensure the composition of the Board remains appropriate, including taking into account the company’s PVH+ Plan strategy announced in 2022.

CORPORATE GOVERNANCE / PVH Corp. 2026 Proxy Statement / 23

Director Nominee Skills

We believe our directors should possess high personal and professional ethics and integrity and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experience in areas that are relevant to the global nature of our operations and the PVH+ Plan. We believe that the following are key areas of experience, qualifications and skills that should be represented on the Board.

C-Suite Experience

Experience in a C-suite position enables a director to provide us with valuable insight into organizational behavior and processes, an understanding of strategy development and execution, important knowledge about a range of challenges and issues facing large companies, and deep functional expertise.

Business Unit Leadership Experience

Directors with business leadership experience within a large enterprise offer us practical and tested perspectives on oversight of organization and strategic planning, including in the areas of talent development, driving change and long-term growth.

Financial Expertise

Knowledge of financial markets, financing and financial reporting processes enables a director to provide us with effective oversight and advice in respect of our financial position, financing activities and capital structure and financial reporting.

Consumer Products or Services

Directors with expertise in consumer products and services have experience and perspectives that are essential to the execution of our growth strategy and efforts to increase market share in a competitive industry.

Digital/E-commerce

In-depth knowledge of or experience with digital transformations and digital workflows enables a director to provide us with insight and advice in support of our digital-first, 360-degree consumer engagement to win with and meet consumers on their terms in new and engaging ways.

Technology/Cyber Risk/Information Security

Directors with a background or experience in information technology/software, cybersecurity or technology can offer valuable perspectives on the development of advanced technologies and innovative solutions, and also serve a critical role in the Board’s oversight of cybersecurity risks.

Regulatory/Corporate Governance

Directors with knowledge of the legal and regulatory framework in which we operate help evaluate risks and how our business may be impacted by governmental actions, public policy, and regulatory changes and enforcement, and also ensure that the Board performs its obligations and operates with stockholders in mind in all regards.

International Experience

Directors who have conducted business or operations outside of the United States provide perspectives and insights on international business, politics and culture that are invaluable to a global company with operations and sales around the world.

Risk Management

Knowledge and experience in managing major risk exposures for complex, large organizations, including significant financial, operational, compliance, reputational, strategic, international and cybersecurity risks, enable a director to provide input critical to the Board’s risk oversight role.

Sales/Marketing/Public Relations	Directors with expertise in brand development, marketing and sales at a global scale and in local markets can provide important support to our PVH+ Plan strategy.
Strategic Planning/Development

Directors with proficiency in overseeing long-term business transformations and mergers and acquisitions have the knowledge to provide advice and insight into matters such as our M&A activities, licensing opportunities, and decisions to form joint ventures or make strategic investments.

Human Capital Management

Human resources (including people and culture) experience is increasingly important to our success, and directors having this expertise can be key to executing our strategies for hiring talent, rightsizing our organization, developing high potential and high performing talent, and creating the culture we seek to help our businesses grow and thrive.

24 / PVH Corp. 2026 Proxy Statement / CORPORATE GOVERNANCE

The Nominating, Governance & Management Development Committee believes our Board of Directors is most effective when its members represent a mix of perspectives and backgrounds and the attributes, skills and experience shown below.

	Jesper Andersen	Ajay Bhalla	Michael M. Calbert	Brent Callinicos	George Cheeks	Kate Gulliver	Stefan Larsson	G. Penny McIntyre	Amy McPherson	Amanda Sourry
Operating Experience
Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer (or performing similar functions)	●		●	●	●	●	●	●
Business Unit Chief Executive Officer, President, Chief Operating Officer or similar leadership position		●		●	●		●	●	●	●
Financial Expertise	●		●	●		●	●		●
Industry Experience
Consumer Products or Services	●	●	●	●	●	●	●	●	●	●
Digital/E-commerce	●	●		●	●	●	●	●	●	●
Technology/Cyber Risk/Information Security	●	●		●		●			●
Regulatory/Corporate Governance	●	●	●	●	●	●
International Experience	●		●	●	●	●	●	●	●	●
Risk Management	●	●	●	●		●
Sales/Marketing/Public Relations	●	●		●		●	●	●	●	●
Strategic Planning/Development	●	●	●	●	●	●	●	●	●	●
Human Capital Management					●	●	●	●	●	●
●	Direct experience
●	C-suite experience managing a business with this component or experience obtained as a result of directly overseeing this function
●	C-suite experience managing a business with international operations

CORPORATE GOVERNANCE / PVH Corp. 2026 Proxy Statement / 25

Director qualifications

The Nominating, Governance & Management Development Committee considers the broad array of attributes of the Board and potential candidates in selecting new directors. In connection with the current Board refreshment program, the Committee has instructed search and recruiting firms to include candidates with a broad array of attributes in all pools of prospective directors that they present but does not have a specific diversity policy. In practice, the Committee reviews whether a candidate would contribute to the diversity of skills, abilities, and experience as well as have different backgrounds.

Identifying potential new directors

In evaluating potential new directors, the Nominating, Governance & Management Development Committee will consider the needs identified by our formal review process and the resulting skills matrix, and also may consider factors such as each candidate’s professional experience; business, charitable or educational background; performance in current position; reputation; age; and service on other boards of directors. Potential candidates have been identified at various times by members of the Board, by third-party search and recruiting firms retained for that purpose (as was the case with our newest independent directors), and by senior executives.

The Nominating, Governance & Management Development Committee will consider a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupation(s) and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary. The expectation is that candidates recommended by stockholders will be evaluated in substantially the same way we evaluate candidates identified by the Committee.

Proxy access

We have a proxy access provision in our By-Laws. This provision allows qualified stockholders to nominate director candidates for election to our Board, and for those candidates to be included in our proxy materials. Under the proxy access provision, a group of up to 20 stockholders that collectively has owned at least 3% of our common stock for at least three years may nominate director candidates constituting up to the lesser of two directors and 20% of our Board, subject to certain informational and procedural requirements.

The Nominating, Governance & Management Development Committee evaluated a number of different factors and potential formulations in adopting our proxy access provision before recommending it to the Board for approval. We believe the provision gives stockholders a meaningful opportunity to participate in the director nomination process, while also imposing reasonable thresholds to avoid unnecessary administrative costs and to ensure the nominating stockholders have an appropriate and genuine interest in PVH and its governance.

Mandatory retirement

Directors cannot be nominated for re-election if they will be 72 years old on the date of the applicable annual meeting. The Board believes that imposing a mandatory retirement age is an effective way to ensure director refreshment.

Stockholder Engagement

We regularly engage with stockholders to understand their concerns and their perspectives on our company and our business. We meet with and speak to stockholders during appearances by management at scheduled events, as well as in one-on-one meetings and through conference calls held throughout the year. Our CEO, CFO, and leader of our Investor Relations team held discussions during 2025 with approximately 90% of our top 15 stockholders who are active managers (i.e., excluding index funds and others who do not meet with management) and who hold approximately 35% of PVH’s outstanding shares. Additionally, these executives have held meetings with stewardship teams of passive and active investors. Others who have met with investors include our Chair, our General Counsel, and our Chief Sustainability Officer.

We held discussions during 2025 with approximately 90% of our top 15 stockholders who are active managers

Our discussions with stockholders in 2025 often centered on the PVH+ Plan, our multi-year strategic plan to build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and build PVH into one of the highest performing brand groups in our sector.

26 / PVH Corp. 2026 Proxy Statement / CORPORATE GOVERNANCE

Other common issues discussed included:

•   Our long-term growth targets

•   Our senior leadership team

•   Growth opportunities for each of our branded businesses, including regional and category opportunities

•   Our plans and perspectives on, as well as expected impact on us of, macroenvironmental issues

•   The competitive landscape and how we are positioned to gain market share globally

•   Our initiatives to grow digital commerce

•   Our consumer engagement initiatives, both globally and regionally

•   Our development of a demand- and data-driven operating model, including infrastructure investments such as supply chain optimization and speed-to-market initiatives

•   How we are driving operating efficiencies across each of our businesses to improve our cost competitiveness

•   Free cash flow, particularly how it is used for capital allocation, such as stock repurchases and dividend policy

•   Our corporate responsibility program

We also engage with stockholders on our compensation practices and pay-for-performance alignment, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

Feedback from our stockholders typically is positive, and we generally have not received any requests to undertake changes to our compensation practices, adopt corporate governance measures, undertake additional (or enhance existing) corporate responsibility initiatives, or expand our engagement practices.

Director On-Boarding

We believe a wide-ranging orientation is important in positioning new directors for success, so we conduct a comprehensive on-boarding process. Our Board orientation includes pairing each new director with a seasoned member of the Board who serves as a peer mentor for the first three to six months. In addition, new directors participate in a corporate, business and financial orientation program that involves substantive individual meetings with the members of our Executive Leadership Team and others. For example, the Chief Executive Officer will brief new directors on current business; the Chief Financial Officer will speak about our financial performance and capital structure; a member of the Corporate Strategy team will discuss strategy; the General Counsel will discuss corporate governance, periodic reporting and stock-related matters; the Chief People Officer will report on human resources strategies, key talent and succession planning; and the leader of our Investor Relations team will discuss the stockholder base and investor relations. In addition, senior executives of our brand businesses provide an overview of their respective businesses. The orientation extends to the Board committees on which a new director will sit and includes an introductory session with the Chair or other committee members and potentially executives and outside advisors who work with the committee. New directors receive Securities and Exchange Commission (“SEC”) filings and other information as a background resource. We endeavor to have all new directors visit our European headquarters in Amsterdam within their first year of service.

Ongoing Director Education

We have created a website for directors that is part of our PVH University learning management platform. The site provides directors with access to information on director educational conferences and programs, our PVH Complies compliance training courses, and the extensive library of courses we offer to our associates. To help directors use the site more efficiently, programs, conferences and classes recommended by other directors and our Talent Development team are flagged.

We encourage directors to pursue educational opportunities to enable them to better perform their duties and to learn about emerging issues. Moreover, our Corporate Governance Guidelines strongly encourage directors to attend at least one external director education program per year. We provide access to educational materials and resources, including subscriptions to outside publications relevant to governance and our industry, and membership in governance organizations. We do not limit the amount of time or money that can be spent on director education, although we do evaluate the courses and conferences to confirm the subject matter is appropriate for the director and their role. We recommend courses that directors have found worthwhile, and directors can identify other programs they think will support them in their roles. Directors attended six external courses and conferences in 2025 on topics including cybersecurity, board operations, talent and compensation, and CEO succession.

The Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations based on results from the Board questionnaires and individual director self-assessments.

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We often incorporate travel to PVH facilities and facilities operated by business partners to educate directors on our global operations, as well as matters related to the committees on which they serve. For example, the Board traveled in 2025 to Amsterdam, where our European headquarters is based, and Board members visited our stores and operations in Roermond and Düsseldorf, Germany, as well as competitor and wholesale partner stores in those cities, in connection with this trip. Those visits enabled the Board to meet with key members of management in those offices, to meet the country managers of each European office, and to tour our offices and certain key retail operations. We plan to have at least one trip to company facilities, stores, customer or competitor locations, or international markets or offices each year.

Restrictions on Other Board Service

In order to ensure that our directors have time to commit to service on our Board, our Corporate Governance Guidelines restrict their ability to accept other board seats. In particular, the Chief Executive Officer may not serve on more than one other public company board, and no other director may serve on more than three other public company boards. A director who serves as a “Section 16 officer” of a public company or in an equivalent position at a private company is limited to board service at the company at which the director is employed and one other public company.

Any director who wishes to join another company’s board (other than the board of a non-profit company) must first get approval from the full Board, the Nominating, Governance & Management Development Committee, or both. Such approval will be based on whether the director’s proposed additional board service would conflict with PVH policy or the director’s responsibility to PVH, whether due to the nature of the business, the timing of meetings, work demands or otherwise.

Management Succession Planning

The Nominating, Governance & Management Development Committee engages in detailed succession planning. Succession plans for the Chief Executive Officer and the executive leadership team are reviewed regularly by the CEO and Chief People Officer with the Committee. Status reports on talent and succession plans are presented to the full Board annually.

The succession planning process includes identifying and developing plans for promising internal candidates as well as monitoring external talent. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises.

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Committees

The Board of Directors has four standing committees: Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility. Each committee has a written charter adopted by the Board of Directors that is available on our website at PVH.com/investor-relations/governance. The Board has determined that all members of the four standing committees satisfy the independence requirements under NYSE listing standards and SEC rules.

Audit & Risk Management Committee
Members Brent Callinicos (Chair) Jesper Andersen Ajay Bhalla Kate Gulliver Amy McPherson 10 meetings in 2025

The Audit & Risk Management Committee is directly responsible for the appointment, compensation, and oversight of the work of the outside auditing firm. In addition, the Audit & Risk Management Committee helps the Board fulfill its oversight functions relating to the quality and integrity of our financial reports by:

•   monitoring our financial reporting process and internal audit function;

•   monitoring the outside auditing firm’s qualifications, independence, and performance; and

•   performing such other activities consistent with its charter and our By-Laws as the Committee or the Board deems appropriate.

The Board has determined that all members of the Audit & Risk Management Committee meet the heightened independence requirements for purposes of audit committee service under NYSE listing standards and SEC rules, and each of Mr. Callinicos, Mr. Andersen, Ms. Gulliver and Ms. McPherson qualifies as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee
Members Amanda Sourry (Chair) Michael M. Calbert George Cheeks 7 meetings in 2025

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee also has overall responsibility for evaluating and approving, or recommending to the Board for approval, certain compensation plans, policies, and programs applicable to our Section 16 officers, and is responsible for preparing the Compensation Committee Report that appears in this Proxy Statement. The Compensation Committee is authorized to delegate limited authority to enable appropriate corporate officers to make equity awards subject to parameters the Committee establishes. For more information on the authority granted to our Chief People Officer to grant equity awards, see “Compensation Committee Process,” which begins on page 44.

Our Chief Executive Officer; Chief People Officer; Executive Vice President, Head of Global Rewards; and General Counsel regularly attend and participate in Compensation Committee meetings, as do representatives of Frederic W. Cook & Co., the Committee’s independent compensation consultant since December 2024. For more information on the independent compensation advisor, see “Independent Compensation Consultant,” which begins on page 45.

The Board has determined that all members of the Compensation Committee meet the heightened independence requirements for purposes of compensation committee service under SEC rules.

There were no interlocks or relationships involving any member of the Compensation Committee during 2025 that are required to be disclosed under the SEC’s rules or proxy regulations.

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Nominating, Governance & Management Development Committee
Members Amy McPherson (Chair) Michael M. Calbert Amanda Sourry 4 meetings in 2025

The Nominating, Governance & Management Development Committee is charged with:

•   identifying individuals qualified to become Board members;

•   recommending director nominees to the Board;

•   recommending members for each Board committee;

•   overseeing Board, committee and director evaluations;

•   reviewing the Corporate Governance Guidelines and recommending changes to the full Board;

•   conducting Chief Executive Officer succession planning, and receiving detailed succession planning presentations for senior management;

•   monitoring senior management development; and

•   monitoring issues of corporate culture and conduct.

The Committee has primary responsibility for human capital management matters.

Corporate Responsibility Committee
Members G. Penny McIntyre (Chair) Brent Callinicos George Cheeks 4 meetings in 2025

The Corporate Responsibility Committee is charged with acting in an advisory capacity, generally consisting of oversight and guidance, to the Board and management with respect to policies and strategies that affect PVH’s role as a responsible organization. The Committee receives reports on The PVH Foundation (our charitable and philanthropic organization), our efforts to foster an inclusive work environment to unlock the full potential of all our associates and our business, and other ways we advance our core values. The Committee also oversees health and safety issues.

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Meetings

Our Corporate Governance Guidelines require all members of the Board of Directors to use reasonable efforts to attend, in person or by telephone or video conference, all meetings of the Board and of any committees on which they serve, as well as the annual meeting of stockholders. All of our directors attended the 2025 Annual Meeting of Stockholders, and we expect all them to attend the 2026 meeting. There were five meetings of the Board of Directors during 2025.

98% attendance at Board meetings and 98% at Committee meetings
Board meetings typically cover four categories of business, as described below.

•   Corporate governance matters. These discussions include approval of minutes and dividends, committee reports, and the review of committee charters, Board policies, and SEC filings.

•   Standing agenda items. These discussions address matters such as business and financial updates, budget review and approval, corporate strategy and strategic opportunities/alternatives, capital structure, stockholder activism, and updates on enterprise risk management, corporate responsibility and other programs.

•   Topical issues. The Board receives presentations on and, as appropriate, considers matters such as competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs, and initiatives like speed-to-market, sourcing, health and safety of employees and those in our supply chain, leadership transitions and organizational restructurings.

•   Transaction-related discussions and approvals. The Board discusses issues such as financings, acquisitions and joint ventures when they arise.

To ensure that the Board is fully informed about issues under discussion, meetings often include presentations by our corporate officers, senior executives or internal subject matter experts, and outside advisors and consultants. One meeting each year typically is convened to give directors an opportunity to consider and discuss at length matters such as strategy, opportunities, business strengths and weaknesses, and competitive threats. This meeting also provides the directors with exposure to and the opportunity to interact with a large contingent of executives from the global management team. These interactions help the Board assess the talent pool globally.

Executive Sessions

Each Board meeting begins in an executive session of all the directors. This session includes an overview of the agenda by the Chief Executive Officer and a preview of some of the key issues confronting management. In addition, the executive session gives directors an opportunity to prepare possible lines of questioning for management and outside advisors and enables the Board to discuss issues that they do not want to raise with the rest of management present. Additional members of management are often invited to participate in parts of these sessions in order to discuss discrete items.

Our independent directors also meet at the end of each regular meeting (and other times) in executive session to discuss Board presentations, management performance, and the performance of our Chief Executive Officer. Our Chair (or if the Chair is not an independent director, the presiding director) leads these sessions.

CEO Evaluation

The Chair (or if the Chair is not an independent director, the presiding director) meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the CEO’s performance and to suggest areas for improvement. The discussion is based on a robust written evaluation with input from all directors on goals, objectives and performance, including in respect of leadership and people, strategic planning, financial results, external relations and Board relations. Feedback is elicited through a written performance evaluation completed by each director that solicits both quantitative and qualitative responses regarding these key areas of performance.

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Transactions With Related Persons

SEC rules require us to disclose certain transactions with “related persons.” These are transactions, with some exceptions, involving amounts in excess of $120,000 between PVH on one side and one of the following categories of people on the other side:

• a current director or executive officer; • a person who, during our most recently completed fiscal year, served as a director or executive officer; • a nominee for director;	• a holder of more than 5% of our common stock; or • an immediate family member of someone who falls into one of the foregoing categories.

No transactions met these criteria in 2025.

The Audit & Risk Management Committee is required to review and approve any transaction between PVH and any director or executive officer that will, or is reasonably likely to, require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

•   whether the terms of the transaction are fair to PVH and on the same basis as would apply if the transaction did not involve a related person;

•   whether there are business reasons for PVH to enter into the transaction;

•   whether the transaction would impair the independence of an outside director; and

•   whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction, and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct and Ethics and our Conflict of Interest Policy, our directors and associates, including executive officers, have a duty to report all potential conflicts of interest, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the Conflict of Interest Policy, and all disclosures are discussed annually with the Audit & Risk Management Committee.

Insider Trading Policy

We have an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities that is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy applies to our directors, officers and employees, as well as to PVH.

Governing Documents

Corporate Governance Guidelines. Our Corporate Governance Guidelines address matters such as director qualifications and responsibilities, Board committees and their charters, the responsibilities of the independent Chair or presiding director (as applicable), director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Corporate Governance Guidelines annually and determines whether to recommend changes to the Board.

Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Code of Ethics is designed to ensure full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a Current Report on Form 8-K. Any such disclosure will be posted within four business days of the amendment or waiver.

Code of Business Conduct and Ethics. The Code of Conduct and Ethics, which applies to all PVH directors, officers and associates, addresses matters such as conflicts of interest, insider trading, confidentiality of PVH’s proprietary information, and discrimination and harassment.

All of these documents, as well as the charters for our four standing committees, are posted on our website at PVH.com/investor-relations/governance.

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How to Contact the Board

Stockholders and other interested parties may send communications to the Board of Directors (or to one or more individual directors, such as the non-management directors or the Chair). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 285 Madison Avenue, New York, New York 10017.

Values, Governance, Human Capital Resources, Corporate
Responsibility, and Political and Lobbying Activities

Throughout our 140-year plus history, we have been passionate about doing the right thing. Our values — individuality, partnership, passion, integrity and accountability — define who we are as a company, and we encourage our associates to embody them every day.

Upholding Our Values

Our commitment to our stockholders goes beyond taking responsible actions to increase stockholder value and includes our commitments to ethical business conduct, creating an inclusive work environment, and ensuring the resilience of our supply chain. In 2025, we were proud to be named as one of the Forbes’ America’s Best Employers for Women and as one of TIME’s World’s Most Sustainable Companies.

Integrity and accountability are at the heart of all of PVH’s business activities. We maintain a global hotline and online reporting service, operated by an independent third party, that offers confidential online and telephone reporting options for our associates, workers at our suppliers’ factories, third party business partners, talent used in our marketing shoots, and employees of our joint ventures. The global hotline, which supplements internal reporting options, is available in 21 languages and allows for reporting on an anonymous basis (except when prohibited by law). We maintain a strict non-retaliation policy against any person who reports a possible violation in good faith, or against any person who cooperates in an investigation.

Governance

We are committed to excellence in corporate governance. To that end, we regularly review our practices and consider adopting new, and changing existing, governance practices as best practices evolve.

We moved from a classified Board to annual elections well before it was a common practice, and our Audit & Risk Management Committee has had a decades-long commitment to independence and meticulous oversight.

In 2021, we completed a CEO transition that was part of a rigorous, multi-year succession planning process in which we considered both internal and external candidates. This transition also led us to reconsider separating the Board Chair and CEO roles and prompted the Board to appoint an independent, non-executive Chair at the end of 2021. A new independent, non-executive Chair was appointed upon the retirement of the prior Chair in 2022.

Other relatively recent governance improvements included reducing the threshold required for stockholders to call a special meeting, updating our ownership guidelines to cover additional senior executives in addition to our active executive officers, and increasing the ownership requirement in some cases; eliminating (with overwhelming stockholder support) the supermajority voting provisions in our Certificate of Incorporation and other antitakeover defenses; and amending our Stock Incentive Plan (again, with strong stockholder support) to add certain restrictions, such as a cap on annual director awards, not paying dividend equivalents on unvested time-vesting awards unless they vest, not accruing dividend equivalents on performance-based awards, and making awards subject to recoupment (“clawbacks”).

Human Capital Resources

To help us attract, develop and retain a well-rounded workforce that is critical to our long-term success, we strive to create a strong associate experience and an inclusive workplace. Our associates have opportunities to grow and develop in their careers, supported by competitive compensation, benefits and rewards programs, health and wellness programs and by programs that help them build connections with their communities.

As a global company serving consumers worldwide with operations in over 40 countries, inclusion and diversity is integral to building Calvin Klein and TOMMY HILFIGER into their full potential and making PVH one of the highest performing global brand groups in our sector. Our people and their unique lived experiences and perspectives are essential to our strategy to accelerate growth and build business value.

Our Global Talent Program covers associate performance and development, as well as succession planning to evaluate and discuss performance and potential with senior leadership. We review succession plans and conduct assessments to identify talent needs and development opportunities across the organization on a bi-annual basis. We have designated a global talent strategy that links our talent management initiatives directly to our development efforts and we continually measure the impact of these efforts to ensure both the business leaders and talent community are effectively aligned. Our approach to

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performance and development is designed to encourage clear priority setting and shared goals aligned to our PVH+ Plan, motivate associates to grow and expand their skill sets, leverage individual strengths, and foster a culture of coaching and continuous feedback.

We also support internal mobility and promotion by holding leaders accountable for talent development and succession outcomes. To reinforce transparency and inclusivity, we host quarterly “Leadership Live” town halls and bi-weekly Global Leadership Forums to share business progress and performance updates.

Developing our associates and strengthening leadership capabilities remains a strategic priority at PVH. We provide global learning and development opportunities across all levels through a combination of instructor-led and self-directed digital learning offerings, as well as external partnerships such as LinkedIn Learning. In 2025, we expanded Manager Studio into Learning Studio, a global digital platform accessible to all associates, supporting development through formal learning, mentoring, and on-the-job experiences. Our primary focus for 2026 is igniting our internal talent engine by advancing careers and growth opportunities for all associates, inclusive of retail.

We continue to invest in leadership development at key career stages, including Leadership Fundamentals to strengthen people manager effectiveness, Transforming Leadership to support senior leaders in leading through change and building inclusive teams, and our award-winning Leadership Accelerator program to prepare VP+ talent to lead strategically in support of our PVH+ Plan/Next Chapter and accelerate succession readiness. We also expanded our global mentoring program and introduced additional business capability development opportunities available worldwide.

These efforts are supported by our Global Talent Center of Excellence, which partners across brands, regions, and functions to deliver consistent and scalable development solutions designed to strengthen leadership pipelines and support associate performance and growth. These are all of the underpinning levers that will enable us to accelerate internal mobility and inspire innovation as we continue to transform, execute the strategy and evolve.

Corporate Responsibility

We are committed to the environment, with a goal of reaching net zero while preserving resources and nature, and to human rights by promoting fundamental principles and rights for the workers in our supply chain. By leveraging the power of our iconic brands and partnering with human rights and environmental experts, we will continue to deliver on our corporate responsibility commitments.

We also are committed to promoting inclusion, belonging and opportunity for the advancement of our associates and communities. Further, we work to ensure that our products, stores, marketing and advertising best represent our global consumer. As part of our commitment to inclusion, we also aim to create positive impacts in the communities in which we operate.

Political and Lobbying Activities

PVH does not contribute to political candidates, parties or causes. We do occasionally participate in lobbying activities, principally through our membership in industry associations.

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Director Compensation

Annual Retainers

Non-employee directors are paid annually in a combination of cash and RSUs, as shown below.

Recipient	Value and Form of Payment
Each Non-Employee Director	$100,000, in cash
Each Non-Employee Director	RSUs, settled in shares of our common stock with a value of approximately $180,000 on the grant date
Non-Executive Chair	Additional RSUs, settled in shares of our common stock, with a value of approximately $200,000 on the grant date
Chair of the Audit & Risk Management Committee	$45,000, in cash
Other Members of the Audit & Risk Management Committee	$20,000, in cash
Chair of the Compensation Committee	$35,000, in cash
Other Members of the Compensation Committee	$15,000, in cash
Chairs of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$25,000, in cash
Other Members of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$10,000, in cash

Non-employee directors are reimbursed for their meeting-related expenses in addition to receiving the compensation disclosed above.

Non-employee directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year but do not receive an RSU award. We would not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights.

Our non-employee directors receive nominal benefits and perquisites. They are entitled to the same discounts at our retail stores as are available to all associates. In addition, we provide business accident travel insurance for directors and their spouses, which is at no additional cost to us because we maintain coverage for our associates globally. Finally, non-employee directors are eligible to participate at their own cost in our group umbrella insurance program, which may offer more favorable rates than they can obtain on their own.

Stock Ownership Guidelines

Our non-employee directors are required to own shares of our common stock with an aggregate value equal to five times the standard annual cash retainer payable to directors. New directors have five years from the date they are elected to attain this ownership level. All of our non-employee directors, other than Mr. Andersen and Ms. Gulliver, are in compliance with this requirement as of the date of this Proxy Statement. Mr. Andersen and Ms. Gulliver have until calendar year 2029 to meet the guideline. Directors must hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline.

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2025 Compensation

The following table sets forth the information concerning the compensation of all individuals who served as directors during any portion of 2025, other than Mr. Larsson, whose compensation as an executive is set forth on the Summary Compensation Table on page 60. Directors who are employees of the company receive no additional compensation for serving on the Board.

	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
Jesper Andersen	120,000	180,024	300,024
Ajay Bhalla	120,000	180,024	300,024
Michael M. Calbert	125,000	380,086	505,086
Brent Callinicos	155,000	180,024	335,024
George Cheeks	125,000	180,024	305,024
Kate Gulliver	120,000	180,024	300,024
G. Penny McIntyre	125,000	180,024	305,024
Amy McPherson	145,000	180,024	325,024
Amanda Sourry	145,000	180,024	325,024

1   The fees earned or paid in cash to the directors consist of the following:

	Annual Director Fee ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Total ($)
Jesper Andersen	100,000	N/A	20,000	120,000
Ajay Bhalla	100,000	N/A	20,000	120,000
Michael M. Calbert	100,000	N/A	25,000	125,000
Brent Callinicos	100,000	45,000	10,000	155,000
George Cheeks	100,000	N/A	25,000	125,000
Kate Gulliver	100,000	N/A	20,000	120,000
G. Penny McIntyre	100,000	25,000	N/A	125,000
Amy McPherson	100,000	25,000	20,000	145,000
Amanda Sourry	100,000	35,000	10,000	145,000

2   The amounts are the aggregate fair value of RSUs granted to our independent directors in 2025. All grants to these directors were made on the same date in June and in accordance with the compensation package described in this section under the heading “Annual Retainers.” The fair value is equal to $64.85, the closing price of our common stock on the grant date, multiplied by the number of RSUs granted.

     The number of outstanding RSUs for each of our directors as of February 1, 2026, was as follows:

Stock Awards (#)[a]
Jesper Andersen	2,776
Ajay Bhalla	2,776
Michael M. Calbert	13,874[b]
Brent Callinicos	2,776
George Cheeks	2,776
Kate Gulliver	2,776
G. Penny McIntyre	20,776[c]
Amy McPherson	2,776
Amanda Sourry	2,776

a   Stock awards for each of our current directors consist of RSUs that vest on the earlier of one year after the date of grant or the date of the Annual Meeting of Stockholders following the year of grant.

b   Settlement of 8,013 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our Stock Incentive Plan.

c   Settlement of 18,000 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our Stock Incentive Plan.

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Proposal 2
Advisory Vote on Executive Compensation

We are asking stockholders to provide advisory approval of the compensation of our NEOs, as described in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow. While the results of this vote are non-binding, the Compensation Committee intends to consider carefully those results when making future compensation decisions.

The following is a summary of key points that stockholders may wish to consider as they make their voting decisions. We encourage you to review the entire Compensation Discussion and Analysis for detailed information on our executive compensation program.

Our compensation program emphasizes performance-based short- and long-term pay, including PVH stock awards (equity), to ensure a rigorous pay-for-performance approach aligned to company performance. In excess of 90% of the Chief Executive Officer’s compensation package and 77% of the non-interim NEO compensation packages consist of short-term and long-term awards that pay out only upon the achievement of specific financial targets, and realized values of equity awards are linked to increases in stock price and stockholder value over time.

The Board of Directors recommends a vote FOR approval of the compensation paid to our NEOs.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Our performance targets are meaningful and are designed to encourage executives to perform at high levels. For bonuses to pay out at target percentages, we must achieve financial goals generally based on the annual budget reviewed and approved by the Board of Directors. Business unit performance goals are based on business plans reviewed with the Board.

PSUs will pay out at the target level only if we achieve a meaningful ROIC over a three-year period and outperform a group of industry peers.

Our compensation program reflects sound pay practices.

•   We generally do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation.

•   Our perquisites are modest.

•   We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our executive officers that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus.

Our total compensation packages are comparable to those awarded by our peers. When we establish compensation packages each year, we compare the total compensation that each NEO can earn to compensation for the most comparable executives at the companies in our compensation peer group. We confirm the accuracy of such comparisons by reviewing actual amounts paid or expected to be paid at the end of each year. Consistent with our emphasis on pay for performance, target compensation for our Chief Executive Officer and for our other NEOs is heavily weighted on long-term and performance-based elements. In all cases, the weighting is consistent with the weighting in pay packages for the NEOs’ counterparts at our peers.

We believe the information disclosed in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk, incorporates sound corporate governance and compensation practices, and foregoes elements that are considered poor pay practices.

The Board submits the following resolution to stockholders to indicate their non-binding advisory approval:

Resolved, that the compensation paid to PVH’s NEOs, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and any related narrative discussion, is hereby approved.

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Compensation
Discussion & Analysis

Executive Summary

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation program and the compensation decisions for our NEOs:

NEO	Title
Stefan Larsson	Chief Executive Officer
Melissa Stone[1]	Interim Chief Financial Officer and Executive Vice President, Global Financial Planning and Analysis
Lea Rytz Goldman	Global Brand President, Tommy Hilfiger
Fredrik Olsson	Chief Executive Officer, PVH EMEA
David Savman[2]	Global Brand President, Calvin Klein
Zachary J. Coughlin[3]	Former Executive Vice President and Chief Financial Officer
Eva Serrano[4]	Former Global Brand President, Calvin Klein

1   Ms. Stone, our Executive Vice President of Global Financial Planning and Analysis, took on the additional role of Interim Chief Financial Officer on January 1, 2026 following Mr. Coughlin’s departure. See footnote 3. Please also see the discussion on p.43 under the heading “Special Note” regarding Ms. Stone’s compensation package and its difference from other NEOs.

2   Mr. Savman was appointed to the role of Global Brand President, Calvin Klein on May 8, 2025. He relinquished his duties as Chief Supply Chain Officer and Global Head of Operations when his successor in that role commenced employment in November 2025.

3   Mr. Coughlin voluntarily resigned without good reason and left the Company effective December 31, 2025 to take a role at another company outside of the retail and apparel industry.

4   Ms. Serrano was separated from her role effective May 8, 2025, and left the Company effective December 31, 2025.

2025 Performance Highlights

In 2025, we made important progress on PVH’s multi-year journey to build Calvin Klein and TOMMY HILFIGER into their full potential. In the context of an uneven consumer and macro-economic environment, we remained focused on what was within our control, and delivered on our revenue commitment, returning to revenue growth for the year.

We strategically leaned into product innovation and drove powerful consumer engagement for both Calvin Klein and TOMMY HILFIGER, bringing our two global iconic brands to life by focusing on each brand’s iconic DNA and making it current for today. We launched cut-through marketing campaigns that connect with culture and our consumers globally and have established partnerships with marquee sports teams, music superstars, actors and influencers that strengthen our brand expression and engage our consumers.

Our performance in 2025 was driven by our team’s relentless execution of the PVH+ Plan across regions. In Europe, we delivered sequentially improving wholesale order books each season, returning to growth beginning with our Fall 2025 season. In the Americas, we continued to outperform in our digital channels throughout the year, and in APAC, our performance improved each quarter.

Our achievements on each of the five key growth drivers of the PVH+ Plan in 2025 power our brand-building consumer flywheel, where strong products lead to consumer engagement and brand desirability, which in turn leads to strong marketplace execution.

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Key highlights include:

•   Win with the best product — We continued to bring newness to the biggest product categories, including Calvin Klein underwear (with our innovations in Icon Cotton Stretch & Icon Cotton Modal) and denim and TOMMY HILFIGER sweaters and polos.

•   Win with the best consumer engagement — Our brands came to life through full-funnel marketing that connects culture with our consumers, amplified by mega talent, across culturally relevant moments, including: Calvin Klein’s partnership with music superstars Bad Bunny and ROSALÍA, to Tommy Hilfiger’s global partnerships with Liverpool Football Club and the Cadillac Formula 1® team.

•   Win in the digitally-led marketplace — We strengthened and elevated the brand experience across social platforms, e-commerce and stores, and deepened our relationships with our key wholesale partners.

•   Develop a demand- and data-driven operating model — We continued to build out our demand- and data-driven supply chain, focusing on higher availability of important core products and increased stock freshness.

•   Drive efficiencies and invest in growth — We relentlessly focused on driving efficiencies, maintaining cost discipline and simplifying how we work globally to unlock savings, while continuing to invest in growth initiatives and marketing campaigns.

In 2025, we achieved revenue growth across both brands, drove sequential quarter to quarter improvements in gross margin comparisons despite the negative impact of increased tariffs, and ended the year with healthy inventory levels. We also delivered on our commitment under the PVH+ Plan to return excess cash to stockholders, repurchasing 7.7 million shares for $561 million.

Revenue	The revenue results by segment were:

$9.0B

compared to $8.7 billion in 2024, a 3% increase. The revenue results reflect:

•   Tommy Hilfiger revenue increased 4% compared to 2024 (increased less than 1%* on a constant currency basis)

•   Calvin Klein revenue increased 3% compared to 2024 (increased less than 1%* on a constant currency basis)

	EMEA	Americas	APAC	Licensing
	• EMEA revenue increased 5% compared to 2024 (decreased 1%* on a constant currency basis)	• Americas revenue increased 6% compared to 2024	• APAC revenue decreased 4% compared to 2024 (decreased 4%* on a constant currency basis)	• Licensing revenue decreased 2% compared to 2024

EPS * Reconciliations to GAAP amounts appear on Exhibit A.	EBIT
COMPENSATION DISCUSSION & ANALYSIS  /  PVH Corp. 2026 Proxy Statement  /  39

2025 Compensation Highlights

Our pay for performance focused compensation program continues to align executive compensation with our strategic priorities and balances short-term financial results with creating long-term stockholder value. Highlights for 2025 include:

•   Say on Pay: Our stockholders overwhelmingly approved the compensation for our NEOs with over 96.8% of votes in favor of the advisory proposal at our 2025 annual shareholder meeting.

•   Salary: We made no changes to the base salaries of our non-interim executive officers which includes our Chief Executive Officer and our former Chief Financial Officer during the fiscal year. Ms. Stone received a salary increase with respect to her taking on the role of Interim Chief Financial Officer. Fixed pay remained in line with market peers and continues to represent the smallest portion of our NEOs’, total compensation opportunity, driving a greater focus on pay for performance.

•   Annual bonus: Annual bonus awards were made subject to the achievement of revenue and EBIT targets at the Total PVH level and, as applicable, the business unit level, which are key PVH+ Plan goals. The bonus opportunity is allocated 75% to EBIT and 25% to revenue. The weightings assigned to each performance metric for the NEOs’ 2025 bonus awards varied based on each NEO’s scope of responsibility. Corporate executives’ bonus awards were based on 100% PVH performance and business unit executives’ bonus awards were based on 70% their business unit performance and 30% PVH performance.

Annual bonus award payouts were below target for Total PVH performance, with revenue slightly above target (100.3% of target) and EBIT below target (90.3% of target), resulting in a 73.87% payout. On a business unit basis:

•   Calvin Klein Global performance was below target in both revenue (98.0% of target) and EBIT measures (87.0% of target), resulting in a 57.80% payout.

•   Tommy Hilfiger Global performance was below target in both revenue (99.2% of target) and EBIT measures (93.2% of target), resulting in a 78.15% payout.

•   PVH Europe performance was below target in both revenue (98.4% of target) and EBIT measures (87.9% of target), resulting in a 61.07% payout.

•   LTI Awards: As part of the Compensation Committee’s ongoing review of the Company’s executive compensation program, we discontinued the use of stock options for the Chief Executive Officer and the Chief Financial Officer. The value previously used for stock option awards was added to the RSU awards these executives receive. This aligned our CEO and CFO under the same LTI mix as the other executive officers, balancing long-term awards solely between PSUs and RSUs. We believe the elimination of stock options from the compensation packages enhances their resilience during the current uncertain and volatile times. The use of stock options is a minority practice among our compensation peer group and in the broader market.

•   PSU awards: PSU award vestings are based on two equally weighted financial goals, measured over a three-year performance period: ROIC and relative TSR. Payouts of PSU awards for the performance cycle that ended in 2026 were below target on both ROIC (34.12%) and relative TSR (43rd percentile), resulting in a payout of 89.46%.

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The table below shows the principal elements of the compensation program for our NEOs and the target values attributable to each element for 2025, subject to the following:

•   Base salaries are shown on an annualized basis at the highest level for the year.

•   Annual bonuses are shown at the target-level payouts.

•   RSUs and PSUs are shown at the grant date value.

Short-Term		Long-Term	
	Base Salary	**Annual Bonus**	**RSUs**	**PSUs**
Frequency	Reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually
Form	Cash →		Equity →	
Fixed vs. At Risk	Fixed →	At Risk →		
Performance Cycle/Vesting	N/A	1 year	4 years: vesting 25% on each of the first four anniversaries of the grant date	3 years[1]
Performance Measures	N/A	• Total PVH EBIT and Revenue for all NEOs • Business Unit EBIT and Revenue for NEOs with divisional responsibilities • Payouts can be modified based on strategic criteria	N/A	• 3-Year Relative TSR (50%) • 3-Year Return on Invested Capital (50%)
2025 Target Values				
Stephan Larsson	$1,450,000	$2,900,000	$5,550,256[1]	$5,550,256[1]
Melissa Stone[2]	$799,996	$275,000	$300,111	N/A
Lea Rytz Goldman	€750,000	€750,000	$850,268	$850,268
Fredrik Olsson	€900,000	€900,000	$750,139	$750,139
David Savman	$825,000	$825,000	$775,033	$775,033
Zachary J. Coughlin[3]	$900,000	$1,125,000	$1,950,030	$1,950,030
Eva Serrano[4]	$850,000	$850,000	$850,268	$850,268

1   Awards to the Chief Executive Officer are subject to an additional one-year holding period for the after-tax shares delivered when an award vests.

2   Bonus target amount shown for Ms. Stone is based on her base salary as of October 31, 2025 in accordance with the terms of the Management Incentive Bonus Plan under which her award was made. Ms. Stone was serving solely in her role as Executive Vice President, Global Financial Planning and Analysis at the time annual equity awards were made in 2025 and, therefore, was not eligible for a PSU award grant.

3   Mr. Coughlin voluntarily resigned without good reason and left the company effective December 31, 2025. Mr. Coughlin’s 2025 annual bonus and all outstanding RSU and PSU awards were forfeited upon his departure.

4   Ms. Serrano was separated from the company effective December 31, 2025 and all of her outstanding RSU awards and her 2025 PSU award were forfeited upon her departure. She was entitled to receive a prorated amount of the annual bonus.

COMPENSATION DISCUSSION & ANALYSIS  /  PVH Corp. 2026 Proxy Statement  /  41

PVH Pay Mix

As shown below, the distribution of our executives’ full-year target compensation is significantly weighed towards performance-based short- and long-term, variable elements.

CEO
9% Base Salary
19% Bonus
PSUs 36%
91%
Performance
Based
RSUs 36%

Other NEOs[1]

PSUs 27%
23% Base Salary
77%
Performance Based
RSUs 27%
23% Bonus

1   Melissa Stone’s compensation package was established in respect of her role of Executive Vice President, Global Financial Planning and Analysis and prior to her adding duties as Interim Chief Financial Officer. As a result, her compensation package was not designed in the same way as the other NEOs and is not included in the graph above.

Compensation Governance

Our executive compensation program continues to demonstrate our pay for performance philosophy and to support strong compensation governance. Our executive compensation program aligns the interests of our NEOs with the interests of our stockholders and avoids excessive risk.

Our Compensation Practices (What We Do)	Prohibited Practices (What We Don’t Do)

 We regularly engage with institutional investors to solicit and respond to feedback on our compensation programs.

 A significant portion of our executive compensation program is variable and earned based on long-term, multi-year PVH performance.

 We use different financial metrics to determine annual bonuses and PSU awards so executives focus on the business as a whole and not on any particular performance goal.

 We regularly reassess the financial measures used with our performance-based awards, as well as the mix of elements that make up our compensation program, to ensure they promote long-term stockholder value and align with investor priorities.

 Our executive officers are subject to stringent stock ownership guidelines ranging from 6x for our CEO to 2x to 3x for other executive officers.

 Our change in control arrangements are “double-trigger.”

 Our Clawback Policy allows us to recover or cancel incentive compensation awards and payouts in the event of a restatement of our financial statements or a material breach of a material company policy.

 The Compensation Committee consists of three independent directors who have engaged an independent compensation advisor.

 Awards under our incentive plans are capped to prevent undue efforts to surpass the target for any particular metric.

 We conduct an annual risk assessment of our executive compensation program to ensure that pay aligns with performance and minimizes excessive risk-taking.

  We do not grant awards to our NEOs to replace awards that did not (or are not expected to) pay out.

  We do not grant discretionary awards that are not substantiated by company or individual performance or duties.

  We do not allow “retesting” or the use of multiple one-year targets with our annual bonus awards that provide NEOs with the opportunity to receive the same payout so long as one of the targets is satisfied.

  We do not permit repricing of underwater stock options.[1]

  We do not pay dividends on unvested RSUs or accrue dividends or dividend equivalents on unearned PSUs.

  Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.

  NEO employment agreements do not provide for tax gross-ups on severance.

  We do not permit our NEOs to pledge PVH securities, hold PVH securities in a margin account, or engage in hedging or similar transactions.

  We do not provide any special benefits or compensation upon the death of an NEO.

  NEO employment agreements do not include long-term compensation in the calculation of the amount of severance payable.

1   We no longer provide annual stock option grants under our Stock Incentive Plan for the Chief Executive Officer and the Chief Financial Officer. Our Chief Executive Officer is the only Officer with outstanding stock option awards. The final grant, awarded in 2024, will expire in 2034.

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2025 Executive Compensation Program

Philosophy and Approach

Performance-focused

The majority of each NEO’s total direct compensation opportunity includes short-term and long-term incentive awards that pay out only if we achieve specific financial and strategic targets. Our equity awards are impacted by our stock price performance over time. The design of our compensation program, which takes a pay for performance approach, remained largely unchanged. All performance-based incentive awards continue to be subject to different performance measures, minimizing risk of rewarding leaders for the same results in both the bonus plan and long-term performance plan. Our compensation program incentivizes our executive officers to improve PVH’s financial performance, profitably grow our brands, increase long-term stockholder value, and achieve our PVH+ Plan growth drivers – and is designed to reward them only to the extent they attain these objectives.

Competitive

Our compensation program is designed to enable PVH to attract and retain top talent best positioned to drive the strategic execution of the PVH+ Plan. An organization of our size and breadth can only operate effectively and profitably if it is managed by a team of talented executives who have the necessary experience and subject matter expertise critical to achieve our growth drivers. We apply a total compensation focus when we establish compensation packages for our executives, comparing the total potential amount of each pay element (base, annual bonus and long-term equity award) that each NEO can earn to the compensation awarded to the most comparable executives at the companies in our compensation peer group. (For more information on the compensation peer group, see “Compensation Peer Group” on page 53.)

Flexible

The Compensation Committee reviews all elements of our compensation program annually to ensure that they are consistent with stockholder interests and enable us to attract, retain and incentivize executives. As part of that review, the Committee considers the retail and apparel industry and similar industries, regulatory changes and marketplace developments, and analyzes the compensation practices of our compensation peer group. The Committee also takes into consideration PVH’s strategic priorities, particularly the PVH+ Plan, to ensure that our compensation programs are incentivizing the behaviors and results that will help us compete and successfully execute our strategy. Our compensation program utilizes stockholder approved plans that enable us to use various short-term and long-term compensation elements that are fixed and variable. In administering the program each year, the Committee determines what types of awards to grant, the financial measures and performance goals (if any) to apply to the awards, the performance period(s) (if any), and the mix of awards to be granted to the NEOs.

Special Notes

The compensation packages for Ms. Rytz Goldman and Mr. Olsson are aligned to the local labor requirements where they are employed and differ from the compensation paid to the other NEOs employed in the U.S. The principal differences relate to benefits (which are largely dictated by statute in Europe) and currency. Accordingly, not all of the discussion regarding our NEOs pertains to them.

Ms. Stone’s compensation package was established in respect of her role as our Executive Vice President, Global Financial Planning and Analysis prior to her taking on the additional responsibilities as Interim Chief Financial Officer. As a result, the discussion of how we establish the compensation packages for the NEOs generally does not pertain to her compensation package.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 43

Executive Compensation Overview

Elements of Compensation

Our 2025 executive compensation program consisted of four components with the following purposes:

1.  Base Salary, which provides a competitive amount of fixed compensation.

2.  Bonus Awards under the Performance Incentive Bonus Plan, which provide an annual opportunity to earn an incentive cash award if PVH achieves predetermined financial performance goals.

3.  Restricted Stock Units under the Stock Incentive Plan, which directly align recipients’ long-term interests with those of our stockholders by mimicking the value of our common stock.

4.  Performance Share Units under the Stock Incentive Plan, which provide an opportunity to earn equity if PVH achieves predetermined long-term financial performance goals.

All NEOs have all components in their compensation packages, with the exception of Ms. Stone, who was not eligible for a PSU grant.

Compensation Committee Process

Considerations when setting compensation

Every year the Compensation Committee reviews the performance and compensation packages for each of our NEOs. This review considers the NEOs’ respective base salaries, the annual bonus and PSU award targets and measures, the grant date value of the NEOs’ equity awards, and the mix of pay across these compensation elements. We do not prescribe a specific formula for the allocation of pay elements other than to favor variable performance-based pay over fixed, and long-term pay over short-term.

When setting the compensation packages for the NEOs, the Compensation Committee starts by looking at the competitiveness compared to comparable executives within our compensation peer group. The Committee obtains input from the independent compensation consultant and also considers factors, such as:

• job responsibility; • individual, business unit, and company performance; • potential for advancement; • tenure in role and overall tenure with PVH;	• internal pay equity; • pay history; • retention considerations; and • alignment with stockholder interests.

We also engage with stockholders on our compensation practices and pay for performance alignment, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

In addition, the Compensation Committee receives input from the Chief Executive Officer and the Chief People Officer (except with respect to their own compensation).

The Chief Executive Officer’s compensation is more heavily weighted toward long-term, performance-based compensation compared to other NEOs, and the Committee has preferred to look at multi-year performance to determine whether compensation is appropriately aligned to our pay for performance approach. Adjustments to Mr. Larsson’s compensation package are largely determined based upon the Board’s assessment of his long-term performance and shareholder value creation. The full Board discusses, considers and approves all changes to the Chief Executive Officer’s compensation package recommended by the Compensation Committee.

Authority to grant equity awards

The Compensation Committee has the sole authority to grant equity awards to the NEOs. The Committee has delegated limited authority to the Chief People Officer to make equity awards to PVH associates (other than our Section 16 officers and the other members of our Executive Leadership Team), principally for new hires. Pursuant to this authority, the Chief People Officer may grant annually, RSUs with an aggregate grant date value of $5 million. Awards made for retentive purposes in connection with any singular event, occurrence or circumstance shall also be limited to a grant date value of $500,000 with respect to all grantees, in the aggregate. This delegation is reviewed annually. The Committee receives a report annually on the awards granted pursuant to this delegation of authority.

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Schedule for Compensation Committee meetings

The Compensation Committee generally makes decisions during the first quarter of each year about bonus plan award payouts for the recently completed fiscal year, as well as on base salaries, annual bonus award terms and opportunity, and equity award types, terms and values for the current year. See “Timing of Equity Awards” on page 56. In addition, the Committee uses its first quarter meetings to consider and approve any new incentive compensation plans or arrangements, or amendments to existing plans, that require Board or stockholder approval.

The Compensation Committee’s other meetings during the year typically are focused on reviewing our compensation programs generally and discussing potential changes to these programs, including to address corporate governance, regulatory developments and market practice. In addition, the Committee regularly reviews the types and mix of incentive awards included in our compensation program, the financial measures used in incentive awards, and alternative plans and financial measures. The Committee also uses its other meetings to address compensation issues relating to changes in executives’ roles and promotions among the executive ranks.

Understanding long-term value of executive compensation

The Compensation Committee reviews a number of data points, including the value of outstanding equity awards based on our current share price and the number of shares underlying those awards to assess the full value of our executives’ compensation and total rewards over multiple years. The Committee reviews prior-year and proposed compensation, including all elements of cash compensation, incentive compensation, perquisites, and benefits. This information enables the Committee to evaluate the full range of executive compensation; understand the magnitude of potential payouts in the event of retirement, change in control, and other events resulting in termination of employment; and consider changes to our compensation program, arrangements and plans in light of “best practices” and market trends.

Independent Compensation Consultant

Frederic W. Cook & Co. (“FW Cook”) serves as the independent compensation consultant to the Compensation Committee. FW Cook is an industry leader with extensive experience in our industry. The Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year, and approves the associated fees.

FW Cook has been determined by the Compensation Committee to be independent under SEC rules and NYSE listing standards. FW Cook also advises, and reports to, the Nominating, Governance & Management Development Committee on matters relating to non-employee director compensation. Management is prohibited from retaining the compensation consultant without the prior approval of the Compensation Committee.

FW Cook reports directly to the Compensation Committee and partners with PVH management, including our Chief Executive Officer, Chief People Officer, and Total Rewards team to review compensation packages and the overall compensation program. The Committee instructs the compensation consultant team to provide certain information, analysis and recommendations to facilitate the Committee’s annual review of the compensation program and related matters. The principal focus areas in 2025 were on incentive plan design features and how to continue to align compensation with strategic priorities and long-term company performance.

The compensation consultant provides competitive benchmarking and helps the Committee assess risks in our compensation program, identify appropriate peer groups and potential changes to the companies included in them, review executive retention considerations relating to compensation program construction, including stock awards, and address governance issues with respect to executive compensation practices.

Role of Management

Our Chief People Officer, with support from Total Rewards and Legal and in coordination with the compensation consultant, prepares meeting materials. We include, where appropriate, recommendations to the Compensation Committee about program and plan changes and decisions, report on and provide input with respect to compliance with plan terms and provisions, and proposals regarding revisions to the Committee’s charter and policies. Management also provides guidance to the Compensation Committee regarding matters such as associate feedback on compensation arrangements, legal and regulatory developments and disclosure requirements, and administers all pay actions approved by the Committee.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 45

Compensation Decisions for 2025

Overview

Our performance in 2025 was driven by our execution of the PVH+ Plan across regions. Revenue was up 3% versus 2024, Calvin Klein revenue increased 3% compared to the prior year period and Tommy Hilfiger revenue increased 4% compared to the prior year period.

Our NEOs’ 2025 compensation components remained largely the same as compared to 2024, with the only change being the discontinuation of stock option awards to the CEO and the CFO. The value formerly allocated to stock options was added to their RSU awards. Compensation continued to be focused on advancing the growth drivers and achieving the goals of the PVH+ Plan. The financial metrics used for the short-term annual bonus awards and the long-term PSU awards align executive compensation with stockholder returns.

The table below summarizes our key compensation decisions for the NEOs for 2025.

Pay element	Compensation Approach	Compensation Decisions for 2025
Base salary	∙ The Committee considers whether the NEO was recently promoted or assumed additional responsibilities. The Committee also considers market data.	∙ Ms. Stone received a base salary increase in connection with being named Interim Chief Financial Officer. ∙ No other NEO received an increase.
Short-Term incentives (Annual bonuses under our Performance Incentive Bonus Plan)

∙ Total PVH earnings performance metrics for all NEOs: EBIT and revenue

∙ Business unit earnings performance metrics for NEOs with divisional responsibilities: EBIT and revenue

∙ Payouts can be modified by +/- 25% of salary based on strategic performance criteria

∙ Performance goals are generally established around the end of the first quarter

∙ Certification of financial results subject to pre-approved list of adjustments and exclusions

∙ The performance measures for the annual bonus awards made to the NEOs achieved an overall payout of 74% of target for Total PVH performance; 58% of target for Calvin Klein Global; 78% for Tommy Hilfiger Global; and 61% for PVH Europe.

LTI Awards (Combination of PSUs and RSUs)

∙ RSUs vest at a rate of 25% on each of the first four anniversaries of the grant date (assuming continued employment)

∙ PSUs are subject to relative TSR against the custom comparator group (50%) and ROIC (50%), each for a three-year performance period

∙ Receipt of payouts of PSU awards for our CEO are subject to a one-year holding period after vesting

∙ All Executive Leadership Team members receive 50% of their equity award value in PSUs and 50% delivered in RSUs, with the exception of Ms. Stone, who was not eligible for a PSU grant.

∙ We discontinued annual stock options grants under our Stock Incentive Plan with the value being added to their RSU awards.

∙ ROIC focuses on building long-term value and recognizes the role of our most senior leaders in influencing capital investment decisions.

Base Salaries

Objectives

Base salaries provide our NEOs with a stable and secure source of income at a market-competitive level.

Considerations

Base salaries are established for each NEO primarily based upon market considerations, reported data of the companies in the compensation peer group, PVH’s overall performance, our expected performance, individual performance and business unit performance. For any particular NEO, the Compensation Committee also considers whether the NEO was recently promoted or assumed additional responsibilities and the NEO’s performance on the PVH+ Plan growth drivers. Finally, the Committee takes into account the relative salaries of our NEOs. Ultimately, base salary decisions are at the Compensation Committee’s discretion. No specific weight is assigned to any deciding factor.

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2025 Decisions

Effective January 1, 2026, a base salary increase (on a temporary basis) was awarded to Ms. Stone in recognition of the additional responsibilities as Interim Chief Financial Officer. Prior to the increase, Ms. Stone’s annual salary was $550,000. No other NEO, inclusive of Messrs. Larsson and Coughlin, received a salary increase in 2025.

Base salary increases for our NEOs from end of 2024 to end of 2025:

Name	2024 Base salary	2025 Base salary	% Base Salary Increase
Stefan Larsson	$1,450,000	$1,450,000	0%
Melissa Stone	$535,000	$799,996	49.53%
Lea Rytz Goldman	€750,000	€750,000	0%
Fredrik Olsson	€900,000	€900,000	0%
David Savman	$825,000	$825,000	0%
Zachary J. Coughlin[1]	$900,000	$900,000	0%
Eva Serrano[1]	$850,000	$850,000	0%

1   Mr. Coughlin voluntarily resigned without good reason and Ms. Serrano was separated from the company, both effective December 31, 2025.

Short-Term Incentives – Performance Incentive Bonus Plan

Objective

Annual bonus awards under our Performance Incentive Bonus Plan provide cash compensation that is at risk and contingent on the achievement of short-term company performance goals and, for NEOs within business units, performance goals for the business units they lead. We establish performance targets that we believe are rigorous, and at the same time, not likely to encourage excessive risk-taking. As evidence of this rigor, over the past five years our performance against the goals established for bonuses has varied significantly, ranging from between threshold and target to maximum.

Considerations

We believe annual bonuses are appropriate to motivate our NEOs to execute against the budget and business plans approved by the Board each year. These budgets typically are the basis of our earnings and other guidance, assessments of our performance in earnings releases, and discussions with investors. We generally align performance metrics for annual bonus awards to our annual budgets and establish the goals and payout opportunities after the Board approves the annual budget.

The Compensation Committee makes three sets of decisions regarding annual bonuses before making awards:

1 Potential target bonus opportunity (% of base salary) for each NEO.	2 Financial metrics that will determine award payouts, and specific goals for each.	3 Non-financial strategic and performance goals applicable to all the NEOs against which they are individually assessed.

2025 Decisions

After the Board approved the 2025 budget, we adhered to standard practice and set bonus awards in the first quarter.

The performance measures for awards at both the Total PVH and business unit level were EBIT and revenue. These measures were assigned weights for each NEO that varied based on the NEO’s scope of responsibility.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 47

Potential bonus payouts and financial metrics

The Compensation Committee sets threshold, target and maximum payout opportunities for each NEO, expressed as a percentage of the NEO’s base salary. Threshold and maximum payout for all NEOs are 25% and 200%, respectively, of their annual target shown below.

Annual bonuses for Messrs. Larsson and Coughlin and Ms. Stone were based entirely upon Total PVH performance, while bonuses for Mses. Rytz Goldman and Serrano and Messrs. Olsson and Savman were based on both Total PVH performance and the performance of their respective business units, in the proportions shown below.

NEO	Business Unit	Base Salary	x	Target Annual Incentive as a % of Salary		Financial Metrics and Weights as a Percent of Each NEO’s Target Annual Incentive
					x	(	Total PVH Component	+	Business Unit Component	)	=	Target Annual Incentive Payout
Stefan Larsson	Total PVH	$1,450,000	x	200%	x		(100%		N/A	)	=	$2,900,000
Melissa Stone	Total PVH	$550,000		50%	x		(100%		N/A	)	=	$275,000
Lea Rytz Goldman	Tommy Hilfiger Global	€750,000	x	100%	x		(30%	+	70%	)	=	€750,000
Fredrik Olsson	PVH Europe	€900,000	x	100%	x		(30%	+	70%	)	=	€900,000
David Savman[2]	Total PVH	$213,049	x	100%	x		(100%		N/A	)	=	$213,049
	Calvin Klein Global	$611,951	x	100%	x		(30%	+	70%	)	=	$611,951
	Total	$825,000										$825,000
Zachary J. Coughlin[3]	Total PVH	$900,000	x	125%	x		(100%		N/A	)	=	$1,125,000
Eva Serrano[4]	Calvin Klein Global	$850,000	x	100%	x		(30%	+	70%	)	=	$850,000

1   Ms. Stone took on the additional role of Interim Chief Financial Officer on January 1, 2026. As per the Management Incentive Bonus Plan, under which her award was granted, her salary as of October 31, 2025, was used to calculate her bonus payout.

2   Mr. Savman was appointed the Global Brand President, Calvin Klein effective May 8, 2025. He was the Global Head of Operations and Chief Supply Chain Officer at the time of the appointment and he served in both roles until November 3, 2025. when his successor in the Operations and Supply Chain role commenced her employment. The target bonus and base salary amounts are prorated based on the number of days during the period of February 3, 2025 to May 7, 2025 for the Global Head of Operations and Chief Supply Chain Officer role and during the period from May 8, 2025 to February 1, 2026 for the Global Brand President, Calvin Klein role.

3   Mr. Coughlin voluntarily resigned without good reason and left the company effective December 31, 2025. Mr. Coughlin forfeited the bonus payout for 2025.

4   Ms. Serrano was separated from the company effective December 31, 2025.

Total PVH EBIT and Revenue

Total PVH EBIT and revenue goals (which refer to our consolidated performance) were equal to amounts included in the budget, reviewed with and approved by the Board at the time the goals were established. Determination of actual performance was subject to agreed-upon adjustments and exclusions established when the awards were made. The threshold and maximum performance goals are based upon performance in relation to target. The threshold-to-maximum range can vary from year to year based on the Compensation Committee’s evaluation of business conditions. The range for 2025 was 80% to 115% on EBIT and 93% to 105% on revenue. This range appropriately recognizes the uncertain and volatile market conditions and reflects the role annual bonuses play in incentivizing and retaining senior executives. The performance goals and actual results for the awards made in 2025 are set forth below.

Business Unit EBIT and Revenue

A majority of the annual bonus opportunities for Mses. Rytz Goldman and Serrano and Messrs. Olsson and Savman were based on the EBIT and revenue of the business units they lead. As with the Total PVH EBIT and revenue goals, the threshold-to-maximum range was 80% to 115% on EBIT and 93% to 105% on revenue. The performance goals applicable to each of these NEOs are set forth below, as well as the actual results for the awards made in 2025.

Strategic modifier

Payouts for the NEOs are also subject to an evaluation of individual performance against strategic performance criteria established at the time the awards are made. This provides the Compensation Committee some flexibility to modify payouts (up or down) by a maximum of 25% of an NEO’s base salary, so long as an adjusted award does not exceed the NEO’s maximum opportunity. This component encourages and rewards the NEOs’ efforts to improve performance, develop and advance associates under their leadership, and make progress against our PVH+ Plan strategic objectives among other factors. These items typically either do not get captured by the financial goals or are expected to yield benefits only in the future and may not be reflected directly in future bonus calculations.

48 / PVH Corp. 2026 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

2025 annual bonus payouts

In 2025, our EBIT (as calculated for bonus purposes) for both Total PVH performance and for our NEOs’ business units were below target, with performance as a percent of target being 63% for Total PVH, 51% for Calvin Klein Global, 74% for Tommy Hilfiger Global and 54% for PVH Europe. Revenue performance varied as a percentage of target, with Total PVH being 107%, Calvin Klein Global achieving 78%, Tommy Hilfiger Global achieving 91% and PVH Europe achieving 82%. While 2025 EBIT was lower than 2024, influenced by uneven consumer demand and macroeconomic challenges, we made important progress on PVH’s multi-year journey to build Calvin Klein and TOMMY HILFIGER into their full potential. The resulting payouts, reflected in the second chart below, were 74% of target for the corporate NEOs, 77% of target for Ms. Rytz Goldman, 65% of target for Mr. Olsson, 66% of target for Mr. Savman and 63% of target for Ms. Serrano.

Below are the performance goals established for 2025 and the actual performance achieved.

			Fiscal Year 2025 Award Targets[1,2]			FY25 Results	Payout as % of Target Incentive
		Weighting	Threshold	Target	Maximum
Total PVH Applied to all NEO	Revenue	25%	$8,100	$8,690	$9,100	$8,718	106.84%
	EBIT	75%	$715	$889	$1,025	$803	62.88%
	Weighted average payout as % of Target						73.87%

Calvin Klein Global Applied to Mr. Savman & Ms. Serrano	Revenue	25%	$3,600	$3,861	$4,050	$3,784	77.81%
	EBIT	75%	$450	$562	$645	$489	51.13%
	Weighted average payout as % of Target						57.80%

Tommy Hilfiger Global Applied to Ms. Rytz Goldman	Revenue	25%	€4,325	€4,643	€4,875	€4,604	90.90%
	EBIT	75%	€575	€715	€825	€666	73.90%
	Weighted average payout as % of Target						78.15%

PVH Europe Applied to Mr. Olsson	Revenue	25%	€3,600	€3,859	€4,050	€3,798	82.48%
	EBIT	75%	€610	€759	€870	€668	53.93%
	Weighted average payout as % of Target						61.07%

1   All revenue and EBIT values are expressed in millions.

2   For both metrics, there are no payouts below threshold performance, no additional payouts above maximum performance, and payouts between performance levels are on a curve between the payout percentages, each of which is established at the time when the awards are granted.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 49

2025 Strategic Modifier Awards

In addition to the financial goals discussed above, each NEO’s bonus award potentially was subject to adjustment based on the NEO’s performance against non-financial strategic and performance criteria. The Compensation Committee adjusted Mr. Savman’s bonus upward based upon certain efforts he made in 2025.

	Business Unit[1]	Base Salary	x	Target Annual Incentive as a % of Salary	x	Financial Metrics and Weights as a Percent of Each NEOs Target Annual Incentive
NEO						Total PVH Component	+	Business Unit Component	=	Actual Annual Incentive Payout
Stefan Larsson	Total PVH	$1,450,000	x	200%	x	73.87%		N/A	=	$2,142,230
Melissa Stone	Total PVH	$550,000	x	50%	x	73.87%		N/A	=	$203,143
Lea Rytz Goldman	Tommy Hilfiger Global	€750,000	x	100%	x	22.16%	+	54.71%	=	€576,495
Fredrik Olsson	PVH Europe	€900,000	x	100%	x	22.16%	+	42.75%	=	€584,190
David Savman[1]	Total PVH	$213,049	x	100%	x	73.87%		N/A	=	$157,380
	Calvin Klein Global	$611,951	x	100%	x	22.16%	+	40.46%	=	$383,209
	Strategic Modifier	N/A								$200,000
	Total	$825,000								$740,589
Eva Serrano[2]	Calvin Klein Global	$775,275	x	100%	x	22.16%	+	40.46%	=	$485,485

1   Mr. Savman was appointed the Global Brand President, Calvin Klein effective May 8, 2025. He was the Global Head of Operations and Chief Supply Chain Officer at the time of the appointment and he served in both roles until November 3, 2025. when his successor in the Operations and Supply Chain role commenced her employment. The actual payouts and base salary amounts are prorated based on the number of days during the period of February 3, 2025 to May 7, 2025 for the Global Head of Operations and Chief Supply Chain Officer role and during the period from May 8, 2025 to February 1, 2026 for the Global Brand President, Calvin Klein role. In addition, Mr. Savman received a $200,000 upward adjustment of his bonus using the strategic modifier component of the annual base salary award in recognition of his outstanding performance while simultaneously executing the two leadership roles for a significant portion of 2025.

2   Base salary and payout amount are prorated based on actual days of service. Ms. Serrano was separated from the company on December 31, 2025.

LTI Awards — RSUs

Objective

Annual grants of RSUs under our Stock Incentive Plan align the NEOs’ interests with those of our stockholders. The value of these awards vary with the price of our common stock.

Considerations

We grant RSUs because they align with stockholders’ interests and promote retention of our NEOs. Stock price performance has the same effect on holders of RSUs as it does on holders of our common stock.

2025 decisions

In 2025 the Committee determined that RSUs and PSUs, which are discussed below, are more economically efficient vehicles for our LTI awards than stock options. As such, we granted additional RSUs in 2025 in lieu of stock options to align the full NEO team under the same LTI mix and currently intend to continue this practice.

We made annual grants of RSUs to all of our NEOs in April. These awards will vest at a rate of 25% on each of the first four anniversaries of the grant data, provided the recipient remains employed by PVH. Grantees receive shares of our common stock when RSUs vest in a number equal to the number of vested RSUs. We withhold shares with a value on the vesting date at least equal to the associated taxes unless the grantee elects another means of paying the taxes due upon vesting (such as paying cash or delivering owned shares with the necessary value).

In addition to the regular annual grant of RSUs, Ms. Stone received a one-time award of 2,744 RSUs in December 2025 in connection with her appointment to Interim Chief Financial Officer. These RSUs had a grant date value of $200,120. These RSUs vest at a rate of 50% on each of the first two anniversaries of the grant date.

50 / PVH Corp. 2026 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

LTI Awards — PSUs

Objective

Annual grants of PSUs under our Stock Incentive Plan provide compensation that is at risk and contingent on the achievement of pre-determined performance goals over an extended period. PSUs align with stockholder interests because their value will increase or decrease in tandem with stock price performance. PSUs have retentive value over the three-year performance cycle given the upside potential if performance goals are met or exceeded.

Considerations

PSU awards granted in 2025 are subject to performance against two equally weighted performance measures. The awards will be earned (or not) based on overall performance against PVH’s three-fiscal year average ROIC and relative TSR against the custom comparator group over a three-year performance cycle from the date of grant. We believe this structure encourages a balanced focus on driving long-term financial performance, with the ultimate goal of creating value for our stockholders. The Compensation Committee regularly reviews the financial metrics and considers alternatives. No changes were made to the measures or their weighting in 2025.

The three-year TSR measure is based on a comparison of PVH performance against a custom, industry-appropriate peer group, including the 39 public companies identified below. Additionally, Express, Inc., Foot Locker, Inc., Guess?, Inc., Hanesbrands Inc., Nordstrom, Inc., and Skechers U.S.A., Inc. were included in the peer group when the 2025 awards were granted but each has since ceased being a public company. As such, their results will be unavailable (and not included) in the performance calculation after completion of the performance period.

Abercrombie & Fitch Co.

American Eagle Outfitters, Inc.

The Buckle, Inc.

Burlington Stores, Inc.

Caleres, Inc.

Canada Goose Holdings Inc.

Capri Holdings Limited

Carter’s, Inc.

The Children’s Place, Inc.

Columbia Sportswear Company

Crocs, Inc. Deckers Outdoor Corporation Designer Brands Inc. Dillard’s, Inc. The Estée Lauder Companies Inc. Fossil Group, Inc. The Gap, Inc. G-III Apparel Group, Ltd. Gildan Activewear Inc.	Hugo Boss AG J.Jill, Inc. Kohl’s Corporation Kontoor Brands, Inc. Levi Strauss & Co. Lululemon Athletica Inc. Macy’s, Inc. Movado Group, Inc. NIKE, Inc.

Oxford Industries, Inc.

Ralph Lauren Corporation

Ross Stores, Inc.

Steven Madden, Ltd.

Tapestry, Inc.

The TJX Companies, Inc.

Under Armour, Inc.

Urban Outfitters, Inc.

V.F. Corporation

Victoria’s Secret & Co.

Wolverine Worldwide, Inc.

2025 decisions

All of our NEOs, with the exception of Ms. Stone, received awards of PSUs in 2025 with a performance cycle generally covering the second quarter of 2025 through the first quarter of 2028 for TSR and fiscal year 2025 through the fiscal year 2027 for ROIC.

Performance measures

The Compensation Committee set performance goals for the ROIC and relative TSR metrics for the relevant three-year period, as set forth below. The relative TSR goals are at the same percentile ranks as they have been for several years and require above-median performance for a target payout.

	Weight	Threshold*	Target*	Maximum*
Average ROIC (three-year period)	50%	31.78%	35.75%	38.25%
Relative TSR (percentile) (three-year period)	50%	30th	55th	80th

*   These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

Payouts for performance between goals would be calculated on a straight-line interpolation basis.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 51

The following table shows the aggregate potential payouts and the aggregate number of shares each payout represents based on the April 10, 2025 grant date. To reinforce the long-term focus these awards are meant to create, our Chief Executive Officer is required, for one year after awards vest, to hold the after-tax shares he receives. This holding requirement is in addition to his stock ownership requirement.

NEO	Threshold ($)[1]	Threshold (# shares)	Target ($)[1]	Target (# shares)	Maximum ($)[1]	Maximum (# shares)
Stefan Larsson	2,775,128	40,132	5,550,256	80,264	11,100,511	160,528
Melissa Stone[2]	N/A	N/A	N/A	N/A	N/A	N/A
Lea Rytz Goldman	425,134	6,148	850,268	12,296	1,700,537	24,592
Fredrik Olsson	375,070	5,424	750,139	10,848	1,500,278	21,696
David Savman	387,517	5,604	775,033	11,208	1,550,066	22,416
Zachary J. Coughlin[3]	975,015	14,100	1,950,030	28,200	3,900,060	56,400
Eva Serrano[3]	425,134	6,148	850,268	12,296	1,700,537	24,592

1   The award values are equal to the number of shares multiplied by $69.15, the closing price of our common stock on the grant date. The award values are not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 60.

2   Ms. Stone was not in her role as Interim Chief Financial Officer at the time annual awards of PSUs were made and, in her role as Executive Vice President, Global Financial Planning and Analysis, she was not eligible for a PSU grant.

3   Mr. Coughlin forfeited his 2025 awards when he voluntarily resigned without good reason and left the company on December 31, 2025.

4   Ms. Serrano forfeited her 2025 awards when she was separated from the company on December 31, 2025.

Pay for Performance

We consider PSU award payouts to be part of the compensation paid to the NEOs in the last full year of the performance cycle even though the relative TSR performance periods do not align with fiscal years. As such, the payouts of the awards granted in April 2023 are considered part of the applicable NEO’s 2025 compensation.

Payouts of Prior Performance Share Unit Awards

Payouts of Performance Share Unit Awards for the 2023 – 2026 Performance Cycle

We made awards of PSUs in 2023. Messrs. Larsson, Savman and Coughlin and Ms. Serrano were among those who received awards. These awards were subject to achievement of average ROIC over a three-year performance period, and relative TSR against prescribed targets over a three-year performance period. The performance goals for these cycles were as follows:

	Weight	Threshold	Target	Maximum
Average ROIC (three-year)	50%	30%	34%	38%
Relative TSR (percentile) (three-year)	50%	30th	55th	80th

Our average ROIC and relative TSR were 34.12% and 43rd percentile respectively. As a result, Messrs. Larsson and Savman and Ms. Serrano received payouts on a straight-line interpolation between threshold and target levels, as follows:

	Shares (#)				Amount ($)
Name	Threshold	Target	Maximum	Actual	Actual
Stefan Larsson	28,804	57,608	115,216	51,537	4,165,736
David Savman	1,682	3,364	6,728	3,010	243,298
Zachary J. Coughlin[1]	7,928	15,856	31,712	0	0
Eva Serrano[2]	3,292	6,583	13,166	5,890	476,089

1   Mr. Coughlin’s award was forfeited upon his voluntary resignation without good reason on December 31, 2025.

2   The shares and amount corresponding to Ms. Serrano’s potential and actual payouts were prorated to reflect the actual number of days she was employed during the applicable performance cycles.

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Competitive Pay for Performance

Compensation Peer Group

All of the companies in the compensation peer group are involved in the wholesale or retail sales of apparel and related products, use similar channels of distribution, and are comparable in size to PVH. The Compensation Committee reviews, considers, and approves the peer group annually after receiving input from our independent compensation consultant regarding potential additions to or deletions from the group. Factors deliberated include changes to a peer company’s business that make it less comparable to us; pending acquisitions involving a peer company; a material change in a peer company’s financial condition or results of operations; and a diminution in the amount and quality of compensation information available regarding a peer company’s executives.

The Compensation Committee considers compensation benchmark data from peer companies. The Committee does not tie NEO compensation to any particular level in comparison to the compensation peer group. Instead, the compensation benchmark data is used to ensure our compensation remains competitive.

The compensation peer group companies (when selected) had revenues for their most recently completed fiscal years between approximately 50% and 250% of our annual revenue, as shown below.

Company[1]	Industry	Most Recent Fiscal Year Revenue ($mm)[2]	Enterprise Value as of 2/1/26 ($mm)[3]
Ross Stores, Inc.	Apparel Retail	$22,751	$62,145
The Gap, Inc.	Apparel Retail	$15,366	$13,405
The Estée Lauder Companies Inc.	Personal Care Products	$14,326	$48,745
Burlington Stores, Inc.	Apparel Retail	$11,559	$23,762
lululemon athletica inc.	Apparel, Accessories and Luxury Goods	$11,103	$21,197
V.F. Corporation	Apparel, Accessories and Luxury Goods	$9,505	$11,537
PVH Corp.	Apparel, Accessories and Luxury Goods	$8,950	$6,958
Foot Locker, Inc.	Apparel Retail	$8,168	$5,578
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$7,079	$22,658
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$7,011	$29,428
Victoria’s Secret & Co.	Apparel Retail	$6,553	$7,348
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$6,282	$9,219
Hanesbrands Inc.	Apparel, Accessories and Luxury Goods	$5,637	$5,570
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$4,442	$5,450

1   Burlington Stores, Inc. and lululemon athletica inc. were added to the compensation peer group for compensation package decisions in 2025 as they fit within the peer group criteria, such as industry and size.

2   Most Recent Fiscal Year Revenue sourced from latest company filings per S&P’s Capital IQ, excludes subleased rental income.

3   Enterprise Value sourced from S&P’s Capital IQ.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 53

PVH Performance Compared to Compensation Peer Group Performance

The following shows our performance against our compensation peer group with regard to several metrics for the one- and three-year periods ended with the 2025 year-end (the last business day of 2025).

1   Compensation Peer Group Revenue and Non-GAAP EBIT source company filings supplied by FactSet.

2   Individual list of Russell 3000 companies for TSR

3   Overall percentile rank excludes TSR vs. Russell 3000

CEO Compensation Compared to Total Stockholder Return

The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows our CEO’s target total compensation and actual total compensation for each of 2023, 2024 and 2025 as compared to the one-year and cumulative three-year TSR for each of those years for both PVH and for the Russell 3000 index. The compensation set forth below is not the same as shown on the Summary Compensation Table.

1   Actual Total Compensation reflects salary paid, bonus and PSUs earned, and stock options and RSUs vested in each year using the stock price at the end of each fiscal year.

2   Total shareholder return ends with fiscal year end and begins with last business date of prior fiscal year.

Other Benefits

Our active U.S.-based NEOs participate in our Associates Investment Plan (our “401(k) plan”) and Supplemental Savings Plan. Mr. Larsson and Ms. Stone participate in our Pension Plan and Supplemental Pension Plan. Future service benefits for the Pension and Supplemental Pension Plans were frozen for most participants after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. Neither Mr. Larsson nor Ms. Stone is a Transition Participant. Messrs. Coughlin and Savman and Ms. Serrano joined PVH after those plans were closed to new participants.

Ms. Rytz Goldman and Mr. Olsson participate in the Zwitserleven Nu Pensioen Plan, a defined contribution plan for associates in the PVH Europe headquarters in Amsterdam, and the PVH Net Pension Plan, a defined contribution plan for certain highly compensated executives in the PVH Europe headquarters.

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The retirement, pension and welfare plans provided to executive officers are similar to those provided to all associates with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits. These officer-based benefits, in the countries in which they are offered, are designed to provide a safety net against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service.

Perquisites are limited and generally consist of discounts in our retail stores that are available to all associates. We maintain multiple relocation policies for associates who are hired subject to a requirement that they relocate to one of our offices. Ms. Rytz Goldman and Mr. Savman, in accordance with their employment agreements, received relocation support in 2025 and will continue to receive relocation support in 2026, in compliance with PVH relocation policies.

Car and driver. PVH has a corporate car and driver who drives executives to and from meetings, including among our three New York City offices, and a fourth office outside of New York City, and provides messenger and other services. Mr. Larsson has access to the corporate car generally for his daily commute, as we believe this accommodation enables him to be more productive during this time.

Ms. Rytz Goldman and Mr. Olsson both receive a monthly car allowance, which is a common perquisite in Europe for the lead executives in a country.

Administration of Our Compensation Programs

Stock Ownership Requirements

Each of our active executive officers and members of our Executive Leadership Team are subject to an ownership requirement. Under our Stock Ownership Guidelines, our Chief Executive Officer is required to hold shares of our common stock with an aggregate value equal to six times his annual base salary. In addition, he must hold for one year the after-tax payouts of his PSU awards. Our Chief Financial Officer, the Chief Executive Officer, PVH Americas, the Chief Executive Officer, PVH EMEA, the Global Brand President, Calvin Klein, the Global Brand President, Tommy Hilfiger and the Chief Supply Chain Officer and Global Head of Operations, must hold shares with an aggregate value equal to three times their respective annual base salaries. Other members of our Executive Leadership Team are required to hold shares with an aggregate value of two times their annual base salary. Executive officers and members of our Executive Leadership Team are required to meet the applicable ownership requirement within five years of becoming subject to the Stock Ownership Guidelines. Executive officers (and others subject to the guidelines) who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are in compliance.

Stock Ownership Requirement Multiples

CEO

6x

Base Common Stock Value

Chief Financial Officer[1], Chief Executive Officer, PVH Americas, Chief Executive Officer, PVH EMEA, Global Brand President, Calvin Klein, Global Brand President, Tommy Hilfiger, Chief Supply Chain Officer and Global Head of Operations

3x

Base Common Stock Value

Chief Communications Officer, Chief People Officer, Chief Strategy Officer, Chief Technology and Information Officer, General Counsel and Secretary, Regional President, PVH Asia Pacific

2x

Base Common Stock Value

1   As Interim Chief Financial Officer, Melissa Stone does not have a stock ownership requirement.

We include in determining compliance:

•   common stock owned outright by the individual or their immediate family members who share the same household, whether held individually or jointly;

•   common stock held in trust for the benefit of the individual or their family;

•   common stock underlying RSUs held by the individual;

•   common stock deemed beneficially owned through the individual’s holdings, if any, in the PVH Stock Fund investment option in our 401(k) plan; and

•   common stock underlying PSUs held by the individual that have been earned because the performance condition has been met (after the completion of the performance period) but that have not been delivered because of an additional time-based vesting period.

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As of April 30, 2026, Messrs. Larsson and Savman are deemed to own a sufficient number of shares to exceed their respective requirements. Ms. Rytz Goldman and Mr. Olsson have been with us for fewer than three years and are making progress towards their ownership requirements. Ms. Stone is not subject to an ownership requirement, as she is only an executive officer and member of our Executive Leadership Team on an interim basis.

Use of Non-GAAP Results

Performance targets based on Total PVH or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs, and other matters (such as foreign exchange volatility, acquisitions, divestitures, restructurings, noncash goodwill and other intangible asset impairment changes and discrete regulatory or legislative changes impacting cost, including changes in tax or tariff rates) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives, and other matters that management recommends to the Committee should not be considered. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results. As a result, the earnings results and targets discussed in this CD&A may differ from, or may not in the future be aligned with, our guidance and reported results.

The Total PVH and business unit EBIT and revenue targets and results discussed in this Proxy Statement all include adjustments and exclusions of the type discussed above. For details with respect to our non-GAAP results, please see Exhibit A.

Timing of Equity Awards

Our equity award policy provides that the annual grant of RSUs (and stock options, if and when granted) to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the filing of our Annual Report on Form 10-K for the most recently completed fiscal year and ending on April 14 of the current year. In practice, this ensures that vestings of these annual awards occur during a period outside of trading blackouts related to earnings announcements.

Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion or assumption of new or additional duties, or for another appropriate reason. All such grants to our NEOs must be approved by the Compensation Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date if it is the first business day of a month).

The Committee retains the discretion not to make grants at the times provided in the equity award policy if the members determine the timing is not appropriate, such as if they are in possession of material non-public information. We do not time the grant of equity-based awards to take advantage of the release of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant taking such action.

Prohibition on Pledging and Hedging

We have a comprehensive Insider Trading Policy that includes a prohibition on pledging our securities or holding our securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of our securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of our stockholders, and that they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.

Clawback Policy

The Company has adopted a Clawback Policy that permits the recoupment of compensation paid to current and former senior officers under certain circumstances. The Clawback Policy complies with SEC Rule 10D-1 and NYSE listing standards. Awards made under our stock and incentive compensation plans are subject to the Clawback Policy. Under the Clawback Policy, in the event of a material restatement of our consolidated financial statements, the Company will seek reimbursement of the portion of any incentive-based compensation granted, earned or vested based on the attainment of a financial reporting measure that would not have been paid had the consolidated financial statements been correctly stated. In addition to recoupment of incentive-based compensation mandated by the SEC and the NYSE, our Clawback Policy includes an enhancement that provides discretion also to recoup additional compensation, including both time- and performance-based equity awards, from any senior officer if the Board of Directors or Compensation Committee determines that the senior officer engaged in a material violation of the Company’s Code of Business Conduct and Ethics policy, including in connection with a financial restatement, or any other material policy of the Company. The policy includes in part the following features:

•   the definition of “Financial Statement Triggering Event” includes errors in the current year’s results,

•   the policy applies to incentive-based compensation, including both time- and performance-based equity awards, based wholly or in part upon the attainment of a “financial reporting measure”,

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•   the Board is required (subject to limited exceptions) to seek clawback in connection with Financial Statement Triggering Events, and

•   the policy implements a three-year lookback period for Financial Statement Triggering Events.

Federal Income Tax Deductibility of Executive Compensation

Our compensation philosophy and decisions are driven by factors other than tax deductibility. In some instances, we determine it is in our best interest to provide compensation that is not fully deductible.

Employment Agreements, Termination of Employment, and Severance

We have employment agreements with all of our NEOs that generally provide them with severance benefits and provide PVH with the protection of restrictive covenants. We use employment agreements to attract and retain qualified executives who could have job alternatives they might otherwise accept. All the agreements, other than Ms. Rytz Goldman’s and Mr. Olsson’s, are evergreen. Ms. Rytz Goldman’s and Mr. Olsson’s agreements are subject to a statutory retirement age. The material terms of these agreements are described under the heading “Employment Agreements,” beginning on page 64. Exhibit B provides a list of the SEC filings that have an NEO employment agreement as an exhibit.

The severance multipliers under the active NEOs’ agreements are as follows:

NEO	Ordinary termination	Termination following change in control
Stefan Larsson	2x base salary and target bonus	2x base salary and target bonus
Melissa Stone	1x base salary and target bonus	1.5x base salary and target bonus
Lea Rytz Goldman	1x base salary and target bonus	1x base salary and target bonus
Fredrik Olsson[1]	1.33x or 1.67x base salary and target bonus	1.33x or 1.67x base salary and target bonus
David Savman	2x base salary and target bonus	2x base salary and target bonus
Zachary J. Coughlin	2x base salary and target bonus	2x base salary and target bonus
Eva Serrano	2x base salary and target bonus	2x base salary and target bonus

1   Severance payments will equal 1.67 times for Mr. Olsson if he voluntarily terminates his employment for good reason; 1.33 for Mr. Olsson if we terminate his employment without cause.

Change in Control Provisions in Equity Plans and Awards

Awards under our Stock Incentive Plan vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date and a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., double trigger).

Risk Considerations in Compensation Programs

Our compensation programs enable a pay-for-performance approach. Variable and performance-based incentives constitute a significant portion of the compensation awarded to our executives. We believe it is important to ensure that executive compensation does not indirectly encourage our executives to take actions that may conflict with our long-term performance and shareholder interests. We address this concern in several ways.

Pay Mix

The base salaries we pay are market-competitive and sufficient to retain and motivate our executives. Our incentive compensation program consists of both short-term and LTI awards, which encourage associates to focus on both annual results and long-term sustainable performance. The majority of each NEO’s pay is variable, incentive compensation that is heavily weighted towards long-term components. These factors discourage excessive risk-taking.

Capped Awards

The payouts of annual bonus and performance share unit awards are capped, even if our performance exceeds the predetermined maximum goals. This mitigates the risk that executives may take to enhance our performance.

Long-Term Performance

Performance share unit awards are based upon our performance over a three-year period, which reduces any incentive to take short-term risks. In addition, the performance measures are selected to align management and stockholder interests.

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Vesting Over Extended Periods

Stock options and RSUs generally vest over four years. This extended vesting period discourages unnecessary or excessive risk-taking by maintaining sufficient future value that remains outstanding. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

Performance Metrics and Goals

The performance goals established by the Compensation Committee for annual bonus awards made to our NEOs are based upon our annual budgets, which are reviewed and approved by the Board. We believe these goals are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which other associates participate, are based on the same performance measures as those that apply to NEO bonuses, which means that all PVH associates participating in bonus plans are pursuing complementary goals, and those goals are consistent with stockholder interests. The one bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provides only de minimis awards.

The performance goals for annual PSU awards made to our NEOs are split 50% between two (typically three-year) financial performance goals, and the awards cliff vest at the end of the performance cycle to the extent the goals are achieved. Annually, the Audit & Risk Management Committee and the Compensation Committee independently confirm the levels at which performance goals were achieved. The Compensation Committee has the ability to adjust annual bonus payouts based on unforeseen events that may not be reflected in financial performance. These risk-mitigating controls minimize excessive risk-taking and short-term focus.

Amounts earned under our annual bonus and PSU plans are subject to recoupment in the event of a restatement of our financial statements or a material breach of a material company policy

Recoupment

Our Clawback Policy allows us to recover any incentive compensation paid or granted to any current or former Section 16 officer (the executives whose compensation is subject to Compensation Committee review and approval) in the event of a restatement of our financial statements or a material breach of a material company policy.

Equity Ownership

Incentive compensation has a large stock component to it. The value of equity awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines. Since our executive officers are required to hold a prescribed amount of our common stock, it is in their interest not to jeopardize stock appreciation.

Management identified the above items in a risk assessment of each component of the compensation program for our NEOs and across PVH that was presented to the Compensation Committee and assessed by our independent compensation consultant at that time. The assessment verified our conclusion that there is no significant opportunity for excessive risk-taking arising from our overall compensation program that is reasonably likely to have a material adverse effect on PVH.

58 / PVH Corp. 2026 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Amanda Sourry, Chair

Michael M. Calbert
George Cheeks

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2026 Proxy Statement / 59

Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table includes the 2023, 2024 and 2025 compensation data for our NEOs for the years in which they served as NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Non-qualified Deferred Compensation on Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
Stefan Larsson Chief Executive Officer	2025 2024 2023	1,450,000 1,421,154 1,291,667	0 0 0	12,200,530 9,370,068 8,880,455	N/A 2,225,040 2,221,317	2,142,230 2,808,940 2,784,080	45,080 244,990 274,671	327,545 207,846 161,714	16,165,385 16,278,038 15,613,904
Melissa Stone Interim Chief Financial Officer and Executive Vice President, Global Financial Planning and Analysis	2025	568,077	0	500,231	N/A	203,143	27,204	48,575	1,347,230
Lea Rytz Goldman[6] Global Brand President, Tommy Hilfiger	2025 2024	856,665 627,059	0 195,996	1,917,069 1,604,478	N/A N/A	658,484 566,880	N/A N/A	373,909 387,599	3,806,127 3,382,012
Fredrik Olsson[6] Chief Executive Officer, PVH EMEA	2025	989,924	0	1,691,311	N/A	667,274	N/A	521,242	3,869,751
David Savman Global Brand President, Calvin Klein	2025 2024	825,000 745,192	0 500,000	1,747,439 1,069,339	N/A N/A	740,589 726,450	N/A N/A	1,129,753 469,288	4,442,781 3,510,269
Zachary J. Coughlin[7] Former Executive Vice President and Chief Financial Officer	2025 2024 2023	841,154 890,385 844,561	0 0 200,000	4,396,662 3,130,223 2,640,553	N/A 725,424 660,744	N/A 1,089,675 910,180	N/A N/A N/A	136,127 124,047 85,482	5,373,943 5,959,754 5,341,520
Eva Serrano[8] Former Global Brand President, Calvin Klein	2025 2024 2023	794,423 850,000 764,059	0 0 1,318,000	1,917,069 1,818,533 2,500,659	N/A N/A N/A	485,485 776,543 873,028	N/A N/A N/A	3,595,358 73,362 816,726	6,792,335 3,518,438 6,272,472

1   The compensation reported represents the aggregate grant date fair value of RSUs and PSUs granted in the fiscal year listed. These are multi-year awards that pay out in future years only if performance objectives and/or service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules, but we expense the cost over the requisite service period.

60 / PVH Corp. 2026 Proxy Statement

The following sets forth the breakdown between RSUs and PSUs of the referenced stock awards:

Name	Fiscal Year	RSU Awards ($)	PSU Awards ($)	Total Stock Awards ($)
Stefan Larsson	2025 2024 2023	5,550,256 3,330,254 3,330,212	6,650,274 6,039,814 5,550,243[a]	12,200,530 9,370,068 8,880,455
Melissa Stone	2025	500,231[b]	N/A	500,231
Lea Rytz Goldman	2025 2024	850,268 750,251	1,066,801 854,227	1,917,069 1,604,478
Fredrik Olsson	2025	750,139	941,172	1,691,311
David Savman	2025 2024	775,033 500,021	972,406 569,318	1,747,439 1,069,339
Zachary J. Coughlin	2025 2024 2023	1,950,030 1,080,379 990,181	2,446,632 2,049,844 1,650,372[a]	4,396,662 3,130,223 2,640,553
Eva Serrano	2025 2024 2023	850,268 850,343 1,750,414[b]	1,066,801 968,190 750,245[a]	1,917,069 1,818,533 2,500,659

a   Reflects grant date value. For performance achieved and awards earned, please see the Pay for Performance section on page 52.

b   Includes special RSU grants. See discussion on page 63 regarding the special grant to Ms. Stone.

The fair value of RSUs is equal to the closing price of our common stock on the grant date multiplied by the number of units granted. The PSUs are divided equally between market-based awards and non-market-based awards. The fair value of the non-market-based awards is equal to the closing price of our common stock minus the present value of any dividends expected to be paid on our common stock during the three-year requisite service period, as these contingently issuable PSUs do not accrue dividends. The fair value of the market-based awards was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:

	2025	2024	2023
Weighted Average Grant Date Fair Value Per PSU	$102.35	$137.44	$119.51
Weighted Average Risk-Free Interest Rate	3.81%	4.71%	3.56%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	47.02%	48.28%	58.21%

The fair value of PSUs reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Larsson’s awards granted are subject to a holding period of one year after the applicable vesting date. For such awards, the grant date fair values were discounted 4.50%, 4.40%, and 7.40% respectively, for the restriction of liquidity, which we calculated using the Finnerty model. The value of the NEOs’ PSUs on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares payable by the closing price of our common stock on the grant date.

Name	2025	2024	2023
Stefan Larsson	11,100,511	11,100,554	9,655,101
Melissa Stone	N/A	N/A	N/A
Lea Rytz Goldman	1,700,537	1,500,502	N/A
Fredrik Olsson	1,500,278	N/A	N/A
David Savman	1,550,066	1,000,042	N/A
Zachary J. Coughlin	3,900,060	3,600,678	2,657,466
Eva Serrano	1,700,537	1,700,686	1,208,061

2   No stock options were granted in 2025. The compensation reported in 2024 and 2023 represents the aggregate grant date fair value of stock options granted in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:

	2024	2023
Weighted Average Grant Date Fair Value Per Option	$60.96	$43.47
Weighted Average Risk-Free Interest Rate	4.33%	3.33%
Expected Annual Dividends Per Share	$0.15	$0.15
Weighted Average Company Volatility	53.32%	50.60%
Weighted Average Expected Option Term, In Years	6.25	6.25

3   The compensation reported consists of payouts under our Performance Incentive Bonus Plan earned with respect to the fiscal years listed. Included for Mr. Savman is a $200,000 adjustment of his bonus in recognition of his outstanding performance while executing two leadership roles for a significant portion of 2025.

EXECUTIVE COMPENSATION TABLES / PVH Corp. 2026 Proxy Statement / 61

4   The compensation reported consists of the changes in values under our Pension Plan and our Supplemental Pension Plan as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
Stefan Larsson	2025 2024 2023	3,784 18,933 23,450	41,296 226,057 251,221	45,080 244,990 274,671
Melissa Stone	2025	13,469	13,735	27,204
Lea Rytz Goldman	2025 2024	N/A N/A	N/A N/A	N/A N/A
Fredrik Olsson	2025	N/A	N/A	N/A
David Savman	2025 2024	N/A N/A	N/A N/A	N/A N/A
Zachary J. Coughlin	2025 2024 2023	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Eva Serrano	2025 2024 2023	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

†   The amounts reported represent the aggregate change in the actuarial value of Mr. Larsson’s and Ms. Stone’s accumulated benefits under all defined benefit plans. Additional information regarding the two pension plans is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.” See page 72.

5   The following table provides additional information about the amounts that appear in the “All Other Compensation” column:

		Perquisites		PVH Contributions to Defined Contribution Plans[a] ($)	Total ($)
Name	Fiscal Year	Personal Travel ($)	Other ($)
Stefan Larsson	2025 2024 2023	29,888[b] 32,659[b] 39,534[b]	0 0 0	297,657 175,187 122,180	327,545 207,846 161,714
Melissa Stone	2025	0	0	48,575	48,575
Lea Rytz Goldman	2025 2024	24,672[c] 19,208[c]	318,352[d] 344,118[e]	30,885 24,273	373,909 387,599
Fredrik Olsson	2025	0	505,186[f]	16,056	521,242
David Savman	2025 2024	9,122 0	1,037,722[g] 400,821[h]	82,909 68,467	1,129,753 469,288
Zachary J. Coughlin	2025 2024 2023	0 0 0	0 0 0[i]	136,127 124,047 85,482	136,127 124,047 85,482
Eva Serrano	2025 2024 2023	0 0 0	3,528,402[j] 0 797,128[k]	66,956 73,362 19,598	3,595,358 73,362 816,726

a   For U.S.-based NEOs, this represents company contributions to our AIP and our Supplemental Savings Plan. For Ms. Rytz Goldman and Mr. Olsson, this represents company contributions to both our Zwitserleven Nu Pensioen Plan and our supplemental PVH Net Pension Plan. Both are defined contribution plans, the former for all associates and the latter for certain executives in our European headquarters in Amsterdam.

b   This amount represents personal use of a company car and driver. See discussion on page 55.

c   This amount represents a car allowance. See discussion on page 55.

d   This amount consists of a housing allowance of $298,560 and an additional expense gross-up of $19,792.

e   This amount consists of housing allowance of $234,573, moving and relocation expenses of $70,161, a tax gross-up on the moving expenses of $36,692 and a moving allowance of $2,692.

f    This amount consists of housing allowance of $407,128 and a tax gross-up on moving expenses of $98,058.

g   This amount includes a prior year mobility adjustment of $206,517 with a tax gross-up of $255,490 and $124,492 tuition reimbursement with a tax gross up of $154,144, and $141,600 housing expense with a tax gross-up $155,479.

h   This amount consists of moving and relocation expenses of $251,456 and a tax gross-up on the moving allowance of $149,365.

i    Mr. Coughlin received a personal benefit for moving expenses, but the amount was not required to be disclosed under SEC rules.

j    This amount represents severance and the wellness benefit value $29,008 and a $54,000 payment with a $44,184 gross-up.

k   This amount consists of moving and relocation expenses of $518,133 and a tax gross-up of $278,995.

6   Ms. Rytz Goldman’s and Mr. Olsson’s cash compensation was paid in euros and has been converted at average euro-to-U.S. dollar exchange rates over the applicable fiscal year. The rates were 1.1422 for 2025, 1.0769 for 2024, and 1.0825 for 2023.

7   Mr. Coughlin voluntarily resigned without good reason and left the company effective December 31, 2025. As a result, he forfeited his stock awards for fiscal year 2025.

8   Ms. Serrano became entitled to receive severance pursuant to the provision of her employment agreement relating to termination of employment without “cause” or for “good reason.” See the discussion under the heading “Employment Agreements” beginning on page 64.

62 / PVH Corp. 2026 Proxy Statement / EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stefan Larsson	4/10/2025							80,264	5,550,256
	4/10/2025				40,132	80,264	160,528		6,650,274
	4/10/2025	725,000	2,900,000	5,800,000
Melissa Stone	4/10/2025							4,340	300,111
	12/16/2025							2,744	200,120[4]
	4/10/2025				N/A	N/A	N/A		N/A
	4/10/2025	68,750	275,000	550,000
Lea Rytz Goldman	4/10/2025							12,296	850,268
	4/10/2025				6,148	12,296	24,592		1,066,801
	4/10/2025[5]	214,166	856,665	1,713,330
Fredrik Olsson	4/10/2025							10,848	750,139
	4/10/2025				5,424	10,848	21,696		941,172
	4/10/2025[5]	257,000	1,027,998	2,055,996
David Savman	4/10/2025							11,208	775,033
	4/10/2025				5,604	11,208	22,416		972,406
	4/10/2025	206,250	825,000	1,650,000
Zachary J. Coughlin[6]	4/10/2025							28,200	1,950,030
	4/10/2025				14,100	28,200	56,400		2,446,632
	4/10/2025	281,250	1,125,000	2,250,000
Eva Serrano[7]	4/10/2025							12,296	850,268
	4/10/2025				6,148	12,296	24,592		1,066,801
	4/10/2025	212,500	850,000	1,700,000

1   These amounts represent potential payout opportunities for annual bonus awards under our Performance Incentive Bonus Plan with respect to 2025 performance. Ms. Stone’s amounts represent potential payout opportunities for annual bonus awards under our Management Bonus Plan with respect to 2025 performance. The Management Bonus Plan is similar to the Performance Incentive Bonus Plan but applies to associates who are not Section 16 Officers.

2   These amounts represent potential share payouts of PSU awards. See discussion on page 52.

3   These amounts represent RSU awards. See discussion on page 50.

4   Ms. Stone received an additional award on December 16, 2025 in recognition of accepting the additional responsibilities of Interim Chief Financial Officer.

5   Potential cash payouts for Ms. Rytz Goldman and Mr. Olsson have been converted at a euro-to-U.S. dollar exchange rate of 1.1422, which was the average exchange rate for 2025.

6   Mr. Coughlin forfeited his 2025 awards when he voluntarily resigned without good reason and left the company on December 31, 2025.

7   Ms. Serrano forfeited her 2025 RSU and PSU awards when she was separated from the company on December 31, 2025.

EXECUTIVE COMPENSATION TABLES / PVH Corp. 2026 Proxy Statement / 63

Narrative Disclosure to Summary Compensation Table and
Grants of Plan-Based Awards Table

Employment Agreements

Stefan Larsson, Melissa Stone, David Savman, Zachary J. Coughlin and Eva Serrano

Summary of Employment Agreements

For ease of reading, the description immediately below is in the present tense even as applied to Mr. Coughlin, who left the company in December 2025 and Ms. Serrano, who ceased to be an executive officer in May 2025 and left the company in December 2025.

Our employment agreements with each of Messrs. Larsson, Savman and Coughlin and Mses. Stone and Serrano outline the compensation and benefits to be paid to these executives during their employment and set forth their rights to severance upon termination of employment. The agreements also include certain restrictive covenants in favor of PVH. The covenants include prohibitions during and after employment against the use of our confidential information, soliciting our associates for employment by themselves or anyone else, competing against PVH by accepting employment or being otherwise affiliated with a competitor and interfering with our business relationships. The agreements provide for an annual review of base salaries and permit only upward adjustments of salary.

Termination without “cause” or for “good reason”

Generally, each executive is entitled to severance only if the executive’s employment is terminated by PVH without “cause” or if the executive terminates the executive’s employment for “good reason.”

“Cause” is generally defined as:

•   gross negligence or willful misconduct (a) in the executive’s performance of the material responsibilities of the executive’s position that results in material economic harm to us or our affiliates or (b) that results in material reputational harm causing demonstrable injury to us or our affiliates;

•   the executive’s willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

•   the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. federal, state or local law (other than a traffic violation for Mr. Larsson and Ms. Stone) or a crime of moral turpitude;

•   the executive’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement);

•   any act or failure to act by the executive that, under the provisions of applicable law, disqualifies the executive from acting in the executive’s position; or

•   any material breach of the employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries.

“Good reason” is generally defined as:

•   the assignment to the executive of any duties that are inconsistent in any material respect with the executive’s position, or any other action that results in a material diminution in such position;

•   for Mr. Coughlin only, a change in his reporting relationship such that he no longer reports directly to the Board or Chief Executive Officer of PVH;

•   for Ms. Serrano only, a change in her reporting relationship such that she no longer reports directly to the Board, Chief Executive Officer or President of PVH;

•   for Ms. Stone only, a reduction of her base salary;

•   for Messrs. Larsson, Savman and Coughlin and Ms. Serrano only, a reduction of their base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;

•   the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to the executive, in each case relative to all other similarly situated senior executives;

•   for Mr. Larsson only, our failure to cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term during his employment;

•   requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles (for Mr. Larsson) or 75 miles (for the other executives) from PVH’s principal executive offices;

•   for Mr. Larsson only, solely after a change in control of PVH, if Mr. Larsson is not serving as the Chief Executive Officer and a member of the board of directors of the top-most company in the chain of companies resulting from such change in control at any time during the one-year period following such change in control (other than as a result of Mr. Larsson’s termination of employment for any reason or cessation of service as a director due to death or disability); or

•   our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason, each of these executives is entitled to a multiple (one times for Ms. Stone; two times for each of the others) of the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All of the agreements require the applicable

64 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

NEO to execute a release of claims in our favor in order to receive these payments. All such amounts are payable in accordance with our payroll schedule in substantially equal installments over the one-year (for Ms. Stone) or two-year period (for each of the others) following the date of termination.

The agreements provide that for a period of time (one year for Ms. Stone, two years for each of the others) following the termination of the executive’s employment without cause or for good reason, medical, dental and life insurance coverages are continued for the executive (and the executive’s family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.

Under her agreement, Ms. Serrano’s employment shall not be deemed terminated and she shall not be entitled to the severance or continued insurance coverage described above and under “Termination following a change in control” if the subsidiary, business or operating unit or division in which she is then employed (the “Business”) is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) she continues her employment in substantially the same or a greater capacity in regard to the Business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) she is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of the Business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing her or (B) she is offered employment in substantially the same or a greater capacity in regard to the Business and (1) her base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with similarly situated executives with the new employer (including in comparable affiliates).

Termination following a change in control

Each of the NEOs also is entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of PVH (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to a multiple (one and a half times for Ms. Stone; two times for each of the others) of the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of PVH’s assets” (each within the meaning of Section 409A of the Code). Otherwise, this amount will be paid in substantially equal installments over the one and a half-year (for Ms. Stone) or two-year (for each of the others) period following the date of termination.

These executives also would receive comparable medical, dental and life insurance coverage for themselves and their families for the one and a half-year (for Ms. Stone) or two-year (for each of the others) period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer.

Ms. Serrano’s agreement provides that in the event of a termination of employment for good reason as is described above, or by us for any reason other than death, disability or cause as is described above, in each case occurring within two years of a change in control of PVH, the award of 11,936 RSUs granted to her upon commencement of employment, to the extent then outstanding, will become fully vested as of the date her employment is terminated.

All of the employment agreements provide that if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, the executive’s severance would be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if the executive received the full severance amount.

Lea Rytz Goldman and Fredrik Olsson

Summary of Employment Agreements

Our employment agreements with each of Ms. Rytz Goldman and Mr. Olsson outline the compensation and benefits to be paid to these executives during their employment and sets forth the parties’ rights to terminate these executives’ employment and the restrictive covenants to which they have agreed. The agreements provide for a review of base salaries in accordance with our usual practices for similarly situated executives and, in the case of Ms. Rytz Goldman, permits only upward adjustments of salary.

Termination without “cause” or for “good reason”

The employment agreements set forth Ms. Rytz Goldman’s and Mr. Olsson’s rights to severance upon termination of employment. Generally, each executive is entitled to severance only if the executive’s employment is terminated without “cause” or if the executive terminates employment for “good reason.”

“Cause” is generally defined as the following:

•  gross negligence or willful misconduct (a) in the executive’s performance of the material responsibilities of the executive’s position that results in material economic harm to us or our affiliates, or (b) that results in material reputational harm to us or our affiliates;

•  the executive’s willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

•  the executive’s conviction of, or plea of guilty or nolo contendere to, a felony or comparable crime within the meaning of applicable law or a crime of moral turpitude;

•  the executive’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement);

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 65

•  any act or failure to act by the executive that, under the provisions of applicable law, disqualifies the executive from acting in the executive’s position;

•  any material breach of the employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH or PVH B.V.; or

•  other urgent reason within the meaning of the Dutch Civil Code.

“Good reason” is generally defined as:

•   the assignment to the executive of any duties inconsistent in any material respect with the executive’s position, or any other action by us that results in a material diminution in such position;

•   a reduction of base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;

•   the taking of any action by us that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to the executive, in each case relative to all other similarly situated senior executives;

•   requiring that the executive’s services be rendered primarily at a location or locations more than 120 kilometers from Amsterdam, where PVH Europe’s headquarters are located; or

•   our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Each employment agreement may be terminated by either party to the agreement, subject to a notice period of six months for Ms. Rytz Goldman and four months for Mr. Olsson in the case of the executive terminating their employment (1) by voluntary resignation without good reason or (2) for good reason and 12 months and eight months for us with respect to Ms. Rytz Goldman and Mr. Olsson, respectively, in the case of our terminating the executive’s employment without cause. The agreement automatically terminates at the end of the month in which the executive reaches the statutory pension age under Dutch law (currently 68 years and three months). During the notice period, Mr. Olsson shall be entitled to an amount equal to one-third or two-thirds of his target annual bonus for the year of termination of employment depending on whether he terminated his employment for good reason or we terminated his employment without cause, respectively. This amount shall be payable at the same time as we pay annual bonuses to similarly situated executives.

Generally, in the event of a termination of employment without cause or for good reason (other than during the two-year period following a change in control (as defined in their agreement)), each of these executives is entitled to a severance payment equal to a multiple (one times for Ms. Rytz Goldman; 1.67 times for Mr. Olsson if he voluntarily terminates his employment for good reason; 1.33 for Mr. Olsson if we terminate his employment without cause) of the sum of (x) the executive’s base salary for 12 months and (y) an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan in which the executive participates (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if a bonus opportunity has not been established for the year of termination). This severance payment will be deemed to include the statutory severance amount and benefits provided for under Dutch law. The severance amount is payable on the same schedule that base salary was paid in 12 substantially equal monthly payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after the date of termination of employment, subject to the executive delivering a settlement agreement to us.

If the executive’s employment is terminated without cause or for good reason within two years after a change in control, the executive is entitled to the above severance amount, which will be paid in a lump sum on the first scheduled payroll date that occurs on or following the date that is 30 days after the executive’s termination of employment, subject to the executive delivering a settlement agreement to us.

Each employment agreement also provides that in the event of the executive’s disability pursuant to article 7:669, paragraph 3(b) of the Dutch Civil Code, we would be entitled to terminate the executive’s employment, in which case the executive would be entitled to receive the statutory severance amount provided for under Dutch law.

Under each agreement, the executive will not be entitled to severance if the business or operating unit or division in which the executive is then employed is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) the executive continues the executive’s employment in substantially the same or a greater capacity in regard to such business, operating unit or division as immediately prior to the transaction, regardless of the terms of such employment, or (ii) the executive is offered continued employment in connection with such transaction (whether or not the executive accepts the offer) and either (A) the employment agreement is to be assumed by the acquirer of such business, operating unit or division or is to be continued as a result of a transaction involving a change in control of the entity then employing the executive or (B) the executive is offered employment in substantially the same or a greater capacity in regard to such business, operating unit or division and (1) the executive’s base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to the executive are consistent with those offered to similarly situated executives with the executive new employer (including in comparable affiliates).

The restrictive covenants in each employment agreement include prohibitions during and following employment against the executive’s use of our confidential information, soliciting PVH associates for employment by themselves or anyone else, interfering with our business relationships, and competing against us by accepting employment or being otherwise affiliated with a direct competitor of our businesses or products as of the date of termination or any business that the executive knows that we are actively planning to engage in or products that we are actively planning to develop or launch.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our NEOs upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.
66 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Stock Incentive Plan

Our Stock Incentive Plan enables us to grant stock options, RSUs, PSUs and other stock-based awards. To date, we have granted to the NEOs (i) service-based incentive and non-qualified stock options, restricted stock and RSUs; and (ii) contingently issuable PSUs and RSUs. The following describes the effect on stock option, restricted stock unit, and performance share unit awards (the only types of awards currently outstanding) of a termination of employment or change in control.

Stock options

The following sets forth the effect of certain triggering events on stock options prior to their exercise or expiration.

Death

Unvested stock options become exercisable and, together with already exercisable options, expire three months after the qualification of the representative of the participant’s estate (or such earlier date on which they are scheduled to expire).

Change In Control

Unvested stock options that are assumed by the acquirer continue on the same terms and will become immediately exercisable in the event of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two-year period following the change in control.

Unvested stock options that are not assumed by the acquirer become immediately exercisable.

Disability

Unvested stock options become immediately exercisable and, together with already exercisable options, expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

Retirement

Unvested stock options become immediately exercisable, except that awards granted in the year of retirement are forfeited if the participant retires prior to the last day of the calendar year of the grant. Stock options that vest, together with already exercisable options, expire three years after the retirement (or such earlier date on which they are scheduled to expire).

Voluntary Termination/Termination Without Cause/Termination For “Good Reason”[1]	Unvested stock options are forfeited. Vested stock options expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

RSUs

The following sets forth the effect of certain triggering events on RSUs prior to their vesting.

Death/Disability	All outstanding RSUs vest in full.
Change In Control

All outstanding RSUs that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement, if any) within two years of the change in control (i.e., double trigger).

All outstanding RSUs that are not assumed by an acquirer upon a change in control will vest in full on an accelerated basis upon the change in control.

Retirement	All outstanding RSUs generally vest in full, except that RSUs granted in the year of retirement are forfeited immediately if the recipient retires before December 31.
Voluntary Termination/Termination Without Cause/Termination For “Good Reason”[1]	All outstanding RSUs are forfeited immediately.

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 67

PSUs

The following sets forth the effect on PSUs of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control

Awards assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed). The awards then will be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two-year period following the change in control or the scheduled end of the performance cycle (i.e., double trigger).

Awards not assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed), and the participant will receive a prorated payout of the award to reflect the portion of the performance cycle worked by the participant.

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement

The participant will receive the full payout, if any, that would have been payable for the performance cycle if the participant retires on or after the first anniversary of the grant date. A participant who retires before the first anniversary of the grant date will not receive a payout.

Termination Without Cause/Termination For “Good Reason”[1]

The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if the participant’s employment terminated on or after the first anniversary of the grant date. A participant whose employment is terminated before the first anniversary of the grant date will not receive a payout.

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is defined in the Performance Incentive Bonus Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

Payouts in the event of death or a change in control will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Performance Incentive Bonus Plan

We make annual bonus awards under our Performance Incentive Bonus Plan. The following sets forth the effect on annual bonuses of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control	The participant will receive the target-level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/Termination Without Cause/Termination For “Good Reason”[1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

1   “Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

68 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

The bonus, in the event of death or a change in control, will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Long-Term Incentive Plan

We have a Long-Term Incentive Plan (the “LTI Plan”) under which we can grant performance-based LTI awards. Payouts under this plan are typically made in cash. There were no awards made under this plan that were outstanding at any time during 2025. The following sets forth the effect on LTI Plan awards of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control

The award will be deemed time-based and will be payable at the target-level of performance upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger).

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/Termination For “Good Reason”[1]

If after the first fiscal year of the performance cycle, the participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. A participant who is terminated during the first fiscal year will not receive a payout.

1   “Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the LTI Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The payout, in the event of death or a change in control, will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Outstanding Equity at Fiscal Year-End

		Option Awards[1]				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Stefan Larsson	6/3/2019	53,500	0	87.72	6/3/2029
	4/14/2020	57,600	0	47.96	4/14/2030
	9/10/2020	17,700	0	67.05	9/10/2030
	4/5/2021	33,200	0	104.30	4/5/2031
	4/6/2022	35,025	11,675	71.51	4/6/2032
	4/6/2023	25,550	25,550	83.80	4/6/2033
	4/10/2024	9,125	27,375	109.75	4/10/2034
	4/6/2022					8,391	523,263
	4/6/2023					19,870	1,239,093
	4/10/2024					22,758	1,419,189
	4/10/2025					80,264	5,005,263
	4/06/2023[5]							86,412	5,388,652
	4/10/2024[6]							37,929	2,365,252
	4/10/2025[7]							40,132	2,502,632

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 69

		Option Awards[1]				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Melissa Stone	4/6/2022					438	27,314
	4/6/2023					1,790	111,624
	4/10/2024					1,368	85,308
	4/10/2025					4,340	270,642
	12/16/2025					2,744	171,116
Lea Rytz Goldman	4/10/2024					5,127	319,720
	4/10/2025					12,296	766,779
	4/10/2024[6]							5,127	319,720
	4/10/2025[7]							6,148	383,389
Fredrik Olsson	1/3/2025					4,744	295,836
	4/10/2025					10,848	676,481
	4/10/2025[7]							5,424	338,241
David Savman	1/3/2023					1,052	65,603
	4/6/2023					2,090	130,332
	4/10/2024					3,417	213,084
	4/10/2025					11,208	698,931
	4/6/2023[5]							5,046	314,669
	4/10/2024[6]							3,417	213,084
	4/10/2025[7]							5,604	349,465
Zachary J. Coughlin[8]	4/6/2022	16,425	0	71.51	4/6/2032
	4/6/2023	7,600	0	83.80	4/6/2033
	4/10/2024	2,975	0	109.75	4/10/2034
Eva Serrano	4/6/2023[5]							9,875	615,805
	4/10/2024[6]							3,348	208,781

1   Stock options vest in four equal installments on each of the first four anniversaries of the grant date.

2   These awards consist of RSUs. Awards vest in four equal installments on each of the first four anniversaries of the grant date, except for the awards granted to (i) Ms. Stone in December 2025, of which 50% will vest on each of the first and second anniversaries of the grant date, and (ii) Mr. Olsson in January 2025, of which 50% vested on the first anniversary and 50% will vest on the second anniversary of the grant date.

3   The market value of unvested RSUs and unvested PSUs was calculated by multiplying the number of units by $62.36, the closing stock price of our common stock on January 30, 2026, the last business day of 2025.

4   All awards are PSUs. The number of shares assumes service for the entire three-year performance cycle, except with respect to Ms. Serrano. The awards generally pay out on a prorated basis if the NEO does not work the entire cycle. Ms. Serrano’s shares have been prorated to reflect the actual number of days she was employed during the applicable performance cycles.

5   The table shows (1) the ROIC portion of the awards at maximum level, as the actual payout as of the end of 2025 was between target and maximum performance, and (2) the relative TSR portion of the awards at target level, as the estimated payout as of the end of 2025 was between threshold and target performance. The performance cycle for such awards ended on April 3, 2026. For performance achieved and awards earned, please see the Pay for Performance section on page 52.

6   The table shows (1) the ROIC portion of the awards at target level as the estimated payout as of the end of 2025 was between threshold and target levels, and (2) the relative TSR portion of the awards at threshold level, as the estimated payout as of the end of 2025 was below threshold performance. The portion of the awards tied to the three-year ROIC measure and the portion tied to the three-year TSR will vest if the ROIC and relative TSR performance criteria are satisfied, in each case in April 2027.

7   The table shows (1) the ROIC portion of the awards at threshold level as the estimated payout as of the end of 2025 was below threshold performance, and (2) the relative TSR portion of the awards at threshold level, as the estimated payout as of the end of 2025 was below threshold performance. The portion of the awards tied to the three-year ROIC measure and the portion tied to the three-year TSR will vest if the ROIC and relative TSR performance criteria are satisfied, in each case in April 2028.

8   Mr. Coughlin’s exercisable stock option awards expired three months after his termination of employment, pursuant to the terms thereof. Mr. Coughlin’s unexercisable stock option awards and unvested RSU and PSU awards were forfeited upon his termination of employment.

70 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Stefan Larsson	0	0	62,001	4,286,002
Melissa Stone	N/A	N/A	2,089	142,119
Lea Rytz Goldman	N/A	N/A	1,709	118,177
Fredrik Olsson	N/A	N/A	0	0
David Savman	N/A	N/A	3,236	220,876
Zachary J. Coughlin	0	0	12,274	845,389
Eva Serrano	N/A	N/A	7,159	487,577

1   The value realized on exercise equals the price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.

2   The value realized on vesting equals the price of our common stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Stefan Larsson	Pension Plan[2]	4.00	99,966	0
	Supplemental Pension Plan[2]	4.00	1,294,227	0
Melissa Stone	Pension Plan[2]	18.50	294,963	0
	Supplemental Pension Plan[2]	18.50	346,333	0
Lea Rytz Goldman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Fredrik Olsson	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
David Savman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Zachary J. Coughlin	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Eva Serrano	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A

1   See Note 12, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 1, 2026, for the assumptions used in calculating the present value of the accumulated benefit.

2   Pension and Supplemental Pension Plan credited service and actuarial values are calculated as of February 1, 2026, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of February 1, 2026 are calculated based on the following assumptions:

(i) for annuity payments in the qualified Pension Plan, the PRI-2012 mortality table, and the MP-2021 mortality improvement projection scale, as published by the Society of Actuaries;

(ii) a 5.50% discount rate;

(iii) a form of payment in the qualified Pension Plan as follows: 90% assumed to elect a lump sum, 5% assumed to elect a life annuity, 2.5% assumed to elect a 50% joint and survivor, and 2.5% assumed to elect a 100% joint and survivor;

(iv) a form of payment in the non-qualified Supplemental Pension Plan of 100% assumed to elect a lump sum; and

(v) lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (these include the mortality table PRI-2012, with projected mortality improvements, and segment rates of 4.20% for payments expected to be made for the first 5 years, 4.55% for payments between 5 and 20 years, and 4.85% for payments projected to be made after 20 years).

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 71

Defined Benefit Plans

Pension Plan

We maintain a pension plan for certain of our U.S.-based associates, which we refer to in this section as the “Pension Plan” or “Plan.” The Pension Plan is a qualified defined benefit plan. Our U.S.-based associates hired on or before December 31, 2021, are eligible to participate in the Plan unless they are:

– members of a collective bargaining unit,

– independent contractors or consultants,

– non-resident aliens, or

– covered by another company-provided pension plan.

The Pension Plan is closed to U.S.-based associates hired or rehired after December 31, 2021, including Mr. Savman who is not eligible to participate in the Plan, and Mr. Coughlin and Ms. Serrano who were not eligible to participate in the Plan, as they were hired after this date. In 2023 the Board approved changes to the plan to freeze future service benefits for most participants after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. None of the NEOs are Transition Participants.

Eligible salaried associates began participation in the Pension Plan on the first day of the calendar quarter after they completed one year of service in which they worked at least 1,000 hours. Eligible hourly production associates began participation in the Plan on the first day of the calendar quarter after they completed three months of service, provided it was anticipated they would work at least 1,000 hours in the year.

The benefits under the Pension Plan generally are based on a participant’s career average compensation up to the freeze effective date, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, and awards under the LTI Plan.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit. The prior service benefit for salaried associates is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior service benefit at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation (or, if the employee date of hire is on or after October 1, 2019, 0.75% for their first five years of service compensation), plus 0.50% of each year’s future service compensation over the Social Security-covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years. Benefits under the Pension Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. Both Mr. Larsson and Ms. Stone are vested in the Pension Plan.

The Pension Plan has provisions to prevent a break in service under certain circumstances. Any participant who would be credited with fewer than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare will be credited with service for the number of hours the participant would have worked that, together with credited hours actually worked during the plan year, totals 501 hours of service. In addition, participants will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under federal law.

72 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Normal retirement age under the Pension Plan is age 65. Vested participants are eligible for a lump sum distribution (or an immediate annuity form of distribution) at termination, regardless of age. Vested participants who terminate employment prior to age 55 or have worked less than ten years are eligible for an unsubsidized early retirement benefit based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%

We subsidize the early retirement benefit for participants who retire when they are age 55 or over and have worked ten or more years by making benefit payments in the applicable percentage shown below based on actual age and years of service.

Years of Service

Age at Commencement	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%

Years of Service

Age at Commencement	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%

None of the NEOs are eligible for subsidized early retirement benefits.

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 73

Benefits are payable on one of the bases described below.

Life-only annuity

A participant who is not married or married less than 12 months when payments begin and who does not elect an optional payment method will receive the full amount of the benefit in equal monthly installments for life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

50% joint & survivor annuity

A participant who is married for at least 12 months when payments begin will receive the benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit for life. Thereafter, the participant’s spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death. The participant’s age at the date benefits commence, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

100% (or 75% or 66 2/3%) joint & survivor annuity

A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of the benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2/3%) for life. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death. The participant’s age at the date benefits commence, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

Life & period certain annuity

A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the guaranteed number of payments before death, the same monthly benefit continues to the beneficiary until the combined total equals the guaranteed number of installment payments to be made.

Full refund annuity

A participant will receive a reduced benefit for life, payable in equal monthly installments, under this option. If the participant dies before receiving the full guaranteed single lump sum value of his or her benefit, determined at the date of retirement, the balance will be paid to the participant’s beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

Social Security equalization

This option allows a participant who retires early to receive an increased monthly payment from the Pension Plan until the participant is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Pension Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Lump sum payments

A participant may elect to receive their retirement benefit in a single lump sum calculated to be the actuarial equivalent value of the life-only annuity they would receive at age 65 or a deferred retirement date. If qualified for early retirement, the lump sum will be equal to the actuarial equivalent value of the life-only annuity, determined after application of the Early Retirement Factors described above, or the lump sum value of the age-65 pension, if greater.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates hired on or before December 31, 2021, who are participants in the Pension Plan, including Mr. Larsson and Ms. Stone, are eligible for benefits under our Supplemental Pension Plan. The Supplemental Pension Plan is closed to associates hired or rehired after December 31, 2021, including Messrs. Coughlin and Savman and Ms. Serrano. In 2023 the Board approved changes to the Plan to freeze additional future service benefits after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. None of the NEOs are Transition Participants.

The Supplemental Pension Plan was created to provide deferred compensation to highly compensated individuals in an effort to promote continuity of management and increase incentive and personal interest in the welfare of the company on the part of those who are primarily responsible for shaping and executing our long-range plans and securing our continued growth and financial success.

74 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Our Supplemental Pension Plan was designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under the Pension Plan and the balance is paid out under the Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of any benefit that accrues on or after January 1, 2007, unless the sum of the participant’s attained age and credited vesting years equals or exceeds 65 and, while employed by us, the participant has reached age 50 and has completed at least ten credited vesting years. Mr. Larsson will become vested in the Plan in 2029 and Ms. Stone in 2028 if they remain employed by us. Five credited vesting years are required for any benefit that accrued prior to January 1, 2007. Neither Mr. Larsson nor Ms. Stone earned a benefit prior to January 1, 2007.

As part of the enrollment process, a participant elected benefits to be paid following termination in one of the following four ways:

•   in a lump sum within 60 days of termination of employment;

•   in a lump sum deferred until January 1 of the year following termination of employment;

•   in five equal annual installments commencing in January of the year following termination of employment; or

•   in ten equal annual installments commencing in January of the year following termination of employment (applicable for benefit accruals beginning January 1, 2019).

If no election is made, the participant’s election will default to a lump sum payment within 60 days. Participants may change their benefit payment elections any time up to one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.

Benefits under our Supplemental Pension Plan are unsecured and generally are payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year.

Non-Qualified Deferred Compensation

Our sole non-qualified defined contribution deferred compensation plan is our Supplemental Savings Plan.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[1] ($)	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year[3] ($)
Stefan Larsson	242,152	273,626	391,366	0	2,520,489
Melissa Stone	21,462	22,907	36,916	0	703,313
David Savman	32,635	58,272	29,583	0	210,028
Zachary J. Coughlin	98,611	114,777	121,979	0	759,507
Eva Serrano	0	44,679	19,614	0	132,200

1   Amounts are reported in the Summary Compensation Table, other income for 2025.

2   Amounts are not reported in the Summary Compensation Table.

3   The amounts shown include amounts that were reported in the Summary Compensation Table. The aggregate of the previously reported amounts is $1,189,151 for Mr. Larsson, $334,279 for Mr. Coughlin, $68,413 for Mr. Savman and $61,135 for Ms. Serrano.

Supplemental Savings Plan

Our Supplemental Savings Plan (“SSP”) is a non-qualified defined contribution plan that was designed to work in conjunction with our 401(k) plan to provide key executives and certain “highly compensated associates” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The SSP is available to associates with a minimum base salary of $200,000 who are eligible for and participate in our 401(k) plan, including all our current U.S.-based NEO’s.

Participants may elect a deferral rate of up to 75% of base pay for their contributions. Deferrals are directed first to a participant’s 401(k) plan account up to the maximum amount of eligible contributions and pay permissible under the Code. SSP contributions for the year do not begin until the maximum permitted contributions have been made under our 401(k) plan. Eligible pay under the SSP includes all pay categories under our 401(k), as well as bonus payouts, which cannot be deferred into the 401(k) plan for associates

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 75

eligible to participate in the SSP. Participants may elect to defer up to 75% of bonus compensation into their SSP. Effective January 1, 2026, participants may not elect to contribute more than a combined total of 75% of base pay into the 401(k) and SSP. SSP deferrals begin with the first paycheck of the year and continue throughout the year, occurring simultaneously with a participant’s 401(k) deferrals.

For the SSP, PVH makes matching contributions equal to 100% of the first 1% of plan-eligible compensation contributed by a participant, and 50% of the next 5% of plan-eligible compensation contributed by the participant. The company makes an automatic contribution equal to 3.5% of compensation that exceeds the IRS annual compensation limit into the SSP, regardless of participation in the Plan. The automatic contribution is made first into the 401(k) on eligible compensation up to the IRS compensation limit, and then in the SSP on eligible compensation over the limit. In addition, SSP-eligible associates receive the automatic contribution of 3.5% of their bonus compensation in the SSP. Associates not eligible to participate in the SSP receive the automatic contribution in our 401(k) plan for any bonus compensation.

The SSP is a non-qualified unfunded plan. For plan years prior to 2022, participant contributions and our matching contributions were not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, contributions to the SSP were retained as part of our general assets. Therefore, these benefits are dependent on our ability to pay them when they become due. For plan years after 2021, the company established a rabbi trust to hold and invest contributions made for the SSP. The assets of the rabbi trust are general assets of the company and, as such, would be subject to the claims of our creditors in the event of bankruptcy or insolvency.

Participant contributions, as well as our matching contributions, made before 2022 for participating NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on the first business day of each calendar year. Ms. Stone also has a small portion of her pre-2022 account balance in shares of PVH phantom stock, which are payable in cash following termination of her employment with PVH. She may transfer the value of her phantom stock account into the 10-year Treasury bill account at any time (subject to the restrictions under the PVH Insider Trading Policy). Participant contributions and company contributions made in 2022 and later may be measured against various investment options. Participants’ accounts may appreciate and/or depreciate depending upon the performance of their investment choices.

A participant’s contributions in the SSP are immediately fully vested. The company contributions vest after two years or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

As part of the enrollment process, participants can elect to have their vested amount under the SSP distributed following termination in one of the following four ways:

•   in a lump sum within 30 days of termination of employment;

•   in a lump sum deferred until January 1 of the year following termination of employment;

•   in five equal annual installments commencing in January of the year following termination of employment; or

•   in ten equal annual installments commencing in January of the year following termination of employment (applicable for contributions made beginning January 1, 2019).

If no election is made, the participant’s election will default to a lump sum payment within 30 days. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. For contributions made prior to 2022, payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year. For contributions made in 2022 and later, payments delayed pursuant to Section 409A will be measured against the investment funds elected by the participant.

76 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Potential Payments Upon Termination and
Change in Control Provisions

We maintain certain agreements, plans, and programs that require us to provide compensation to our NEOs in the event of a termination of employment or a change in control. For more information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 64.

The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO as of the end of 2025, other than Mr. Coughlin, who voluntarily terminated his employment without good reason and Ms. Serrano, who was separated from the organization, in each case on December 31, 2025. The assumptions used are set forth below the last table.

Stefan Larsson[1]	Voluntary Termination on February 1, 2026	Retirement at February 1, 2026	Death at February 1, 2026	Disability at February 1, 2026	Termination Without Cause or for Good Reason on February 1, 2026	Termination for Cause at February 1, 2026	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2026[2]
Severance value[3]	$0	$0	$0	$0	$8,700,000	$0	$8,700,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	0	0	0	0	0
Value of unvested RSUs[6]	0	0	8,186,808	8,186,808	0	0	8,186,808
Value of unvested PSUs[7]	0	0	6,648,702	3,825,637	3,825,637	0	6,648,702
Welfare benefits value[8]	0	0	0	0	51,622	0	51,622
Total	$0	$0	$14,835,510	$12,012,445	$12,577,259	$0	$23,587,132
Melissa Stone	Voluntary Termination on February 1, 2026	Retirement at February 1, 2026	Death at February 1, 2026	Disability at February 1, 2026	Termination Without Cause or for Good Reason on February 1, 2026	Termination for Cause at February 1, 2026	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2026[2]
Severance Value[3]	$0	$0	$0	$0	$1,599,992	$0	$1,599,992
Performance Incentive Bonus Plan[9]	0	0	275,000	203,143	203,143	0	275,000
Value of “in the money” unexercisable stock options[5]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of unvested RSUs[6]	0	0	666,005	666,005	0	0	666,005
Value of unvested PSUs[7]	0	0	0	0	0	0	0
Welfare benefits value[8]	0	0	0	0	51,622	0	51,622
Total	$0	$0	$941,005	$869,148	$1,854,757	$0	$2,592,619

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 77

Lea Rytz Goldman	Voluntary Termination on February 1, 2026	Retirement at February 1, 2026	Death at February 1, 2026	Disability at February 1, 2026	Termination Without Cause or for Good Reason on February 1, 2026	Termination for Cause at February 1, 2026	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2026[2]
Severance value[3,10]	$0	$0	$0	$60,377	$1,777,650	$0	$1,777,650
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of unvested RSUs[6]	0	0	1,086,498	1,086,498	0	0	1,086,498
Value of unvested PSUs[7]	0	0	465,508	125,921	125,921	0	465,508
Welfare benefits value[8]	0	0	0	0	0	0	0
Total	$0	$0	$1,552,006	$1,272,796	$1,903,571	$0	$3,329,656
Fredrik Olsson	Voluntary Termination on February 1, 2026	Retirement at February 1, 2026	Death at February 1, 2026	Disability at February 1, 2026	Termination Without Cause or for Good Reason on February 1, 2026	Termination for Cause at February 1, 2026	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2026[2]
Severance value[3,10,11]	$0	$0	$0	$0	$2,837,129	$0	$2,837,129
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of unvested RSUs[6]	0	0	972,317	972,317	0	0	972,317
Value of unvested PSUs[7]	0	0	183,317	0	0	0	183,317
Welfare benefits value[8]	0	0	0	0	0	0	0
Total	$0	$0	$1,155,634	$972,317	$2,837,129	$0	$3,992,763
David Savman	Voluntary Termination on February 1, 2026	Retirement at February 1, 2026	Death at February 1, 2026	Disability at February 1, 2026	Termination Without Cause or for Good Reason on February 1, 2026	Termination for Cause at February 1, 2026	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2026[2]
Severance value[3]	$0	$0	$0	$0	$3,300,000	$0	$3,300,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of unvested RSUs[6]	0	0	1,107,950	1,107,950	0	0	1,107,950
Value of unvested PSUs[7]	0	0	558,874	253,009	253,009	0	558,874
Welfare benefits value[8]	0	0	0	0	51,622	0	51,622
Total	$0	$0	$1,666,824	$1,360,960	$3,604,631	$0	$5,018,446

78 / PVH Corp. 2026 Proxy Statement / Executive Compensation Tables

Zachary J. Coughlin	Voluntary Termination on December 31, 2025
Severance Value	$0
Value of accelerated PSUs	0
Welfare benefits value	23,609
Total	$23,609
Eva Serrano	Termination without cause or for good reason on December 31, 2025
Severance value	$3,400,000
Value of accelerated PSUs	82,225
Welfare benefits value	128,402
Total	$3,610,627

Ms. Serrano became entitled to severance pursuant to the provision of her employment agreement governing termination of employment by PVH without cause or by Ms. Serrano for good reason. See the discussion under the heading “Employment Contracts” beginning on page 64. Among other things, Ms. Serrano is entitled to receive severance equal to two times the sum of her base salary plus her target bonus amount; severance is payable over a two-year period. She also was entitled to receive medical coverage through December 31, 2025.

1   Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

2   In the event of a change in control with no termination of employment in which the equity awards are not assumed by the acquirer, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value and Welfare benefits value. In the event of a change in control with no termination of employment in which equity awards are assumed by the acquirer, the NEO would not be entitled to receive any of the amounts set forth in this column.

3   Severance is calculated in accordance with the applicable NEO’s employment agreement and for termination without cause or for good reason, is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved. In the event of their disability, Ms. Rytz Goldman and Mr. Olsson are entitled to receive statutory payments under Dutch law. See pages 65-66 for applicable multiples and further detail.

4   If a participant is employed by PVH on the last day of the applicable performance cycle the participant would receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on February 1, 2026, each NEO would have been entitled to receive his or her actual bonus and the termination event or change in control would not have triggered a payment.

5   Represents the value of unexercisable “in the money” stock options outstanding as of February 1, 2026, the vesting of which would accelerate upon death, disability, a change in control or retirement. The value is equal to the difference between the closing price of our common stock on January 30, 2026, the last business day of 2025, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our common stock receivable upon exercise.

6   Represents the value of unvested RSUs as of February 1, 2026, the vesting of which would accelerate upon death, disability, a termination of employment without cause or for good reason after a change in control, or retirement. The value is equal to the closing price of our common stock on January 30, 2026, the last business day of 2025, multiplied by the number of shares of our common stock receivable upon vesting.

7   Represents the payout levels (discussed below) of the unvested PSUs as of February 1, 2026, multiplied by the closing price of our common stock on January 30, 2026, the last business day of 2025. In the event of death or a change in control, the amounts shown are based on the amounts that would otherwise have been payable for the performance cycle if the target level of performance had been achieved. In the event of retirement, disability or termination without cause or for good reason, the amounts shown are based on estimated performance as of February 1, 2026, as the actual performance for the entire performance period was not known as of February 1, 2026. In the event of (i) death, (ii) disability, (iii) change in control or (iv) termination without cause or for good reason for PSU awards granted in 2023 and 2024, the amounts payable in respect of the PSU awards granted during 2023, 2024 and 2025 are prorated approximately 94%, 60% and 27%, respectively, representing the portion of the relevant performance cycle actually worked by our NEOs as of February 1, 2026. In the event of a termination without cause or for good reason, no amounts are reflected for the PSU awards granted in 2025, as a participant whose employment is terminated before the first anniversary of grant will not receive a payout.

8   The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on February 1, 2026. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years.

9   A participant generally must be employed by PVH on the payout date to receive a bonus under our Annual Management Bonus Plan.

10 Potential severance payments upon termination for Ms. Rytz Goldman and Mr. Olsson have been translated at the euro-to-U.S. dollar exchange rate of 1.1851, which was the closing rate on January 31, 2026, the last business day of 2025.

11 Mr. Olsson is entitled to a severance payment of a multiple of 1.67 times the sum of his base salary for twelve months and an amount equal to the bonus that would be payable if target-level achievement was achieved under the annual bonus plan in which Mr. Olsson participates which for the purpose of this chart would equate to $3,562,411.

Executive Compensation Tables / PVH Corp. 2026 Proxy Statement / 79

CEO Pay Ratio

We are required to provide the ratio of the annual total compensation paid to Mr. Larsson, the Chief Executive Officer in 2025, to the annual total compensation of our median associate, excluding Mr. Larsson’s compensation. SEC rules permit us to use the same median associate identified in our pay ratio disclosure in 2025, subject to certain exceptions. In our case, the median associate had a significant change in circumstance and, as a result, we determined that it is not appropriate to use the same associate for this year’s disclosure. We did not otherwise have a significant change in our associate population or compensation arrangements.

We selected November 3, 2025, as the determination date for identifying our median associate. As of that date, we had 27,325 associates, with 8,412 associates based in the United States and 18,913 associates located outside of the United States. Of these associates, approximately 30% worked in or were assigned to offices, approximately 63% worked in retail stores and approximately 7% worked in warehouse and distribution facilities. Approximately 42% of our workforce is part-time. Our use of seasonal workers is not significant to our overall population. We do not use a significant number of temporary associates.

Methodology

The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of the median associate for purposes of this disclosure, were as follows:

•   We identified the median associate by using the actual earnings of our full-time, part-time, seasonal and temporary associates, which consisted of cash compensation, as compiled from our payroll records.

•   We measured associate earnings using the one-year period ended October 31, 2025.

•   Compensation paid in foreign currencies was converted to U.S. dollars using the foreign exchange rate monthly average for November 2025.

•   As permitted under SEC rules, we excluded all of our associates in Brazil (398), Ireland (360), Malaysia (238), New Zealand (230), and Czechia (56) who were employed on November 3, 2025 and collectively constituted less than 5% of our total associate populations.

•   After giving effect to the exclusion, 8,412 associates in the United States and 17,631 outside of the United States were considered to identify the median associate.

Calculation

We determined that our median associate was a part-time, hourly retail store sales associate who works in Torino, Italy. The 2025 annual total compensation for our median associate was $23,461. The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $16,165,385. The estimated ratio of our CEO’s annual total compensation to our median associate’s total compensation for 2025 is 689 to 1.

80 / PVH Corp. 2026 Proxy Statement / CEO PAY RATIO

Pay Versus Performance Table

In accordance with SEC rules, the following table sets forth information with respect to how “compensation actually paid” (“CAP”) to our NEOs aligns with company performance. CAP is an SEC-defined term that does not necessarily reflect the amounts ultimately realized by the NEOs or how the Compensation Committee views the link between company performance and NEO compensation. In addition, a significant portion of CAP relates to changes in the fair value of unvested equity awards over the course of each year. Unvested equity awards remain subject to risk from forfeiture and vesting conditions and potential future declines in value based on changes in the price of our common stock. The ultimate values actually realized by our NEOs from unvested equity awards cannot be determined until the awards vest.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of initial fixed $100 investment based on4
Year	Summary Compensation Table Total for CEO[1] ($)	Compensation Actually Paid to CEO[2] ($)	Average Summary Compensation Table Total for Other NEOs[1] ($)	Average Compensation Actually Paid to Other NEOs[3] ($)	PVH Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income[5] ($ thousands)	Non-GAAP Earnings Before Interest and Taxes[6] ($ thousands)
2025	16,165,385	(1,144,750)	4,272,028	952,540	73.70	68.73	25,300	790,535
2024	16,278,038	1,029,384	4,353,536	2,403,575	103.49	84.99	598,500	865,200
2023	15,613,904	31,275,630	4,868,455	6,435,205	140.02	78.65	663,600	951,795
2022	12,139,075	9,531,057	3,912,972	3,363,964	101.26	89.13	200,400	908,543
2021	14,714,208	15,456,925	5,199,568	3,543,319	106.89	96.33	952,300	983,494

1   Column (b) contains compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for Mr. Larsson, our Chief Executive Officer. Column (d) contains the average of the compensation amounts reported in the “Total” column of the SCT for our NEOs other than our Chief Executive Officer (“Other NEOs”) for each of the years listed. The Other NEOs are as follows:

•  2025: Messrs. Coughlin, Savman and Olsson, and Mses. Rytz Goldman, Stone and Serrano;

•  2024: Messrs. Coughlin and Savman and Martijn Hagman, our former Chief Executive Officer, PVH Europe, and Mses. Rytz Goldman and Serrano;

•  2023: Messrs. Coughlin and Hagman, and Ms. Serrano and Julie A. Fuller, our former Executive Vice President, Chief People Officer;

•  2022: Messrs. Coughlin and Hagman, Ms. Fuller, James W. Holmes, previously our Interim CFO, Mark D. Fischer, Executive Vice President, General Counsel and Secretary, and Patricia Donnelly, our former CEO PVH Americas and CK Global;

•  2021: Messrs. Holmes and Coughlin, Mses. Fuller and Donnelly, Michael A. Shaffer, our former Chief Operating & Financial Officer, and Cheryl Abel-Hodges, our former Chief Executive Officer, Calvin Klein.

2   Compensation actually paid to our CEO in each of the years listed reflects the respective amounts set forth in column (b) of the table above, adjusted in accordance with SEC rules. The adjustments for 2025 are set forth in the table below. The dollar amounts in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

Adjustments to determine CAP to the Chief Executive Officer for 2025:
2025
Summary Compensation Table Column	$16,165,385
Subtract aggregate change in the actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT	(45,080)
Subtract amounts reported under the “Stock Awards” column in the SCT	(12,200,530)
Add the fair value of awards granted during the covered year that remain unvested as of covered year end*	7,215,132
Add (subtract) the change in fair value of awards granted in any prior year that were outstanding and unvested as of the covered year end*	(10,545,502)
Add (subtract) the change in fair value of awards granted in any prior year that vested during the covered year*	(1,734,155)
Compensation Actually Paid to CEO	$(1,144,750)

*  The fair values of our market-based PSUs are estimated as of each measurement date using the Monte Carlo simulation model, using assumptions updated for each measurement date. The fair values of our non-market-based PSUs are equal to the closing price of our common stock on each measurement date, reduced for the present value of any dividends expected to be paid on our common stock, as these contingently issuable PSUs do not accrue dividends. Changes in fair value of awards granted in any prior year are measured by comparing fair value as of the end of the covered year (for awards unvested as of the covered year-end) or at vesting (for awards that vested during the covered year) to the fair value as of the end of the prior year.

PVH Corp. 2026 Proxy Statement / 81

3   Compensation actually paid to our Other NEOs in each of the years listed reflects the respective amounts set forth in column (d) of the table above, adjusted in accordance with SEC rules. The adjustments for 2025 are set forth in the table below. The dollar amounts in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our Other NEOs during the applicable year.

Adjustments to determine CAP to Other NEOs for 2025:
2025
Average SCT Total for Other NEOs	$4,272,028
Subtract amounts reported under the “Stock Awards” column in the SCT	(2,028,297)
Add the fair value of awards granted during the covered year that remain unvested as of covered year end*	597,587
Add (subtract) the change in fair value of awards granted in any prior year that were outstanding and unvested as of the covered year end*	(429,598)
Add (subtract) the change in fair value of awards granted in any prior year that vested during the covered year*	(117,881)
Subtract the fair value of awards granted in any prior year that were forfeited during the covered year*	(1,341,299)
Average Compensation Actually Paid to Other NEOs	$952,540

*  The fair values of our market-based PSUs are estimated as of each measurement date using the Monte Carlo simulation model, using assumptions updated for each measurement date. The fair values of our non-market-based PSUs are equal to the closing price of our common stock on each measurement date, reduced for the present value of any dividends expected to be paid on our common stock, as these contingently issuable PSUs do not accrue dividends. Changes in fair value of awards granted in any prior year are measured by comparing fair value as of the end of the covered year (for awards unvested as of the covered year-end) or at vesting (for awards that vested during the covered year) to the fair value as of the end of the prior year.

4   We utilized the S&P 500 Apparel, Accessories & Luxury Goods Index for our peer group TSR in 2020 and 2021. We are no longer included in the S&P 500 Apparel, Accessories & Luxury Good Index and, as a result, no longer use it as our industry peer group. We are now in the S&P 1500 Apparel, Accessories & Luxury Goods Index (the “New Index”), which we utilized for our 2022, 2023, 2024 and 2025 peer group TSR and in the stock performance graph required by Item 201(e) of Regulation S-K. The New Index TSR amount for 2021 is $104.29. TSR assumes an initial investment of $100 in our common stock on February 1, 2021, and reinvestment of dividends. A hypothetical $100 investment in the New Index using the same methodology is shown for comparison.

5   Reflects Net Income in the company’s Consolidated Statements of Operations included in the company’s Annual Report on Form 10-K for the applicable fiscal year.

6   The company-selected financial measure is EBIT on a non-GAAP basis. We calculate our EBIT on a non-GAAP basis by starting with our GAAP results and then apply a list of adjustments and exclusions approved by the Compensation Committee when it makes performance-based awards. See reconciliations on Exhibit A.

Pay Versus Performance: Most Important Measures

In the company’s assessment, the following chart lists the most important financial performance measures we use to link compensation actually paid to the NEOs, as determined in accordance with SEC rules, to company performance for 2025. The Compensation Discussion & Analysis discusses the ways we use these measures in our NEO compensation program and how they are important to and linked with our performance.

Most Important Financial Performance Measures
EBIT Relative TSR Revenue ROIC

82 / PVH Corp. 2026 Proxy Statement / PAY VERSUS PERFORMANCE TABLE

Relationship between Compensation Actually Paid and Performance Measures

The following charts describe the relationships between CAP and the company’s financial performance as measured by our cumulative TSR, net income, and EBIT, which is the measure we have designated as our “company selected metric” under SEC rules, as well as the relationship between our TSR and peer group TSR. EBIT results are calculated on a non-GAAP basis, as described above in this section.

PVH TSR vs. Peer Group TSR vs. CAP
PVH Net Income vs. CAP
PVH Non-GAAP EBIT vs. CAP

PAY VERSUS PERFORMANCE TABLE / PVH Corp. 2026 Proxy Statement / 83

Equity Compensation Plan
Information

The following table provides information as of February 1, 2026, with respect to shares of our common stock that may be issued under our Stock Incentive Plan, our sole equity compensation plan, which was approved by our stockholders. We have no equity compensation plans that were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,355,997[1]	$22.75[2]	3,184,927
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,355,997	$22.75	3,184,927

1   Consists of (a) 1,275,875 shares of common stock underlying RSUs, (b) 668,622 shares of common stock underlying PSUs and (c) 411,500 shares of common stock underlying stock options.

2   The weighted average exercise price does not take into account performance shares but does include RSUs. Excluding the RSUs, which have no exercise price, the weighted average exercise price is $93.27.

84 / PVH Corp. 2026 Proxy Statement / EQUITY COMPENSATION PLAN INFORMATION

Proposal 3
Approval of Amendments to the Stock Incentive Plan

Introduction and Board Recommendation

Our Stock Incentive Plan (referred to in this section as the “Stock Incentive Plan” or the “Plan”) was approved initially by stockholders at our 2006 Annual Meeting of Stockholders. The Plan has been amended, and its material terms have been re-approved, by stockholders several times in the past 20 years. The Plan permits the grant to our associates, directors, consultants and advisors of (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) RSUs, (5) stock appreciation rights (“SARs”), (6) performance shares and PSUs, and (7) other stock-based awards, each of which we refer to as an “award.”

The Board has approved the amendments to the Plan, upon the recommendation of the Compensation Committee and subject to stockholder approval, to (i) add 1,068,000 additional shares to the pool of shares of our common stock available for issuance under the Plan and (ii) modify the method of counting shares underlying full value awards for purposes of the limits on awards that may be granted under the Plan so that each share underlying awards of RSUs and PSUs (and restricted stock and other stock-based awards) granted on or after June 18, 2026 is counted as 1.72 shares (instead of 1.6 shares, which is the current counting method).

The Board of Directors recommends a vote FOR the amendments to the Stock Incentive Plan.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

If the amendments to the plan are not approved by stockholders, it will continue as currently in effect until it expires on April 29, 2030 or such earlier date as may be determined by the Board. As of April 20, 2026, approximately 2,106,392 shares remain available to be awarded under the Plan. This remaining amount is insufficient to meet our ongoing equity compensation requirements and we are seeking a number of shares and a modification to how we count shares underlying full value awards that, together with the current reserve, we estimate would enable us to continue making grants over the next approximately two years based on estimates of our stock price and grant requirements.

We believe this would put us in line with market practices for shares reserves. Stockholder approval of the additional shares and the modification to the method of counting shares underlying full value awards under the Plan will provide us with flexibility in structuring our executive compensation arrangements going forward and give us an appropriate supply of shares for equity incentives to recruit, hire, motivate and retain the talent required to successfully execute our business plans.

Information Regarding Burn Rate and Dilution

Burn Rate

As detailed in the table below, our three-year average burn rate, which we define as the number of shares of our common stock subject to time-based and performance-based equity awards granted in a fiscal year divided by the weighted average shares of our common stock outstanding for that fiscal year, is 1.49%.

Fiscal Year	Stock Options Granted (A)	Total Number of Time-Based Full Value Awards (FVA) Granted (B)	Total Number of Performance- Based FVA Granted at Target (C)	Weighted Average Basic Shares of Common Stock Outstanding (D)	One-Year Burn Rate (A+B+C)/D	Total Number of Performance- Based FVA Granted at Target
2025	—	876,397	42,081	48,061,189	1.91%	191,492
2024	58,300	521,606	54,982	55,987,598	1.13%	127,272
2023	86,200	652,485	139,138	61,020,298	1.44%	122,240
Three-Year Average Burn Rate					1.49%

PVH Corp. 2026 Proxy Statement  /  85

Dilution

Dilution is commonly measured by “overhang,” which generally refers to the amount of total potential dilution to current stockholders that could result from future issuance of the shares reserved under an equity compensation plan. As of April 20, 2026, there were 2,611,651 shares of our common stock subject to outstanding equity awards under the Stock Incentive Plan, including 384,500 shares subject to stock options and 2,227,151 full value awards (i.e., RSUs and PSUs), based on the maximum number of shares potentially payable under outstanding PSUs. The weighted average exercise price of our outstanding stock option awards was $94.26 as of April 20, 2026, and the weighted average remaining term was 4.86 years. An additional 2,106,392 shares of our common stock remained available to be awarded and 46,074,047 shares of common stock were outstanding as of that date. We are requesting an additional 1,068,000 shares of our common stock for issuance under the Stock Incentive Plan. Based on the foregoing, we estimate the total potential dilution level to be 11.16% on a fully diluted basis.

Stock Incentive Plan Design Highlights Our Commitment to Compensation Best Practices

The Stock Incentive Plan includes a number of key features described below that are designed to protect our stockholders’ interests and that reflect our commitment to best practices and effective management of equity compensation.

•        No “evergreen” provision. There is no automatic increase in the number of shares available for issuance; increases in shares available for issuance under the Plan requires stockholder approval.

•        Individual Annual Award Limit. The maximum aggregate number of shares with respect to which awards may be granted in any calendar year to any one participant (other than a non-employee director) is 1,000,000 shares.

•        Director Annual Compensation Limit. The maximum aggregate number of shares with respect to which awards may be granted during any 12-month period to any one non-employee director is limited to a number that, when combined with any cash fees or other compensation paid to such director during such 12-month period, does not exceed $750,000 in total value.

•        No Discounted Stock Options or Stock Appreciation Rights. Stock options and SARs cannot be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•        No Repricing. There can be no repricing of stock options and SARs (including the reduction in the exercise price of stock options or SARs or the replacement of stock options or SARs with cash or another award) without stockholder approval.

•        No Liberal Share Recycling. Shares tendered in payment of the exercise price of an award, shares withheld by us to satisfy withholding obligations, and shares covered by an SAR to the extent it is exercised (whether or not shares are actually issued upon such exercise), are not added back to the reserve of shares available for issuance under the Plan.

•        Minimum Vesting Requirement. Awards are subject to a minimum three-year restriction period, which may at the discretion of the Compensation Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition (as such terms are defined in the Plan). Under no circumstances can the vesting of an award occur within one year of the date of grant, except that we are entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares authorized for issuance under the Plan.

•        No Single-Trigger Acceleration. The Plan does not provide for automatic acceleration of vesting of equity awards upon a change in control of the company unless awards are not assumed or continued in connection with the change in control.

•        No Dividends on Unvested Awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unvested awards.

•        No Automatic Grants. The Plan does not provide for “reload” or other automatic grants to participants.

•        Awards Subject to Clawback Policy. Awards granted pursuant to the Plan are subject to mandatory repayment to us to the extent the participant is, or in the future becomes, subject to (x) our “clawback” (recoupment) policy or (y) any law, rule, requirement or regulation that imposes mandatory recoupment.

•   No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

86 / PVH Corp. 2026 Proxy Statement / Proposal 3: Approval of Amendments to the Stock Incentive Plan

The following summary of certain features of the Stock Incentive Plan, as well as the definitions of each type of award, is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit D.

Nature and Purpose of the Stock Incentive Plan

The purposes of the Stock Incentive Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors, consultants, or advisors to, PVH and our present and future subsidiaries; to attract new individuals to enter into such employment or service; and to encourage such individuals to secure or increase on reasonable terms their stock ownership in PVH. The Board of Directors believes the Plan promotes continuity of management and increased incentive and personal interest in our welfare by those who are or may become primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success.

Eligibility to Receive Awards

The Stock Incentive Plan provides that awards may be granted to our associates, non-employee directors, consultants and advisors, except that incentive stock options may be granted only to associates. The approximate number of associates eligible to participate in the Stock Incentive Plan is 1,500.

Duration and Modification

The Stock Incentive Plan terminates on April 29, 2030, or such earlier date as may be determined by the Board of Directors; however, outstanding awards granted under the Plan prior to its expiration do not terminate until the respective termination dates provided for in such awards. The Board may amend, suspend or terminate the Plan at any time, although stockholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable law.

Administration

The Stock Incentive Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time (referred to in this discussion as the “Committee”). The Committee must consist of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The members of the Committee are appointed annually by the Board. Subject to the provisions of the Plan, the Committee has the authority to (1) select the people to whom awards are to be granted, (2) determine whether and to what extent awards are to be granted, (3) determine the size and type of awards, (4) approve forms of award agreement, which may include provisions stating that employment for a specified period will not be required for vesting of an award upon the occurrence of the death, disability, retirement or qualifying termination of a participant as set forth in an award agreement (or otherwise provided for in a participant’s employment agreement with the company), (5) determine the terms and conditions applicable to awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) subject to certain limitations, amend any outstanding award, (8) construe and interpret the Plan and any award agreement and apply its provisions, and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Plan. The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant awards to participants who are not “insiders” subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee are final and binding, including on PVH, our subsidiaries, associates, directors, consultants, advisors and their respective estates and beneficiaries.

Securities Subject to the Stock Incentive Plan

The number of shares of our common stock that currently may be issued under the Plan is 23,425,589, which includes:

•        the 3,000,000 shares included in the Plan when it was initially approved;

•        the 4,400,000 shares added to the Plan pursuant to an amendment approved by stockholders in 2009;

•        the 4,500,000 shares added to the Plan pursuant to an amendment approved by stockholders in 2012;

•        the 1,442,940 shares added to the Plan in connection with our acquisition of The Warnaco Group, Inc. in 2013;

•        the 3,000,000 shares added to the Plan pursuant to an amendment approved by stockholders in 2015;

•        the 3,000,000 shares added to the Plan pursuant to an amendment approved by stockholders in 2020;

•        the 2,989,000 shares added to the Plan pursuant to an amendment approved by stockholders in 2023; and

•   the 1,093,649 shares now registered under the Plan that became available due to the cancellation, termination or expiration of outstanding stock options under our prior stock plans, as provided by the terms of the Plan.

Proposal 3: Approval of Amendments to the Stock Incentive Plan / PVH Corp. 2026 Proxy Statement / 87

Any of the shares available for issuance under the Plan may be used for any type of award under the Plan. The total shares subject to the Plan include shares that are subject to outstanding awards, shares that are still available to be awarded, and shares that have been issued as the result of exercise or vesting of awards. Neither the total number of shares subject to the Plan nor the shares available under the Plan take into account that for the purposes of making grants and calculating the usage of shares under the Plan, each share underlying a stock option (or SAR) is counted as one share but each share underlying our awards of RSUs and PSUs (and restricted stock and other stock-based awards) is counted as 2.0 shares if granted prior to June 22, 2023, as 1.6 shares if granted on or after June 22, 2023 and prior to June 18, 2026 and as 1.72 shares if granted on or after June 18, 2026.

As of April 20, 2026, awards representing 24,217,110 shares have been granted under the Plan. This total takes into account how we calculate share usage for RSU, PSU and certain other awards granted under the Plan, as described in the preceding paragraph. Shares are not considered as having been used (i) if they are deliverable under an award granted that expires or is cancelled, forfeited, settled in cash or otherwise settled without the delivery of shares or (ii) if they are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction. Furthermore, shares tendered in payment of the exercise price of an award, shares withheld by us to satisfy withholding obligations, and shares covered by a SAR to the extent it is exercised (whether or not shares are actually issued upon such exercise), will not be added back to the reserve of shares available for issuance under the Plan. The shares issued pursuant to awards may be authorized but unissued shares or treasury shares.

The market value of a share of our common stock as of April 20, 2026, was $98.38.

Individual Limits

The maximum aggregate number of shares with respect to which awards may be granted in any calendar year to any one participant who is not a non-employee director is 1,000,000.

Director Annual Compensation Limit

The maximum aggregate number of shares with respect to which awards may be granted during any 12-month period to any one non-employee director in respect of the director’s service as a member of the Board or a committee of the Board is a number that, when combined with any cash fees or other compensation paid to such director during such 12-month period in respect of the director’s service on the Board or a committee of the Board, cannot exceed $750,000 in total value. The Board may make exceptions to this limit for the independent director who is serving as Chair or presiding director, as applicable, provided the director receiving such additional compensation may not participate in the decision to award such compensation.

Stock Options

Under the Stock Incentive Plan, the per share exercise price of any stock option cannot be less than the fair market value of our common stock on the grant date, which is (i) the closing sale price of a share on the NYSE on the grant date or (ii) if there is no sale of shares on that date, the closing sale price of a share on the last trading date on which sales were reported on the NYSE. The per share exercise price of any incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the company cannot be less than 110% of the fair market value of our common stock on the grant date.

Each stock option granted under the Stock Incentive Plan will be evidenced by an award agreement (in written or electronic form) that will specify the exercise price, the term of the stock option, the number of shares to which the stock option pertains, and such other terms and conditions as the Committee determines. In no event may a stock option granted under the Plan be exercised more than ten years after the grant date. Moreover, an incentive stock option granted to any one participant who owns stock representing more than 10% of the voting power of all classes of stock of the company may not be exercised more than five years after the grant date. Optionees will not have any rights to dividend equivalents.

An award of stock options will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition (as such terms are defined in the Stock Incentive Plan). In no event may the vesting of stock options occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of our common stock authorized for issuance under the Plan, including the additional shares subject to this proposal.

Payment for shares issued upon exercise of a stock option generally may be made in cash, by delivery of shares of our common stock owned by the optionee, or by any other method permitted by the Committee or combination of permitted payment methods.

88 / PVH Corp. 2026 Proxy Statement / Proposal 3: Approval of Amendments to the Stock Incentive Plan

Stock Appreciation Rights

Each SAR grant will be evidenced by an award agreement that will specify the exercise price, the term of the SAR, and such other terms and conditions as the Committee determines. The grant price of SARs may not be less than 100% of the fair market value of our common stock on the grant date. SARs granted under the Stock Incentive Plan expire as determined by the Committee, but in no event later than ten years from the grant date. Grantees will not have any rights to dividend equivalents.

An award of SARs will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of an award of SARs occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of common stock authorized for issuance under the Plan, including the additional shares subject to this proposal.

Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of our common stock on the date of exercise over the grant price and (ii) the number of shares of our common stock for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of common stock owned by the grantee or in some combination thereof.

Restricted Stock and RSUs

Each restricted stock or restricted stock unit grant will be evidenced by an award agreement (in written or electronic form) that will specify the periods of restriction, the number of shares of restricted stock or RSUs granted, and such other terms and conditions as the Committee determines. The initial value of an RSU will equal the fair market value of our common stock on the grant date.

An award of restricted stock or RSUs will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of restricted stock or RSUs occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of our common stock authorized for issuance under the Plan, including the additional shares subject to this proposal.

In the Committee’s discretion, holders of restricted stock may be credited with dividends with respect to all shares held, and holders of RSUs may receive dividend equivalents. Dividends credited to holders of restricted stock will be paid to the holders only if and when the underlying shares of restricted stock vest. Dividend equivalents credited to holders of RSUs will be paid to the holders only if and when the underlying RSUs are settled. RSUs (and any dividend equivalents) may be settled in shares of our common stock, cash or a combination thereof, in the Committee’s discretion.

Performance Shares and PSUs

Each performance share and PSU grant will be evidenced by an award agreement (in written or electronic form) that will specify the applicable performance period and performance measure(s), the number of performance shares or PSUs granted, and such other terms and conditions as the Committee determines.

The initial value of performance shares and PSUs will equal the fair market value of a share of our common stock on the grant date. An award of performance shares or PSUs will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of performance shares or PSUs occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of our common stock authorized for issuance under the Plan, including the additional shares subject to this proposal.

Performance shares and PSUs granted under the Plan may not provide participants with the right to receive dividends or dividend equivalents. Earned performance shares or PSUs may be settled in shares of our common stock, in cash or a combination thereof, in the Committee’s discretion. The Committee may provide that settlement of performance shares or PSUs will be deferred, on a mandatory basis or at the election of the participant.

Proposal 3: Approval of Amendments to the Stock Incentive Plan / PVH Corp. 2026 Proxy Statement / 89

Other Stock-Based Awards

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares of our common stock based on the attainment of performance goals, payment of shares of our common stock as a bonus in lieu of cash based on performance goals, and the payment of shares of our common stock in lieu of cash under our other incentive or bonus programs. The Committee has the discretion to determine the vesting of any such award, provided that, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition, there will be a minimum vesting period of three years for all awards, which may in the Committee’s discretion lapse on a prorated, graded or cliff basis (as specified in the award agreement). In no event may the vesting of a stock-based award occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares of our common stock authorized for issuance under the Plan, including the additional shares subject to this proposal. An award with a payment of shares in lieu of cash under any of our other incentive or bonus programs will not be subject to a minimum vesting period.

In the Committee’s discretion, holders of other stock-based awards may be credited with dividends or dividend equivalents, which may be settled in shares of our common stock, cash or a combination thereof, in the Committee’s sole discretion. Any dividends or dividend equivalents credited to holders of other stock-based awards will be paid to the holders only if and when the underlying stock-based awards vest and are settled.

Performance-Based Awards

The Committee may grant Performance Shares, PSUs, or other performance-based awards. For any such award, the Committee will establish the performance objectives from one or more of the following measures or such other performance measures as the Committee may determine: earnings; EBIT; earnings before interest, taxes, depreciation and amortization; earnings per share; economic value created; market share; net income (before or after taxes); operating income; adjusted net income after capital charge; return on assets; return on capital (based on earnings or cash flow); return on equity; return on investment; revenue; cash flow; operating margin; share price; total stockholder return; total market value; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals; goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology; goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and goals relating to environmental, social and governance criteria. The targeted performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the selected performance measure(s) will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, Management’s Discussion and Analysis, or other filings with the SEC.

Clawback/Recoupment

Any award granted pursuant to the Plan will be subject to mandatory repayment to PVH by the participant who holds such award (i) to the extent set forth in the Plan or an award agreement or (ii) to the extent the participant is, or in the future becomes, subject to (A) any PVH “clawback” or recoupment policy or (B) any law, rule, requirement or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

Non-Transferability of Awards

An award granted under the Stock Incentive Plan generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner. Awards can be transferred by will or by the laws of descent or distribution. In addition, an award agreement for an award other than incentive stock options can provide for the award to be transferred for no consideration to a member of the grantee’s immediate family.

90 / PVH Corp. 2026 Proxy Statement / Proposal 3: Approval of Amendments to the Stock Incentive Plan

Adjustments Upon Changes in Capitalization

In the event of any equity restructuring (within the meaning of FASB Accounting Standards Certification Topic 718), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large nonrecurring cash dividend, the Committee must cause an equitable adjustment in the number and kind of shares that may be delivered under the Stock Incentive Plan, in the individual award limits, and, with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price, or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. In such a case, unless otherwise determined by the Committee, the number of shares subject to any award will always be rounded down to a whole number. Any adjustment made by the Committee is conclusive.

Change in Control

If outstanding awards are assumed or continued

If a qualifying termination of the participant’s employment occurs during the two-year period following a change in control, all outstanding stock options and SARs will become immediately exercisable, and any period of restriction or other restrictions imposed on restricted stock, RSUs, PSUs or other stock-based awards will lapse. In addition, all incomplete performance periods in respect of awards of performance shares, PSUs and each other performance-based award will end on the date of the change in control and the performance goals applicable to such awards will be deemed satisfied based on the level of performance achieved as of the date of the change in control, if determinable, or at the target level, if not determinable. Notwithstanding the foregoing, if less than 50% of the relevant performance period has elapsed as of the date of the change in control, then the performance goals applicable to such award will be deemed satisfied at the target level. Each performance-based award will thereafter become a time-based award and will vest and become payable to the participant on the earlier to occur of the participant’s qualifying termination during the two-year period following the occurrence of the change in control and the date the award otherwise vests in accordance with the award agreement.

If outstanding awards are not assumed or continued

In the event of a change in control in which outstanding awards are not assumed or continued:

(i)    all outstanding stock options and SARs will be terminated and participants will receive, for each share subject to the stock options or SARs held, cash equal to the excess of the fair market value of our common stock immediately prior to the occurrence of the change in control over the stock option exercise price or the SAR grant price, as applicable;

(ii)   all outstanding restricted stock, RSUs and other stock-based awards will be terminated and participants will receive, for each share subject to an award, cash equal to the fair market value of our common stock immediately prior to the occurrence of the change in control; and

(iii)  all outstanding performance shares, PSUs and other performance-based awards will be terminated and participants will receive, for each share subject to an award, cash equal to the fair market value of our common stock immediately prior to the occurrence of the change in control. Each performance share, performance share unit and other performance-based award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid based on the level of performance achieved as of the date of the change in control, if determinable, or at the target level, if not determinable. Notwithstanding the foregoing, if less than 50% of the relevant performance period has elapsed as of the date of the change in control, then the performance goals applicable to such award will be deemed satisfied at the target level.

The Committee has the authority to provide for automatic full vesting and exercisability of awards held by certain participants affected by a subsidiary disposition.

With respect to awards (or portions of awards) that are considered deferred compensation under Section 409A of the Code, if an event or condition constituting a change in control does not constitute a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of a corporation’s assets” with respect to PVH (each within the meaning of Section 409A of the Code), the event or condition will continue to constitute a change in control solely with respect to vesting of awards (or portion thereof) or a lapse of any applicable restrictions on awards, and not for purposes of determining whether the settlement or payment of an award (or portion thereof) will be accelerated under the Stock Incentive Plan. The prior sentence will not apply to awards (or portions thereof) that qualify as short-term deferrals for purposes of Section 409A of the Code.

Proposal 3: Approval of Amendments to the Stock Incentive Plan / PVH Corp. 2026 Proxy Statement / 91

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the Stock Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is intended that the Plan and any awards granted thereunder will comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to PVH. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered part of the optionee’s income.

The sale of shares received pursuant to the exercise of an incentive stock option that satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to PVH. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after such incentive stock option is exercised. In addition, an optionee generally must be a PVH associate, or an associate of one of our subsidiaries at all times between the date of grant and the date three months before exercise of such incentive stock option. If an incentive stock option is exercised more than three months after the termination of an optionee’s employment with us, the stock option will be treated as a nonqualified stock option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares of our common stock acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We generally will be entitled to a deduction equal to the amount of such ordinary income.

If an optionee makes payment of the option price by delivering shares of our common stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, that is not so recognized will be excluded from the optionee’s basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise a stock option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period.

Nonqualified Stock Options

No income will be recognized by an optionee at the time a nonqualified stock option is granted. Ordinary income will be recognized by an optionee at the time a nonqualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and we will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

We will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount that the optionee is required to include in the optionee’s income upon the exercise of a nonqualified stock option.

If an optionee makes payment of the option price by delivering shares of our common stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, that is not so recognized will be excluded from the optionee’s basis in the new shares received.

Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a nonqualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any nonqualified stock option will be equal to the sum of the exercise price of such nonqualified stock option and the amount included in income with respect to such stock option. If an optionee transfers a stock option by gift, the optionee will recognize ordinary income at the time the transferee exercises the stock option. We will be required to report the ordinary income recognized by the optionee, and to withhold income and employment taxes, and pay our share of employment taxes, with respect to such ordinary income. The optionee may also be subject to federal gift tax on the value of the transferred stock option at the time the transfer of the stock option is considered completed for gift purposes. The Internal Revenue Service takes the position that the transfer is not complete until the stock option is fully vested.

92 / PVH Corp. 2026 Proxy Statement / Proposal 3: Approval of Amendments to the Stock Incentive Plan

Stock Appreciation Rights

No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Restricted Stock, RSUs, Performance Shares and PSUs

A participant generally will not have taxable income upon grant of restricted stock, RSUs, performance shares, or PSUs. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards

A participant generally will recognize income upon receipt of the shares subject to award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award granted under the Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer, to the chief financial officer and to each of the next three most highly compensated executive officers as well as certain current and former officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

New Plan Benefits

The amounts that may be received under the Stock Incentive Plan in the future are not determinable, as the Stock Incentive Plan, as amended, will not be effective unless and until approved by our stockholders, and such amounts will depend on actions of the Committee, the performance of PVH and the value of our common stock. For details on the equity compensation grants made to our NEOs under the Stock Incentive Plan in 2025, see “Grants of Plan-Based Awards” on page 63, and for details on the equity compensation grants made to our non-employee directors in 2025, see “Director Compensation” beginning on page 35.

Proposal 3: Approval of Amendments to the Stock Incentive Plan / PVH Corp. 2026 Proxy Statement / 93

Proposal 4
Ratification of the
Appointment of Auditors

As a matter of good corporate governance, the Board of Directors is asking stockholders to ratify the selection of the independent auditor even though such ratification is not required. If our stockholders disapprove of the selection, the Board will ask the Audit & Risk Management Committee to reconsider the selection for the fiscal year ending January 30, 2028, as it would be impracticable to replace our auditors so late in our current fiscal year.

The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The Committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending January 31, 2027. Ernst & Young or one of its predecessors has served continuously as our auditors since 1938. The Committee Chair is actively involved and consults with other members of the Committee regarding the appointment of Ernst & Young’s lead engagement partner. The Audit & Risk Management Committee evaluated Ernst & Young’s institutional knowledge and experience, quality of service, sufficiency of resources, and quality of the team’s communications and interactions, as well as the teams’ objectivity and professionalism. As a result, the Committee and the Board believe the continued retention of Ernst & Young to serve as our auditors is in the best interests of PVH and our stockholders.

We expect representatives of Ernst & Young to attend the meeting. Those individuals will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Fees Paid to Auditors

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended February 1, 2026 and February 2, 2025, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during those years, and for other services rendered on our behalf during those fiscal years. All such fees were pre-approved by the Audit & Risk Management Committee.

	2025 ($)	2024 ($)
Audit Fees[1]	9,722,000	9,000,000
Audit-Related Fees[2]	351,000	201,000
Tax Fees[3]	2,267,288	1,979,865
All Other Fees[4]	190,000	190,000

1   Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements, and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements and fees that are related to accounting consultations concerning financial accounting and reporting standards.

2   Includes fees that are related to certain attestation services related to financial reporting.

3   Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of $406,456 in 2025 and $313,361 in 2024.

4   Includes fees for services other than those reported in the other three categories. Such fees include an assessment of our cybersecurity program.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations the members deem appropriate. A member’s decision to pre-approve any services using such delegated authority must be presented to the full Committee at its next meeting.

94 / PVH Corp. 2026 Proxy Statement / Proposal 4: Ratification of the Appointment of Auditors

Audit Committee Report

PVH management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, and reviews PVH’s financial reporting process on behalf of the Board of Directors.

The Audit & Risk Management Committee, in evaluating and selecting the independent auditors, considers, among other things, external data on the audit quality of the audit firm, including recent Public Company Accounting Oversight Board (“PCAOB”) reports; the audit firm’s industry experience, capabilities, and approach in handling the breadth and complexity of PVH’s global operations; the quality and consistency of the audit firm’s personnel and communication; the appropriateness of the audit firm’s fees; and the independence and objectivity of the audit firm.

As part of its oversight of PVH’s financial statements and reporting process, the Committee has met and held discussions with management, internal auditing staff and Ernst & Young LLP, the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the auditors’ independence from PVH and PVH management. The Committee also has considered whether the independent auditors’ provision of non-audit services to PVH is compatible with the auditors’ independence.

The Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of PVH’s internal controls, and the overall quality of PVH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in PVH’s Annual Report on Form 10-K for the year ended February 1, 2026, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the independent auditors.

The members of the Committee reviewed and met with management and the independent auditors on a quarterly basis to discuss PVH’s earnings releases and, as applicable, PVH’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Committee also reviews and, when needed, meets to discuss earnings guidance issued other than in quarterly earnings releases.

Audit & Risk Management Committee

Brent Callinicos, Chair
Jesper Andersen
Ajay Bhalla
Kate Gulliver
Amy McPherson

AUDIT COMMITTEE REPORT / PVH Corp. 2026 Proxy Statement / 95

Security Ownership of Certain Beneficial Owners and Management

5% Stockholders

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our common stock as of the record date for the meeting.

The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
FMR LLC[1] 245 Summer Street Boston, MA 02210	6,717,443	14.6
Pzena Investment Management, LLC[2] 320 Park Avenue, 8th Floor New York, NY 10022	6,465,818	14.0
Blackrock, Inc[3] 50 Hudson Yards New York, NY 10001	4,342,928	9.4
Dimensional Fund Advisors LP4 6300 Bee Cave Road, Building One Austin, TX 78746	3,025,514	6.6
Vanguard Capital Management[5] 100 Vanguard Blvd. Malvern, PA 19355	2,416,452	5.2

1   FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), is the beneficial owner of 6,717,443 shares of our common stock, including 5,341,238 shares with respect to which it has sole voting power and as to all 6,717,443 shares of which it has sole dispositive power. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 6,717,443 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: FIAM LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940; Fidelity Diversifying Solutions LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940; Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; Fidelity Management & Research Company LLC, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940; Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; and Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of April 30, 2026, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on May 7, 2026, with the SEC.

2   Pzena Investment Management, LLC (“Pzena”), an investment adviser registered under section 203 of the Investment Advisers Act, may be deemed the beneficial owner of 6,465,818 shares of our common stock, including 5,340,898 shares with respect to which it has sole voting power and as to all 6,465,818 shares of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of June 30, 2025, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Pzena on July 11, 2025, with the SEC.

3   BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed the beneficial owner of 4,342,928 shares of our common stock, including 4,151,726 shares with respect to which it has sole voting power and as to all 4,342,928 shares of which it has sole dispositive power. The following entities own shares included in the above ownership: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock Fund Advisors; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Fund Managers Ltd. Information (other than percentage ownership) reported on the table and in this footnote is as of June 30, 2025, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on July 17, 2025, with the SEC.

4   Dimensional Fund Advisors LP (“Dimensional”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed the beneficial owner of 3,025,514 shares of our common stock, including 2,956,024 shares with respect to which it has sole voting power and as to all 3,025,514 shares of which it has sole dispositive power. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases,

96 / PVH Corp. 2026 Proxy Statement

subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, the “Dimensional Entities”) may possess voting and/or investment power over the securities of the company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the company held by the Funds. However, all securities reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information (other than percentage ownership) reported on the table and in this footnote is as of June 30, 2025, and is based on the Statement of Beneficial Ownership on Schedule 13G filed by Dimensional on July 15, 2025, with the SEC.

5   Vanguard Capital Management (“Vanguard Capital”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), is the beneficial owner of 2,416,452 shares of our common stock, including 350,349 shares with respect to which it has sole voting power and as to all 2,416,452 shares of which it has sole dispositive power. The above ownership reflects the securities beneficially owned, or deemed to be beneficially owned, by Vanguard Capital Management LLC (“Vanguard Capital LLC”) and the following affiliates of Vanguard Capital LLC or business divisions of such affiliates: Vanguard Asset Management Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisers, LLC and Vanguard Investments Australia Ltd. The above ownership includes securities held by Vanguard funds, or sleeves thereof, over which Vanguard Capital LLC exercises dispositive power, in addition to securities held by clients over which the affiliates or business divisions of such affiliates indicated above exercise dispositive and/or voting power. The above ownership does not include securities, if any, beneficially owned by other subsidiaries or affiliates of Vanguard Capital LLC, or business divisions of such subsidiaries, whose ownership of securities is disaggregated from that of the reporting business unit in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of March 31, 2026, and is based on the Statement of Beneficial Ownership on Schedule 13G filed by Vanguard Capital on April 30, 2026 with the SEC.

Directors, Nominees for Director, and Executive Officers

The following table presents certain information with respect to the number of shares of our common stock beneficially owned as of the record date by the following individuals:

• Each of our directors

• Each of the nominees for director

• Our NEOs

• Our directors, the nominees for director, and our executive officers, as a group

Each of the individuals named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

	Amount Beneficially Owned[1]	Percent of Class
Jesper Andersen	3,512	*
Ajay Bhalla	6,572	*
Michael M. Calbert	86,036[2]	*
Brent Callinicos	21,940	*
George Cheeks	11,154	*
Zachary J. Coughlin	0	*
Kate Gulliver	2,776	*
Stefan Larsson	447,016	*
G. Penny McIntyre	21,776	*
Amy McPherson	18,083	*
Lea Rytz Goldman	3,278	*
Fredrik Olsson	1,369	*
David Savman	6,640	*
Eva Serrano	5,729	*
Melissa Stone	6,549	*
Amanda Sourry	18,083	*
All Directors, Nominees for Director and Executive Officers as a Group (18 People)	688,126	1.5

*   Less than 1% of class.

1   The figures in the table are based upon information furnished to us by our directors, nominees for director, and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our 401(k) plan. Participants in our 401(k) plan who make investments in the PVH Stock Fund may direct the vote of shares of common stock held for their benefit in the trust for the PVH Stock Fund.

2   Includes an aggregate of 65,700 shares held by trusts for the benefit of Mr. Calbert and his wife (42,000 shares) and trusts for each of his three children (7,900 shares each).

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (rounded to the nearest full share): Melissa Stone, 375 shares; and all of our directors, nominees for director and executive officers as a group, 1,086 shares.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT / PVH Corp. 2026 Proxy Statement / 97

The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in our 401(k) plan who have cast votes with respect to their investment in the Fund, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the common stock held in the trust. An executive officer who is not an NEO is one of the two members of that committee. The figures in the table do not include shares in the trust for the Fund to the extent that, as members of the committee, they may be deemed to have beneficial ownership of such shares. There were 182,268 shares of common stock (0.4% of the outstanding shares) held in the trust as of the record date.

The table also includes the following shares that each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Stefan Larsson, 265,275 shares; and all of our directors, nominees for director and executive officers as a group, 265,275 shares.

The table also includes the following shares of common stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Jesper Andersen, 2,776 shares; Ajay Bhalla, 2,776 shares; Brent Callinicos, 2,776 shares; George Cheeks, 2,776 shares; Kate Gulliver, 2,776 shares; Amy McPherson, 2,776 shares; Amanda Sourry, 2,776 shares; and all of our directors, nominees for director and executive officers as a group, 19,925 shares.

The table also includes the following shares of common stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally until the date on which the director separates from service as a director (but in some cases to a date not within 60 days of the record date): Michael M. Calbert, 13,874 shares; G. Penny McIntyre, 20,776 shares; and all of our directors, nominees for director and executive officers as a group, 34,650 shares.

98 / PVH Corp. 2026 Proxy Statement / SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Delinquent Section 16(a) Reports

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, and on representations from our officers and directors, all filing requirements under Section 16(a) were complied with during the fiscal year ended February 1, 2026, except for the Form 4 Statement of Changes in Beneficial Ownership that was filed five business days late in connection with an RSU grant to Erik Graf, our Executive Vice President and Corporate Controller, on December 16, 2025. The late filing was due to an administrative error.

DELINQUENT SECTION 16(A) REPORTS / PVH Corp. 2026 Proxy Statement / 99

General Information
About the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH Corp. to be used at the Annual Meeting of Stockholders on Thursday, June 18, 2026, and at any adjournment or postponement thereof.

Our principal executive offices are located at 285 Madison Avenue, New York, New York 10017.

“Green” Initiative

Pursuant to SEC rules, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended February 1, 2026, excluding the exhibits (which we refer to as the “proxy materials”), to our stockholders via the Internet instead of mailing printed copies. This process gives our stockholders quicker access to the proxy materials, reduces the costs of printing and mailing the proxy materials, and lessens the environmental impact of our Annual Meeting. Accordingly, on or around May 8, 2026, we began sending to our stockholders a Notice Regarding the Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials online, how to request a printed set of proxy materials, and how to vote your shares.

If you received a printed copy of the Notice but would like to enroll in our electronic delivery service, you may do so at any time by going to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, please check the information in the proxy materials provided to you by your bank or broker to determine if you can receive these documents electronically in the future.

If you receive more than one copy of the Notice at the same address (perhaps because you share that address with another stockholder), you can opt to save us the cost of mailing duplicates by participating in what is known as “householding.” To opt into householding, or if you no longer wish to participate in householding and would prefer to receive a separate Notice or set of proxy materials, please send your written request, with account information, to the Secretary of PVH at the address shown above.

Who Can Vote

Common stockholders of record at the close of business on April 20, 2026, the record date for the meeting, will be entitled to one vote for each share of our common stock then held. As of the record date, there were 46,074,047 shares of common stock outstanding.

Who Can Attend

Attendance at the meeting will be limited to holders of record as of the record date of our common stock or their proxies, beneficial owners, and invited guests of PVH.

How to Attend

Our Annual Meeting will be “virtual” — conducted exclusively online via live webcast. You will be able during the virtual meeting to vote your shares electronically, submit questions, and view the list of stockholders entitled to vote at the meeting if you register in advance by following the directions below.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 18, 2026. Online check-in will begin promptly at 8:30 a.m., EDT, and you should allow ample time for the online check-in procedures. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Stockholders of Record: Holders of record can participate in the virtual meeting by registering at www.proxydocs.com/pvh. After registering, you will receive a confirmation email and a second email approximately one hour prior to the start of the meeting with a unique link to the virtual meeting.

100  /  PVH Corp. 2026 Proxy Statement

Beneficial Owners: If you hold shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your brokerage firm to attend the meeting. To access the site with a control number, visit www.proxydocs.com/brokers/pvh.

After you register using the control number, you will receive a confirmation email and a second email approximately one hour prior to the start of the meeting with a unique link to the virtual meeting.

Technical Assistance

If you want to confirm in advance that you are able to access the meeting, or if you experience technical difficulties during the check-in process or during the meeting, you can get technical support beginning at 9:00 a.m. CDT on May 11, 2026, through the conclusion of the meeting by contacting EQ Shareowner Services at 1-800-469-9716.

How to Vote

By Internet and telephone: If you are a record owner, you may vote your proxy on the Internet at www.proxydocs.com/pvh. To vote by telephone in the U.S. or Canada, dial toll-free 1-866-883-3382.

By written proxy: If you are a record owner, you can mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you received a Notice or the proxy materials electronically, you may request a proxy card by following the instructions on the Notice.

At the virtual meeting: If you are a record owner, you may vote electronically during the meeting by following the instructions at www.proxydocs.com/pvh.

If you hold your shares in a bank or brokerage account, you will receive instructions on how you may vote from your bank or broker.

How We Will Treat Incomplete Proxies

The shares represented by any proxy solicited by the Board of Directors will be voted in accordance with the stockholder’s directions unless the proxy is revoked. If we receive a valid submitted proxy card or an electronic ballot that does not include voting instructions for one or all of the proposals, we will vote the shares represented FOR each of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

How to Change Your Vote or Revoke Your Proxy

If you are a stockholder of record, you may revoke your proxy or change your vote before the meeting by sending a written revocation to the Secretary of PVH, or by granting a new proxy bearing a later date (which automatically revokes the earlier proxy). You may change your vote by voting online during the meeting (until the polls close), but you may not revoke a previously submitted proxy once the meeting begins. If you intend to revoke your proxy by providing written notice to the Secretary, please email a copy of your notice to CorporateSecretary@pvh.com. If you are a beneficial owner and you wish to change your vote or revoke your proxy, please contact your bank, brokerage firm or other custodian, nominee, or fiduciary. Shares represented by proxies will be voted at the meeting unless revoked.

Stockholder List

Any stockholder as of the record date who has a purpose germane to the meeting may view a complete list of stockholders entitled to vote at the meeting during the ten-day period before the meeting. To request access to the stockholder list, send an email to CorporateSecretary@pvh.com, stating the purpose of the request and providing proof of ownership of our common stock.

How to Submit Questions

Prior to the meeting, stockholders as of the record date may submit written questions via www.proxydocs.com/pvh. During the meeting, stockholders may submit questions in real-time by accessing the virtual meeting site at www.proxydocs.com/pvh. We will try to answer as many questions as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate, or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING / PVH Corp. 2026 Proxy Statement / 101

Abstentions and Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor.

Abstentions and broker non-votes will be included in the determination of the number of shares present at the meeting for quorum purposes.

Required Vote for Each Proposal

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

Proposal	Board recommendation	Vote required to pass	Effect of abstentions	Effect of broker non-votes
Election of directors	FOR each nominee	Majority of votes cast	No effect	No effect
Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote on this matter	Same effect as a vote AGAINST	No effect
Approval of amendments to PVH Corp.’s Stock Incentive Plan	FOR	Majority of shares present and entitled to vote on this matter	Same effect as a vote AGAINST	No effect
Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2026	FOR	Majority of shares present and entitled to vote on this matter	Same effect as a vote AGAINST	No effect/not applicable

Other Matters Presented at the Annual Meeting

In accordance with the requirements of advance notice described in our By-Laws, no stockholder nominations or stockholder proposals other than those included in this Proxy Statement will be presented at the Annual Meeting. The Board of Directors does not intend to present any matter of business at the meeting other than those described in this Proxy Statement. However, if other matters properly come before the meeting, the individuals named in the enclosed form of proxy will vote any proxies in accordance with their judgment.

Stockholder Proposals for the 2027 Annual Meeting

If you wish to present a proposal at our 2027 Annual Meeting of Stockholders and want that proposal included in our Proxy Statement, we must receive the requisite information on or before January 8, 2027.

Director Nominations for Inclusion in 2027 Proxy Statement

If you wish to nominate a person for election as a director at our 2027 Annual Meeting of Stockholders and want the nominee included in our Proxy Statement pursuant to the proxy access provisions of our By-Laws, we must receive notice between December 9, 2026, and January 8, 2027. The notice must contain the information required by our By-Laws.

Other Stockholder Proposals

If you intend to present a proposal or nominate a person for election as a director at our 2027 Annual Meeting of Stockholders other than as described above, you must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that we receive written notice of the intent to present a proposal or nomination between the close of business on February 18, 2027, and the close of business on March 20, 2027. The notice must contain the information required by our By-Laws.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

102 / PVH Corp. 2026 Proxy Statement / GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Costs of This Proxy Solicitation

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith.

Solicitation may be made by mail, telephone, or in-person. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, D.F. King & Co., Inc. will aid in the solicitation of proxies for a fee of $11,000 plus expenses.

Interests of Certain Persons in Matters to Be Acted Upon

No director or executive officer of PVH who has served at any time since the beginning of the 2025 fiscal year, and no nominee for election as a director, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Mark D. Fischer

Secretary

New York, New York
May 8, 2026

GENERAL INFORMATION ABOUT THE ANNUAL MEETING / PVH Corp. 2026 Proxy Statement / 103

Exhibit A

GAAP to Non-GAAP Reconciliations

(Dollars and shares in millions, except per share data)

2025
	GAAP	Adjustments(1)	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue – Consolidated	$8,950			$(251)	$8,699
Europe, the Middle East and Africa (“EMEA”)	4,274			(249)	4,025
Americas	2,740			3	2,743
Asia-Pacific (“APAC”)	1,516			(6)	1,510
Licensing	421

Tommy Hilfiger	4,771			(159)	4,612
Calvin Klein	3,964			(90)	3,875
Earnings Before Interest and Taxes (“EBIT”)	$231	$(560)	$791
Net Income per Common Share Calculation
Net Income	$25	$(528)	$553
Total Shares for Diluted Net Income per Common Share	49		49
Diluted Net Income per Common Share (“EPS”)	$0.52		$11.40
2024
	GAAP	Adjustments(2)	Non-GAAP
Revenue – Consolidated	$8,653
EMEA	4,064
Americas	2,586
APAC	1,576
Licensing	428

Tommy Hilfiger	4,590
Calvin Klein	3,857
EBIT	$772	$(93)	$865
Net Income per Common Share Calculation
Net Income	$599	$(67)	$665
Total Shares for Diluted Net Income per Common Share	57		57
EPS	$10.56		$11.74

1   Adjustments for 2025 represent the elimination of (i) the gain recorded in connection with the sale of our Heritage Brands women’s intimates business (the “Heritage Brands intimates transaction”); (ii) the net restructuring costs related to our multi-year initiative to simplify our operating model by centralizing processes and improving systems and automation to drive more efficient, cost-effective ways of working across the organization (the “Growth Driver 5 Actions”); (iii) the costs incurred in connection with an amendment to Mr. Tommy Hilfiger’s employment agreement pursuant to which we made a cash buyout of a portion of future payments to Mr. Hilfiger (the “Mr. Hilfiger amendment”); (iv) the recognized actuarial loss on retirement plans; and (v) the tax effects associated with the foregoing pre-tax items.

2   Adjustments for February 04, 2024 represent the elimination of (i) the gain recorded in connection with the Heritage Brands intimates transaction, which includes a gain on the sale, less costs to sell; (ii) the costs related to the Heritage Brands intimates transaction, consisting of severance and other termination benefits; (iii) the costs related to actions taken under the plans announced in August 2022 to reduce people costs in our global offices by approximately 10% by the end of February 04, 2024, (the “2022 cost savings initiative”), consisting principally of severance; (iv) the recognized actuarial gain on retirement plans; and (v) the tax effects associated with the foregoing pre-tax items.

PVH Corp. 2026 Proxy Statement / A-1

Reconciliations of GAAP EBIT to EBIT on a non-GAAP basis

(Dollars in Millions)

	2025	2024
EBIT	$231	$772
Items excluded:
SG&A expenses associated with Growth Driver 5 actions	93	33
SG&A expenses associated with the Mr. Hilfiger amendment		51
Goodwill and other intangible asset impairments	480
Actuarial loss (gain) on retirement plans (recorded in non-service related pension and postretirement (cost) income)	(13)	28
Gain in connection with Growth Driver 5 actions (recorded in other gain)		(10)
Gain in connection with the Heritage Brands intimates transaction (recorded in other gain)		(10)
EBIT on a non-GAAP basis	$791	$865

A-2 / PVH Corp. 2026 Proxy Statement / EXHIBIT A

Exhibit B

NEO Employment Agreements

Name	Description	SEC Filing
Stefan Larsson	• Employment Agreement • First Amendment to Employment Agreement	• Current Report on Form 8-K filed on May 22, 2019, Exhibit 10.1 • Current Report on Form 8-K filed on February 1, 2021, Exhibit 10.1
Melissa Stone	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2026, Exhibit 10.22
Lea Rytz Goldman	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 2, 2025, Exhibit 10.23
Fredrik Olsson	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2026, Exhibit 10.23
David Savman	• Employment Agreement and First Amendment to Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 2, 2025, Exhibit 10.22
Zachary J. Coughlin	• Employment Agreement	• Current Report on Form 8-K filed on February 9, 2022, Exhibit 10.1
Eva Serrano	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 4, 2024, Exhibit 10.22

EXHIBIT B / PVH Corp. 2026 Proxy Statement / B-1

Exhibit C

PVH CORP.
STOCK INCENTIVE PLAN

(As Amended and Restated Effective June 18, 2026)

1.  Establishment, Objectives and Duration.

(a)      Establishment of the Plan. PVH Corp. established this incentive compensation plan to permit the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards to the persons and for the purposes described herein. The Plan first became effective on April 27, 2006 (the “Effective Date”), was amended and restated effective April 30, 2009, June 25, 2009, June 23, 2011, April 26, 2012, May 7, 2014, April 30, 2015, April 20, 2020 and June 22, 2023 and had its material terms approved at the 2006, 2011 and 2015 Annual Meeting of Stockholders. Definitions of capitalized terms used in the Plan are contained in the attached glossary, which is an integral part of the Plan.

(b)      Purposes of the Plan. The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

(c)      Duration of the Plan. No Award may be granted under the Plan after April 29, 2030, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.  Administration of the Plan.

(a)      The Committee. Except as otherwise provided in Section 2(d), the Plan shall be administered by the “Committee.” The Committee shall consist of two or more members of the Board. It is intended that all of the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to any person who shall not be an officer and/or director of the Company. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member(s) of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

(b)      Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i)       select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)      determine whether and to what extent Awards are granted hereunder;

(iii)     determine the size and types of Awards granted hereunder;

(iv)     approve forms of Award Agreement for use under the Plan, which may include provisions stating that employment for a specified period will not be required for vesting of an Award upon the occurrence of a Defined Event as set forth in an Award Agreement (or otherwise provided for in a Participant’s employment agreement with the Company or any of its Subsidiaries);

(v)      determine the terms and conditions of any Award granted hereunder;

(vi)     establish performance goals for any Performance Period and determine whether such goals were satisfied;

PVH Corp. 2026 Proxy Statement / C-1

(vii)     amend the terms of any outstanding Award granted under the Plan; provided that, except as otherwise provided in Section 16, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company;

(viii)    construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix)     take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

(c)      Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

(d)      Delegation. As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act, pursuant to such conditions and limitations as the Committee may establish.

3.  Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)      Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 24,293,589. The 24,293,589 shares referred to in the immediately preceding sentence include the 3,000,000 Shares initially included in the Plan as of the Effective Date, 4,400,000 shares added to the Plan as of June 25, 2009, 1,093,649 shares added to the Plan pursuant to paragraph (i) of this Section 3(a) between the Effective Date and August 31, 2012, and 4,500,000 Shares added to the Plan as of April 26, 2012, 1,442,940 shares added to the plan as of February 15, 2013 in connection with the Company’s acquisition of The Warnaco Group, Inc. (“Warnaco”) (of such 1,442,940 shares, 580,023 shares represent outstanding awards under Warnaco’s equity plans assumed by the Company and 862,917 shares represent awards to be issued in the future), 3,000,000 shares added to the Plan as of April 30, 2015; 3,000,000 shares added to the Plan as of April 30, 2020, 2,989,000 shares added to the Plan as of June 22, 2023 and 1,068,000 shares added to the Plan as of June 18, 2026. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(i)       Shares that are potentially deliverable under an Award granted under the Plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.

(ii)      Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan; provided, however, that the Shares referred to in this paragraph (ii) shall not be considered for purposes of determining the number of Shares available for grant as Incentive Stock Options.

Notwithstanding any other provisions herein: (i) shares tendered in payment of the exercise price of an Award shall not be added to the maximum share limitations described above, (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above, and (iii) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b)      Individual Limits. Subject to adjustment as provided in Section 16 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted in any calendar year to any one Participant who is not a Director shall be 1,000,000 Shares.

(c)      Individual Director Limit. Notwithstanding any other provisions herein, the maximum aggregate number of Shares with respect to which Awards may be granted during any 12-month period to any one Director in respect of the Director’s service as a member of the Board or a committee of the Board shall be limited to a number that, combined with any cash fees or other compensation paid to such Director during such 12-month period in respect of the Director’s service on the Board or a committee of the Board, shall not exceed $750,000 in total value, with the value of any such Director Awards based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to this limit for the independent Director who is serving as Chair or presiding director, as applicable, as the Board may determine in its discretion, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

(d)      Share Counting. Each Share underlying a Stock Option or Stock Appreciation Right shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying a combination of Stock Appreciation Right and Stock Option, where the exercise of the Stock Appreciation Right or Stock Option results in the cancellation of the other, shall be

C-2 / PVH Corp. 2026 Proxy Statement / EXHIBIT C

counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying an Award of Restricted Stock, Restricted Stock, Performance Share, Performance Share Units or Other Stock-Based Award granted prior to June 22, 2023 shall be counted as two shares for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying an Award of Restricted Stock, Restricted Stock Unit, Performance Share, PSUs or Other Stock-Based Award granted on or after June 22, 2023 and prior to June 18, 2026 shall be counted as 1.6 shares for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying an Award of Restricted Stock, Restricted Stock Unit, Performance Share, PSUs or Other Stock-Based Award granted on or after June 18, 2026 shall be counted as 1.72 shares for purposes of the limits set forth in Sections 3(a) and 3(b).

4.  Eligibility and Participation.

(a)      Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b)      Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.  Types of Awards.

(a)      Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards.

(b)      Designation of Award. Each Award shall be designated in the Award Agreement.

6.  Options.

(a)      Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)      Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code. Options granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)      Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)      Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e)      Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Option granted under the Plan shall have a minimum period of vesting of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis. However, in no event will the vesting of an Option occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan.

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-3

(f)       Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised and payment of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

(g)      Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h)      Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.  Stock Appreciation Rights.

(a)      Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)      Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine. SARs granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)      Grant Price. The grant price of a freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)      Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

(e)      Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, a SAR granted under the Plan shall have a minimum period of vesting of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis. However, in no event will the vesting of a SAR occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan.

(f)       Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)       the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)      the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g)      Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.  Restricted Stock.

(a)      Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

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(b)      Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c)      Period of Restriction and Other Restrictions. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). However, in no event will the vesting of an Award of Restricted Stock occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed or otherwise been satisfied. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration.

(d)      Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

(e)      Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)       Dividends. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with all Dividends paid with respect to all Shares while they are so held, subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Any such Dividends shall be paid if and when the underlying Shares of Restricted Stock vest.

(g)      Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9.  Restricted Stock Units.

(a)      Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)      Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)      Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)      Period of Restriction. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis. However, in no event will the vesting of an Award of Restricted Stock Units occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan.

(e)      Form and Timing of Payment. Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-5

(f)       Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g)      Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

(h)      Dividend Equivalents. At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which shall be credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to the same restrictions on transferability and forfeitability as the underlying Restricted Stock Units. Any such Dividend Equivalents shall be settled if and when the underlying Restricted Stock Units are settled.

10. Performance Shares and Performance Share Units.

(a)      Grant of Performance Shares and Performance Share Units. Subject to the terms and provisions of the Plan, Performance Shares or Performance Share Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)      Award Agreement. Each grant of Performance Shares or Performance Share Units shall be evidenced by an Award Agreement that shall specify the applicable Performance Period and Performance Measure(s), the number of Performance Shares or Performance Share Units granted, and such other provisions as the Committee shall determine.

(c)      Value of Performance Shares and Performance Share Units. The initial value of a Performance Share or a Performance Share Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)      Period of Restriction. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, an Award of Performance Shares or Performance Share Units shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis. However, in no event will the vesting of an Award of Performance Shares or Performance Share Units occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan.

(e)      Form and Timing of Payment. Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Performance Shares or Performance Share Units shall be made at a specified settlement date that shall not be earlier than the last day of the Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares or Performance Share Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Performance Shares or Performance Share Units shall be deferred, on a mandatory basis or at the election of the Participant.

(f)       Voting Rights. A Participant shall have no voting rights with respect to any Performance Shares or Performance Share Units granted hereunder.

(g)      Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares or Performance Share Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

(h)      Dividends and Dividend Equivalents. Performance Shares and Performance Share Units granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

11. Other Stock-Based Awards.

(a)      Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

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(b)      Period of Restriction. Except upon a termination of employment or, pursuant to Section 17, in the event of a Participant’s Qualifying Termination during the two year period following the occurrence of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 11 shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). However, in no event will the vesting of an Award granted pursuant to this Section 11 occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of Shares authorized for issuance under the Plan. Notwithstanding the above, the payment of Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to the minimum Period of Restriction limitations described above.

(c)      Payment of Other Stock-Based Awards. Subject to Section 11(b) hereof, payment under or settlement of any such Other Stock-Based Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant.

(d)      Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

(e)      Dividends and Dividend Equivalents. At the discretion of the Committee, Other Stock-Based Awards granted pursuant to the Plan may provide Participants with the right to receive Dividends or Dividend Equivalents, which shall be credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to the same restrictions on transferability and forfeitability as the underlying Other Stock-Based Awards. Any such Dividends or Dividend Equivalents shall be paid if and when the underlying Other Stock-Based Awards vest and are settled.

12. Performance Measures.

(a)      The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 12 shall determine the degree of granting, vesting and/or payout with respect to Performance Shares, Performance Share Units or other performance-based Awards. The performance goals to be used for such Awards shall be based on one or more of the following performance measures or such other performance measures as the Committee may determine (the “Performance Measures”): earnings, EBIT, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, TSR, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, and goals relating to environmental, social and governance criteria. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b)      Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC, as well as any other items determined in accordance with Section 18(b).

(c)      Performance goals may differ for Awards granted to any one Participant or to different Participants.

13. Transferability of Awards. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to members of the Participant’s Immediate Family to the extent provided in the Award Agreement, except that no Award may be transferred for consideration.

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-7

14. Taxes. The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a Participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, in the event that an Award of Restricted Stock shall become taxable to a Participant during any Company-imposed blackout period, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

15. Conditions Upon Issuance of Shares.

(a)      Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)      As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

16. Adjustments Upon Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification Topic 718 (f/k/a Financial Accounting Standards No. 123R)), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 16 shall be final, binding, and conclusive.

17. Change in Control and Subsidiary Disposition.

(a)      Change in Control in which Awards are Assumed or Continued. Upon the occurrence of a Change in Control in which outstanding Awards are assumed or continued, the following provisions shall apply to each Award assumed or continued unless otherwise provided in a Participant’s Award Agreement or prohibited under Applicable Laws:

(i)       All outstanding Options and SARs shall become immediately exercisable in the event of a Participant’s Qualifying Termination during the two year period following the Change in Control.

(ii)      Any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse in the event of a Participant’s Qualifying Termination during the two year period following the Change in Control.

(iii)     All incomplete Performance Periods in respect of each Award of Performance Shares, Performance Share Units and each other performance-based Award shall end on the date of the Change in Control and the performance goals applicable to such Award shall be deemed satisfied (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable; provided, however, that, if less than 50% of the relevant Performance Period has elapsed as of the date of the Change in Control, then the performance goals applicable to such Award shall be deemed satisfied at the target level. Each such Performance Share, Performance Share Units and other performance-based Award shall thereafter become a time-based Award and shall vest and become payable to the Participant on the earlier to occur of (x) the Participant’s Qualifying Termination during the two year period following the occurrence of the Change in Control and (y) the date such Award otherwise vests in accordance with the Participant’s Award Agreement.

(b)      Change in Control in which Awards are not Assumed or Continued. Upon the occurrence of a Change in Control in which outstanding Awards are not assumed or continued, the following provisions shall apply to each Award not assumed or continued:

(i)       All outstanding Options and SARs shall be terminated and each Participant shall receive, with respect to each Share subject to the Options or SARs held by the Participant, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; provided,

C-8 / PVH Corp. 2026 Proxy Statement / EXHIBIT C

however, that Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(ii)      All outstanding Shares of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall be terminated and each Participant shall receive, with respect to each Share subject to an Award held by the Participant, an amount in cash equal to the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control.

(iii)     All outstanding Performance Shares, Performance Share Units and other performance-based Awards shall be terminated and each Participant shall receive, with respect to each Share subject to an Award held by the participant an amount in cash equal to the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control. Each such Performance Share, Performance Share Unit and other performance-based Award shall vest on a pro rata monthly basis, including full credit for partial months elapsed, and shall be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable; provided, however, that, if less than 50% of the relevant Performance Period has elapsed as of the date of the Change in Control, then the performance goals applicable to such Award shall be deemed satisfied at the target level.

(c)      Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

18. Amendment, Suspension or Termination of the Plan.

(a)      Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)      Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c)      Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d)      No Repricing. Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Board shall not approve either: (i) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new awards (including Options and SARs) having a lower exercise price; (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof; or (iii) the cancellation of outstanding Options or SARs and the payment of cash in substitution therefore.

19. Clawback/Recoupment. Any Award granted pursuant to the Plan shall be subject to mandatory repayment to the Company by the Participant who holds such Award (i) to the extent set forth in the Plan or an Award Agreement or (ii) to the extent the Participant is, or in the future becomes, subject to (A) any Company “clawback” or recoupment policy or (B) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-9

20. Reservation of Shares.

(a)      The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Rights of Participants.

(a)      Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b)      Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

22. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

23. Legal Construction.

(a)      Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b)      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)      Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)      Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(e)      Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f)       Code Section 409A Compliance. To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

C-10 / PVH Corp. 2026 Proxy Statement / EXHIBIT C

GLOSSARY OF DEFINED TERMS

1. Definitions. As used in the Plan and any Award Agreement, the following definitions shall apply:

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal law, applicable state law, and the rules and regulations of any applicable stock exchange or national market system.

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means an agreement (in written or electronic form) entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “cause”, the definition contained therein shall govern.

“Change in Control” means the first to occur of the following events:

1.   Any Person becomes a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of 25% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

2.   Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.   Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Shares (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-11

Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

4.   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to Awards (or portions of Awards) that are considered deferred compensation under Section 409A, if an event or condition constituting a Change in Control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A), the event or condition shall continue to constitute a Change in Control solely with respect to vesting of the Award (or portion thereof) or a lapse of any applicable restrictions thereto and not for purposes of determining whether the settlement or payment of the Award (or portion thereof) will be accelerated under this Plan. For avoidance of doubt, the prior sentence shall not apply to Awards (or portions thereof) that qualify as short-term deferrals for purposes of Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

“Company” means PVH Corp., a Delaware corporation, and any successor thereto.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity by an Employee is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Defined Event” means the death, disability, Retirement or Qualifying Termination of a Participant.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee and is not designated or elected to serve as a director by the holders of any securities of the Company, other than Shares, voting separately as a class.

“Dividend” means the dividends and other distributions declared and paid on Shares subject to an Award.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means, as of any date, the value of a Share equal to (i) the closing sale price of a Share on the New York Stock Exchange on the date of determination or (ii) if there is no sale of Shares on that date, the closing sale price of a Share on the last trading date on which sales were reported on the New York Stock Exchange.

“Immediate Family” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant’s household (other than a tenant or employee).

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

C-12 / PVH Corp. 2026 Proxy Statement / EXHIBIT C

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6.

“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 11 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance Measures” shall have the meaning set forth in Section 12(a).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

“Performance Share Unit” means an Award granted to a Participant, as described in Section 10 herein.

“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 11 herein.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the PVH Corp. Stock Incentive Plan.

“Proceeds” means, with respect to any sale or other disposition (including to the Company) of Shares acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option, SAR or cash-settled Award, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of Shares sold or disposed of multiplied by the excess of the Fair Market Value per Share at the time of such sale or disposition over the Exercise Price or grant price, as applicable.

“Qualifying Termination” means the termination of a Participant’s employment or service with the Company or any of its Subsidiaries by the Company or a Company Subsidiary without Cause or, with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “good reason,” by the Participant for good reason (as defined in the Participant’s employment agreement).

“Restricted Stock” means an Award granted to a Participant, as described in Section 8.

“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9.

“Retirement” means:

With respect to all Awards made prior to March 19, 2007 and all Awards made to Employees prior to May 3, 2007, a Participant’s termination of employment by the Company and its Subsidiaries at or after age 63 other than for Cause.

With respect to all Awards made to Directors on or after March 19, 2007, the termination of a Director’s service, other than by reason of death or removal for cause (under applicable law), after at least four years of service.

With respect to all Awards made to Employees on or after May 3, 2007, the termination of an Employee’s employment from the Company and its Subsidiaries, other than by reason of death or for Cause, at or after age 62, provided that the Employee has at least five years of employment with the Company and/or any of its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” shall have the meaning set forth in Section 22(f).

“Share” means a share of the common stock, $1.00 par value, of the Company, subject to adjustment pursuant to Section 16.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7.

“Subsidiary” has the meaning ascribed to such term in Code Section 424(f).

“Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

EXHIBIT C / PVH Corp. 2026 Proxy Statement / C-13

PVH Corp.

285 Madison Avenue, New York, NY 10017

PVH.com

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board recommends a vote FOR all of the nominees in Proposal 1, and FOR Proposals 2, 3 and 4. 1.Election of the nominees for director listed below: FOR AGAINST ABSTAIN 1(a)JESPER ANDERSEN 1(b)AJAY BHALLA 1(f)KATE GULLIVER 1(g)STEFAN LARSSON Please fold here – Do not separate 1(c)MICHAEL M. CALBERT 1(d)BRENT CALLINICOS 1(e)GEORGE CHEEKS 1(h)G. PENNY McINTYRE 1(i)AMY McPHERSON 1(j)JUDITH AMANDA SOURRY KNOX 2.Approval of the advisory resolution on executive compensation 3.Approval of the amendments to the Company’s Stock Incentive Plan 4.Ratification of auditors THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. For Against Abstain Date , 2026 Signature(s) in Box Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are jointly held, each stockholder named should sign.

PVH CORP. ANNUAL MEETING OF STOCKHOLDERS June 18, 2026 8:45 a.m. ET The annual meeting will be held virtually. It will be a live webcast and can only be attended online. To register for the virtual meeting, please follow the instructions below: • Visit www.proxydocs.com/pvh on your smartphone, tablet or computer. • As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card. • After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. PVH CORP. 285 Madison Avenue New York, New York 10017 Proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 18, 2026. The shares of stock you hold in your account will be voted as you specify on the reverse side. STEFAN LARSSON and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the COMMON STOCK of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be held virtually, via live webcast, on June 18, 2026, and any adjournments thereof, on the matters printed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted: 1. FOR the election of all of the nominees for director. 2. FOR the approval of the advisory resolution on executive compensation. 3. FOR the approval of the amendments to the Company’s Stock Incentive Plan. 4. FOR the ratification of auditors. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/pvh Use the Internet to vote your proxy. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 16, 2026. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.